--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 13, 2000

                               TeleCorp PCS, Inc.
               (Exact Name of Registrant as Specified in Charter)

                Delaware                  333-36954                 54-1988077
      (State or Other Jurisdiction       (Commission              (IRS Employer
           of Incorporation)             File Number)           Identification No.)

                         1010 N. Glebe Road, Suite 800
                              Arlington, VA 22201
                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code: (703) 236-1100

                        TeleCorp-Tritel Holding Company
         (Former Name or Former Address, if Changed Since Last Report)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS

   Effective 4:02 p.m., November 13, 2000, pursuant to the Agreement and Plan of Reorganization and Contribution, dated as of February 28, 2000, as amended (the "Merger Agreement"), among TeleCorp PCS, Inc. ("TeleCorp"), Tritel, Inc. ("Tritel") and AT&T Wireless Services, Inc. ("AT&T Wireless"), TeleCorp was merged with TTHC First Merger Sub, Inc. ("First Merger Sub") and Tritel was merged with TTHC Second Merger Sub, Inc. ("Second Merger Sub") (the "Mergers"). Each of First Merger Sub and Second Merger Sub were wholly owned subsidiaries of TeleCorp-Tritel Holding Company ("Holding Company"). TeleCorp and Tritel were the surviving entities of the Mergers. Immediately following the Mergers, TeleCorp PCS, Inc. was renamed TeleCorp Wireless, Inc. and TeleCorp-Tritel Holding Company was renamed TeleCorp PCS, Inc. A copy of Holding Company's press release announcing the effectiveness of the Mergers was filed with the TeleCorp PCS, Inc. (f/k/a TeleCorp-Tritel Holding Company) Current Report on Form 8-K dated November 13, 2000 and is incorporated herein by reference.

   At the time of the Mergers:

  . each share of TeleCorp Class A Voting Common Stock, Class C Common Stock, Class D Common Stock and Voting Preference Common Stock issued and outstanding immediately prior to the Mergers was converted automatically into and became exchangeable for one fully paid and non-assessable share of Holding Company Class A Voting Common Stock, Class C Common Stock, Class D Common Stock and Voting Preference Common Stock, respectively;

  . each share of TeleCorp Class B Non-Voting Common Stock issued and outstanding immediately prior to the Mergers was converted automatically into and became exchangeable for one fully paid and non-assessable share of Holding Company Class A Voting Common Stock;

  . each share of TeleCorp Series A Convertible Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock issued and outstanding immediately prior to the Mergers was converted automatically into and became exchangeable for one fully paid and non-assessable share of Holding Company Series A Convertible Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, respectively;

  . each share of Tritel Class A Voting Common Stock and Class B Non-Voting Common Stock issued and outstanding immediately prior to the Mergers was converted automatically into and became exchangeable for 0.76 of one share of Holding Company Class A Voting Common Stock and cash in lieu of any fractional shares;

  . each share of Tritel Class C Common Stock and Class D Common Stock issued and outstanding immediately prior to the Mergers was converted automatically into and became exchangeable for 0.0076 of one share of Holding Company Class E Common Stock and Class F Common Stock, respectively, and 0.7524 of one share of Holding Company Class A Voting Common Stock and cash in lieu of any fractional shares;

  . the Tritel Voting Preference Common Stock owned by E.B. Martin, Jr. was converted into and became exchangeable for the right to receive an aggregate amount of $10 million, which amount was paid to Mr. Martin by Tritel;

  . the Tritel Voting Preference Common Stock owned by William M. Mounger, II was converted into three shares of Holding Company Voting Preference Common Stock;

  . each share of Tritel series A Convertible Preferred Stock and Series D Convertible Preferred Stock issued and outstanding immediately prior to the Mergers was converted automatically into and became exchangeable for one share of Holding Company Series B Preferred Stock and Series G Preferred Stock, respectively; and

  . each share of TeleCorp stock and Tritel stock held in the treasury of TeleCorp and Tritel, respectively, was canceled and extinguished without any conversion thereof and no consideration was paid in exchange therefor.

   In connection with the Mergers, and pursuant to the Merger Agreement, on November 13, 2000, AT&T Wireless contributed to Holding Company the right to acquire certain wireless rights and commitments in the midwestern United States and cash of approximately $20 million in exchange for 9,272,740 restricted shares of Holding Company Class A Voting Common Stock.

   Additionally, on November 13, 2000, the transactions contemplated by that certain Asset Exchange Agreement, dated as of February 28, 2000, among AT&T Wireless PCS, LLC, TeleCorp, TeleCorp PCS, LLC, TeleCorp Holding Corp, Inc., TeleCorp Communications, Inc., TeleCorp Equipment Leasing, L.P. and TeleCorp Realty, LLC were consummated.

   Reference is made to the joint proxy statement/prospectus forming a part of the registration statement of TeleCorp PCS, Inc. (f/k/a/ TeleCorp-Tritel Holding Company) on Form S-4, as amended (file no. 333-36954) for additional information regarding the transactions described above.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

   (a) Financial Statements of Businesses Acquired

     1. The Financial Statements of TeleCorp are included herein beginning at page F-2.

     2. The Financial Statements of Tritel are included herein beginning at page F-54.

   (b) Pro Forma Financial Information

     1. The Unaudited Pro Forma Condensed Combined Financial Statements related to the transactions described above are included herein beginning at page F-91.

   (c) Exhibits

 Exhibit 2.1 Agreement and Plan of Reorganization and Contribution, dated as of February 28, 2000, as amended, among TeleCorp PCS, Inc.,
              Tritel, Inc. and AT&T Wireless Services, Inc. (incorporated by reference to Annex A, Annex B and Annex C of the joint proxy statement/prospectus forming a part of the TeleCorp PCS, Inc.
              registration statement on Form S-4 (file no. 333-36954)).
 Exhibit 23.1 Consent of PricewaterhouseCoopers LLP.
 Exhibit 23.2 Consent of KPMG LLP.
 Exhibit 99.1 Press Release of TeleCorp PCS, Inc. dated November 13, 2000
              (incorporated by reference to the TeleCorp PCS, Inc. Current
              Report on Form 8-K filed on November 13, 2000).

                           FINANCIAL STATEMENTS INDEX

                                                                          Page
                                                                          ----
                              TELECORP PCS, INC.
Report of Independent Accountants........................................  F-2
Consolidated Balance Sheets..............................................  F-3
Consolidated Statements of Operations....................................  F-4
Consolidated Statements of Changes in Stockholders' Equity (Deficit).....  F-5
Consolidated Statements of Cash Flows....................................  F-6
Notes to Consolidated Financial Statements...............................  F-8
                         TRITEL, INC. AND SUBSIDIARIES
Independent Auditors' Report............................................. F-54
Consolidated Balance Sheets.............................................. F-55
Consolidated Statements of Operations.................................... F-56
Consolidated Statements of Members' and Stockholders' Equity............. F-57
Consolidated Statements of Cash Flows.................................... F-58
Notes to Consolidated Financial Statements............................... F-59

                               TELECORP PCS, INC.
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Description of Unaudited Pro forma Condensed Combined Financial
 Statements.............................................................. F-91
Unaudited Pro forma Condensed Combined Balance Sheet as of June 30,
 2000.................................................................... F-92
Unaudited Pro forma Condensed Combined Statement of Operations for the six months ended June 30, 2000.......................................... F-93
Unaudited Pro forma Condensed Combined Statement of Operations for the year ended December 31, 1999............................................ F-94
Notes to Unaudited Pro forma Condensed Combined Financial Statements..... F-95

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
TeleCorp PCS, Inc.:

   In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of TeleCorp PCS, Inc. (the Company) at December 31, 1999 and 1998 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          PRICEWATERHOUSECOOPERS LLP

McLean, Virginia
March 10, 2000

                               TELECORP PCS, INC.

                          CONSOLIDATED BALANCE SHEETS
                    ($ in thousands, except per share data)

                                                December 31,
                                             -------------------   June 30,
                                               1998      1999        2000
                                             --------  ---------  -----------
                                                                  (unaudited)
                  ASSETS
Current assets:
 Cash and cash equivalents.................  $111,733  $ 182,330   $  28,223
 Accounts receivable, net..................        --     23,581      36,514
 Inventory.................................       778     15,802      20,604
 Prepaid expenses and other current
  assets...................................     3,404      3,828       6,344
                                             --------  ---------   ---------
 Total current assets......................   115,915    225,541      91,685
Property and equipment, net................   197,469    400,450     531,034
PCS licenses and microwave relocation
 costs, net................................   118,107    267,682     277,275
Intangible assets--AT&T agreements, net....    26,285     37,908      34,330
Deferred financing costs, net..............     8,585     19,577      18,647
Other assets...............................       283      1,044      13,626
                                             --------  ---------   ---------
 Total assets..............................  $466,644  $ 952,202   $ 966,597
                                             ========  =========   =========
    LIABILITIES, MANDATORILY REDEEMABLE
  PREFERRED STOCK AND STOCKHOLDERS' EQUITY
                 (DEFICIT)
Current liabilities:
 Accounts payable..........................  $ 14,592  $  38,903   $   6,654
 Accrued expenses..........................    94,872     51,977     110,876
 Microwave relocation obligation, current
  portion..................................     6,636     36,122      21,973
 Long-term debt, current portion...........        --      1,361       1,415
 Accrued interest..........................     4,491      1,387       1,555
 Deferred revenue..........................        --      1,709       2,617
                                             --------  ---------   ---------
 Total current liabilities.................   120,591    131,459     145,090
Long-term debt.............................   243,385    639,210     728,129
Microwave relocation obligation............     2,481      2,365       8,128
Accrued expenses and other.................       196      6,541       9,538
                                             --------  ---------   ---------
 Total liabilities.........................   366,653    779,575     890,885
                                             --------  ---------   ---------
Mandatorily redeemable preferred stock,
 issued 255,999, 382,539 and 383,339
 shares, respectively; and outstanding,
 255,215, 382,539 and 383,173 shares,
 respectively, (liquidation preference
 $404,779 as of June 30, 2000, unaudited)..   240,409    360,182     376,129
Deferred compensation......................        (4)        --          --
Preferred stock subscriptions receivable...   (75,914)   (97,001)    (97,001)
                                             --------  ---------   ---------
 Total mandatorily redeemable preferred
  stock, net...............................   164,491    263,181     279,128
                                             --------  ---------   ---------
Commitments and contingencies
Stockholders' equity (deficit):
 Series F preferred stock, par value $.01
  per share, 10,308,676, 14,912,778 and
  14,912,778 shares issued and outstanding,
  respectively (liquidation preference
  $1 as of June 30, 2000, unaudited).......       103        149         149
 Common stock, par value $.01 per share
  issued 49,357,658, 85,592,221 and
  89,047,531, shares, respectively; and
  outstanding 48,805,184, 85,592,221 and
  88,942,943 shares, respectively..........       493        856         890
 Additional paid-in capital................        --    267,442     313,107
 Deferred compensation.....................        (7)   (42,811)    (32,999)
 Common stock subscriptions receivable.....       (86)      (191)       (191)
 Accumulated deficit.......................   (65,003)  (315,999)   (484,372)
                                             --------  ---------   ---------
 Total stockholders' equity (deficit)......   (64,500)   (90,554)   (203,416)
                                             --------  ---------   ---------
 Total liabilities, mandatorily redeemable
  preferred stock and stockholders' equity
  (deficit)................................  $466,644  $ 952,202   $ 966,597
                                             ========  =========   =========

  The accompanying notes are an integral part of these consolidated financial statements.

                               TELECORP PCS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    ($ in thousands, except per share data)

                                                                 For the six months
                          For the year ended December 31,          ended June 30,
                          ----------------------------------  -------------------------
                            1997       1998         1999         1999          2000
                          --------  -----------  -----------  -----------  ------------
                                                              (unaudited)   (unaudited)
Revenue:
 Service................  $    --   $       --   $    41,319  $     6,232  $     88,056
 Roaming................       --            29       29,010        9,487        26,151
 Equipment..............       --           --        17,353        5,649        13,250
                          --------  -----------  -----------  -----------  ------------
 Total revenue..........       --            29       87,682       21,368       127,457
                          --------  -----------  -----------  -----------  ------------
Operating expenses:
 Cost of revenue........       --           --        39,259       10,107        40,433
 Operations and
  development ..........       --         9,772       35,979       15,498        25,535
 Selling and marketing..       304        6,325       71,180       20,925        74,766
 General and
  administrative........     2,637       26,239       92,585       22,441        74,347
 Depreciation and
  amortization..........        11        1,584       55,110       16,491        50,383
                          --------  -----------  -----------  -----------  ------------
 Total operating
  expenses..............     2,952       43,920      294,113       85,462       265,464
                          --------  -----------  -----------  -----------  ------------
 Operating loss.........    (2,952)     (43,891)    (206,431)     (64,094)     (138,007)
Other (income) expense:
 Interest expense.......       396       11,934       51,313       17,107        34,263
 Interest income and
  other.................       (13)      (4,670)      (6,748)      (2,918)       (3,897)
                          --------  -----------  -----------  -----------  ------------
 Net loss...............    (3,335)     (51,155)    (250,996)     (78,283)     (168,373)
Accretion of mandatorily
 redeemable preferred
 stock..................      (726)      (8,567)     (24,124)      (9,896)      (15,889)
                          --------  -----------  -----------  -----------  ------------
 Net loss attributable
  to common equity......  $ (4,061) $   (59,722) $  (275,120) $   (88,179) $   (184,262)
                          ========  ===========  ===========  ===========  ============
Net loss attributable to
 common equity per
 share--basic and
 diluted................  $(111.74) $     (2.19) $     (3.58) $     (1.39) $     (1.84)
                          ========  ===========  ===========  ===========  ============
Weighted average common
 equity shares
 outstanding--basic and
 diluted................    36,340   27,233,786   76,895,391   63,293,065   100,414,647
                          ========  ===========  ===========  ===========  ============


  The accompanying notes are an integral part of these consolidated financial statements.

                               TELECORP PCS, INC.

      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                ($ in thousands)

                                                                                                 Common
                                          Series F                          Addi-                Stock
                                       Preferred Stock    Common Stock      tional   Deferred  Subscrip-  Treasury Stock
                                      ----------------- ------------------ Paid-in   Compen-     tions    ----------------
                                        Shares   Amount   Shares    Amount Capital    sation   Receivable  Shares   Amount
                                      ---------- ------ ----------  ------ --------  --------  ---------- --------  ------
Balance,
 December 31,
 1996...........                             --   $--       43,124   $  2  $    --   $    --     $ --          --    $--
Issuance of
 common stock
 for cash.......                             --    --        6,875    --        --        --       --          --     --
Accretion of
 mandatorily
 redeemable
 preferred
 stock..........                             --    --          --     --        --        --       --          --     --
Noncash
 redemption of
 equity
 interests......                             --    --      (30,664)    (1)      --        --       --          --     --
Net loss........                             --    --          --     --        --        --       --          --     --
                                      ----------  ----  ----------   ----  --------  --------    -----    --------   ----
Balance,
 December 31,
 1997...........                             --    --       19,335      1       --        --       --          --     --
Noncash
 redemption of
 equity
 interests......                             --    --      (19,335)    (1)      --        --       --          --     --
Issuance of
 preferred and
 common
 stock for cash,
 licenses and
 AT&T
 agreements.....                      10,308,676   103  46,262,185    462       --        --       (86)        --     --
Accretion of
 mandatorily
 redeemable
 preferred
 stock..........                             --    --          --     --        --        --       --          --     --
Noncash issuance
 of restricted
 stock to
 employees......                             --    --    3,095,473     31       --        (10)     --          --     --
Repurchase of
 common stock
 for cash.......                             --    --          --     --        --          2      --     (552,474)   --
Compensation
 expense related
 to restricted
 stock awards...                             --    --          --     --        --          1      --          --     --
Net loss........                             --    --          --     --        --        --       --          --     --
                                      ----------  ----  ----------   ----  --------  --------    -----    --------   ----
Balance,
 December 31,
 1998...........                      10,308,676   103  49,357,658    493       --         (7)     (86)   (552,474)   --
Issuance of
 preferred stock
 and common
 stock for cash
 and licenses...                       4,604,102    46  23,231,331    233    21,550       --      (105)        --     --
Issuance of
 common stock in
 initial public
 offering.......                             --    --   10,580,000    106   197,211       --       --          --     --
Costs associated
 with initial
 public
 offering.......                             --    --          --     --     (1,801)      --       --          --     --
Deferred
 compensation
 expense related
 to stock option
 grants and
 restricted
 stock awards...                             --    --          --     --     73,049   (73,049)     --          --     --
Compensation
 expense related
 to stock option
 grants and
 restricted
 stock awards...                             --    --          --     --        --     31,817      --          --     --
Non-cash
 issuance of
 restricted
 stock..........                             --    --    2,423,232     24     1,558    (1,573)     --      959,259    --
Repurchase of
 common stock
 for cash.......                             --    --          --     --         (1)        1      --     (406,785)   --
Accretion of
 mandatorily
 redeemable
 preferred
 stock..........                             --    --          --     --    (24,124)      --       --          --     --
Net loss........                             --    --          --     --        --        --       --          --     --
                                      ----------  ----  ----------   ----  --------  --------    -----    --------   ----
Balance,
 December 31,
 1999...........                      14,912,778   149  85,592,221    856   267,442   (42,811)    (191)        --     --
Issuance of
 common stock
 for PCS
 licenses.......                             --    --    1,201,772     12     2,694       --       --          --     --
Deferred
 compensation in
 connection with
 Viper Wireless
 closing........                             --    --          --     --     15,239   (15,239)     --          --     --
Issuance of
 common stock
 for cash.......                             --    --    2,245,000     22    41,847       --       --          --     --
Deferred
 compensation
 expense related
 to stock option
 grants and
 restricted
 stock awards...                             --    --          --     --      4,455    (4,455)     --          --     --
Compensation
 expense related
 to stock option
 grants and
 restricted
 stock awards...                             --    --          --     --        --     26,825      --          --     --
Forfeitures of
 stock options..                             --    --          --     --     (2,117)    2,117      --          --     --
Accretion of
 mandatorily
 redeemable
 preferred
 stock..........                             --    --          --     --    (15,889)      --       --          --     --
Repurchase of
 stock for
 cash...........                             --    --     (104,588)   --       (564)      564      --      104,588    --
Issuance of
 common stock
 related to
 exercise of
 options........                             --    --        8,538    --        --        --       --          --     --
Net loss........                             --    --          --     --        --        --       --          --     --
                                      ----------  ----  ----------   ----  --------  --------    -----    --------   ----
Balance, June 30, 2000 (unaudited)..  14,912,778  $149  88,942,943   $890  $313,107  $(32,999)   $(191)    104,588   $--
                                      ==========  ====  ==========   ====  ========  ========    =====    ========   ====
                                       Accumu-
                                        lated
                                       Deficit     Total
                                      ---------- ----------
Balance,
 December 31,
 1996...........                      $    (814) $    (812)
Issuance of
 common stock
 for cash.......                            --         --
Accretion of
 mandatorily
 redeemable
 preferred
 stock..........                           (726)      (726)
Noncash
 redemption of
 equity
 interests......                            --          (1)
Net loss........                         (3,335)    (3,335)
                                      ---------- ----------
Balance,
 December 31,
 1997...........                         (4,875)    (4,874)
Noncash
 redemption of
 equity
 interests......                            --          (1)
Issuance of
 preferred and
 common
 stock for cash,
 licenses and
 AT&T
 agreements.....                           (383)        96
Accretion of
 mandatorily
 redeemable
 preferred
 stock..........                         (8,567)    (8,567)
Noncash issuance
 of restricted
 stock to
 employees......                            (21)       --
Repurchase of
 common stock
 for cash.......                             (2)       --
Compensation
 expense related
 to restricted
 stock awards...                            --           1
Net loss........                        (51,155)   (51,155)
                                      ---------- ----------
Balance,
 December 31,
 1998...........                        (65,003)   (64,500)
Issuance of
 preferred stock
 and common
 stock for cash
 and licenses...                            --      21,724
Issuance of
 common stock in
 initial public
 offering.......                            --     197,317
Costs associated
 with initial
 public
 offering.......                            --      (1,801)
Deferred
 compensation
 expense related
 to stock option
 grants and
 restricted
 stock awards...                            --         --
Compensation
 expense related
 to stock option
 grants and
 restricted
 stock awards...                            --      31,817
Non-cash
 issuance of
 restricted
 stock..........                            --           9
Repurchase of
 common stock
 for cash.......                            --         --
Accretion of
 mandatorily
 redeemable
 preferred
 stock..........                            --     (24,124)
Net loss........                       (250,996)  (250,996)
                                      ---------- ----------
Balance,
 December 31,
 1999...........                       (315,999)   (90,554)
Issuance of
 common stock
 for PCS
 licenses.......                            --       2,706
Deferred
 compensation in
 connection with
 Viper Wireless
 closing........                            --         --
Issuance of
 common stock
 for cash.......                            --      41,869
Deferred
 compensation
 expense related
 to stock option
 grants and
 restricted
 stock awards...                            --         --
Compensation
 expense related
 to stock option
 grants and
 restricted
 stock awards...                            --      26,825
Forfeitures of
 stock options..                            --         --
Accretion of
 mandatorily
 redeemable
 preferred
 stock..........                            --     (15,889)
Repurchase of
 stock for
 cash...........                            --         --
Issuance of
 common stock
 related to
 exercise of
 options........                            --         --
Net loss........                       (168,373)  (168,373)
                                      ---------- ----------
Balance, June 30, 2000 (unaudited)..  $(484,372) $(203,416)
                                      ========== ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                               TELECORP PCS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                ($ in thousands)

                               For the year ended          For the six months
                                  December 31,               ended June 30,
                           ----------------------------  ----------------------
                            1997      1998      1999        1999        2000
                           -------  --------  ---------  ----------- ----------
                                                         (unaudited) (unaudited)
Cash flows from operating
 activities:
 Net loss................  $(3,335) $(51,155) $(250,996)  $(78,283)  $(168,373)
 Adjustment to reconcile
  net loss to net cash
  used in operating
  activities:
 Depreciation and
  amortization...........       11     1,584     55,110     16,491      50,383
 Noncash compensation
  expense related to
  stock option grants and
  restricted stock
  awards.................      --          2     31,817        365      26,883
 Noncash interest
  expense................      134     1,182     32,718      9,126      23,349
 Bad debt expense........      --        --       2,962        159       5,639
 Noncash general and
  administrative expense
  charge by affiliates...      --        197        --         --          --
 Changes in cash flow
  from operations
  resulting from changes
  in assets and
  liabilities:
 Accounts receivable.....      --        --     (23,581)   (12,337)    (12,933)
 Inventory...............      --       (778)   (15,024)    (6,955)     (4,802)
 Prepaid expenses and
  other current assets...      (52)   (3,331)      (424)       994      (2,516)
 Other assets............      144    (1,184)    (1,123)    (1,155)     (4,173)
 Accounts payable........      619    11,586     24,808     18,559     (32,249)
 Accrued expenses........      --      9,145     17,831      2,131      (5,817)
 Accrued interest........      258     2,046     (3,104)      (411)        168
 Deferred revenue........      --        --       1,709        705         908
                           -------  --------  ---------   --------   ---------
  Net cash used in
   operating activities..   (2,221)  (30,706)  (127,297)   (50,611)   (123,533)
                           -------  --------  ---------   --------   ---------
Cash flows from investing
 activities:
 Expenditures for network
  under development,
  wireless network and
  property and
  equipment..............   (1,134) (107,542)  (298,506)  (203,235)   (109,117)
 Capitalized interest on
  network under
  development and
  wireless network and
  PCS licenses...........      --       (227)    (5,317)    (4,153)     (1,798)
 Expenditures for
  microwave relocation...      --     (3,340)    (5,654)    (5,137)     (4,279)
 Purchase of PCS
  licenses...............      --    (21,000)  (114,238)   (72,188)       (733)
 Deposit on PCS
  licenses...............      --        --         --     (28,878)    (12,368)
 Partial refund of
  deposit on PCS
  licenses...............    1,561       --         --      11,361         --
 Purchase of
  intangibles--AT&T
  agreements.............      --        --     (17,310)   (16,145)        --
 Capitalized Tritel
  acquisition costs......      --        --         --         --       (8,409)
                           -------  --------  ---------   --------   ---------
  Net cash provided by
   (used in) investing
   activities............      427  (132,109)  (441,025)  (318,375)   (136,704)
                           -------  --------  ---------   --------   ---------
Cash flows from financing
 activities:
 Proceeds from sale of
  mandatorily redeemable
  preferred stock........    1,500    26,661     70,323     60,411         --
 Receipt of preferred
  stock subscription
  receivable.............      --        --       9,414      3,740         --
 Direct issuance costs
  from sale of
  mandatorily redeemable
  preferred stock........      --     (1,027)    (2,500)    (2,500)        --
 Proceeds from sale of
  common stock and series
  F preferred stock......      --         38     21,724          5      41,869
 Proceeds from long-term
  debt...................    2,809   257,492    407,635    397,635      65,000
 Proceeds associated with
  initial public
  offering...............      --        --     197,317        --          --
 Direct issuance cost
  from the initial public
  offering...............      --        --      (1,801)       --          --
 Payments on long term
  debt...................      --     (2,073)   (50,451)   (40,000)       (675)
 Payments of deferred
  financing costs........      --     (9,110)   (12,742)   (10,600)        (64)
                           -------  --------  ---------   --------   ---------
  Net cash provided by
   financing activities..    4,309   271,981    638,919    408,691     106,130
                           -------  --------  ---------   --------   ---------
  Net increase (decrease)
   in cash and cash
   equivalents...........    2,515   109,166     70,597     39,705    (154,107)
Cash and cash equivalents
 at the beginning of
 period..................       52     2,567    111,733    111,733     182,330
                           -------  --------  ---------   --------   ---------
Cash and cash equivalents
 at the end of period....  $ 2,567  $111,733  $ 182,330   $151,438   $  28,223
                           =======  ========  =========   ========   =========

  The accompanying notes are an integral part of these consolidated financial statements.

                               TELECORP PCS, INC.

                                ($ in thousands)

                                   For the year ended      For the six months
                                      December 31,           ended June 30,
                                 ----------------------- ----------------------
                                  1997    1998    1999      1999        2000
                                 ------ -------- ------- ----------- ----------
                                                         (unaudited) (unaudited)
Supplemental disclosure of cash
 flow Information:
 Cash paid for interest........  $  --  $  9,786 $24,342   $10,541    $12,880
Supplemental disclosure of non-
 cash investing and financing
 activities:
 Network under development and
  microwave relocation costs
  included in accounts payable
  and accrued expenses.........   2,485   98,092  32,424     9,141     55,957
 Issuance of mandatorily
  redeemable preferred stock
  and preferred stock in
  exchange for PCS licenses and
  AT&T agreements..............     --   100,900   2,674     2,706        --
 Issuance of mandatorily
  redeemable preferred stock
  and common stock in exchange
  for stock subscriptions
  receivable...................     --    76,000  27,191    30,931        --
 U.S. Government financing of
  PCS licenses.................   9,193      --   11,551    11,551      2,433
 Discount on U.S. Government
  financing....................   1,600      --    1,631     2,396        401
 Conversion of notes payable to
  stockholders into preferred
  stock........................     499   25,300     --         --        --
 Accretion of preferred stock
  dividends....................     726    8,567  24,124     9,896     15,889
 Redemption of equity
  interests....................   6,370      --      --        --         --
 Distribution of net assets to
  affiliates...................   3,645      --      --        --         --
 Notes payable to affiliates...   2,725      --      --        --         --
 Capitalized interest..........  $  131 $  2,055 $ 5,409   $ 4,601    $ 1,798


  The accompanying notes are an integral part of these consolidated financial statements.

                               TELECORP PCS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    ($ in thousands, except per share data)


1. Organization and Business

   TeleCorp Holding Corp., Inc. (Holding) was incorporated in the State of Delaware on July 29, 1996 (date of inception). Holding was formed to participate in the Federal Communications Commission's (FCC) Auction of F-Block Personal Communications Services (PCS) licenses (the Auction) in April 1997. Holding successfully obtained licenses in the New Orleans, Memphis, Beaumont, Little Rock, Houston, Tampa, Melbourne and Orlando Basic Trading Areas (BTAs). Holding qualifies as a Designated Entity and Very Small Business under Part 24 of the rules of the FCC applicable to broadband PCS.

   In April 1997, Holding entered into an agreement to transfer the PCS licenses for the Houston, Tampa, Melbourne and Orlando BTAs to four newly-formed entities created by Holding's existing stockholder group: THC of Houston, Inc.; THC of Tampa, Inc.; THC of Melbourne, Inc.; and THC of Orlando, Inc. These licenses were transferred along with the related operating assets and liabilities in exchange for investment units consisting of Class A, B and C common stock and Series A preferred stock in August 1997.

   TeleCorp PCS, Inc. (TeleCorp) was incorporated in the State of Delaware on November 14, 1997 by the controlling stockholders of Holding. Upon finalization of the AT&T Transaction, Holding became a wholly-owned subsidiary of TeleCorp (see Note 9). TeleCorp and Holding are hereafter referred to as the Company.

   TeleCorp PCS, Inc. is the largest AT&T Wireless affiliate in the United States in terms of licensed population, with licenses covering markets where approximately 16.7 million people reside. The Company provides wireless personal communication services, or PCS, in selected markets in the south-central and northeast United States and in Puerto Rico, encompassing eight of the 100 largest metropolitan areas in the United States.

   Under the terms of the strategic alliance with AT&T Wireless and certain of its affiliates (collectively AT&T), the Company is AT&T's exclusive provider of wireless mobility services in its licensed markets, using equal emphasis co-branding with AT&T subject to AT&T's right to resell services on the Company's network. The Company has the right to use the AT&T brand name and logo together with the SunCom brand name and logo, giving equal emphasis to each in its covered markets. The Company is AT&T's preferred roaming partner for digital customers in the Company's markets. Additionally, the Company's relationship with AT&T Wireless and AT&T Wireless' roaming partners provides coast-to-coast coverage to its customers.

2. Summary of Significant Accounting Policies

 Unaudited Interim Financial Information

   The unaudited consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the six months ended June 30, 1999 and 2000, the unaudited consolidated balance sheet as of June 30, 2000, and related footnotes, have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. In the opinion of management, the interim data includes all adjustments (consisting of only normal recurring adjustments) necessary for a fair statement of the results for the interim period.

 Basis of Presentation

   Holding was formed to explore various business opportunities in the wireless telecommunications industry. TeleCorp was formed to continue the activity of Holding through its strategic alliance with AT&T. For purposes of the accompanying financial statements, Holding has been treated as a "predecessor" entity. Therefore, the

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)

financial statements for the year ended December 31, 1997 include the historical financial information of Holding, the predecessor entity. The financial statements as of and for the year ended December 31, 1998 and for all periods thereafter, include the historical financial information of Holding and TeleCorp. The Chief Executive Officer and President of Holding maintain the positions of Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively, of TeleCorp. In addition, these officers own a majority of the voting stock of TeleCorp and, prior to the finalization of the AT&T Transaction, owned a majority of the voting stock of Holding. As a result of this relationship, certain financing relationships and the similar nature of business activities, Holding and TeleCorp were considered companies under common control.

 Risks and Uncertainties

   The Company expects to continue to incur significant operating losses and to generate negative cash flow from operating activities for at least the next several years while it constructs its network and develops its customer base. The Company's ability to eliminate operating losses and to generate positive cash flow from operations in the future will depend upon a variety of factors, many of which it is unable to control. These factors include: (1) the cost of constructing its network, (2) changes in technology, (3) changes in governmental regulations, (4) the level of demand for wireless communications services, (5) the product offerings, pricing strategies and other competitive factors of the Company's competitors and (6) general economic conditions. If the Company is unable to implement its business plan successfully, it may not be able to eliminate operating losses, generate positive cash flow or achieve or sustain profitability which would materially adversely affect its business, operations and financial results as well as its ability to make payments on its debt obligations.

 Consolidation

   The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, which includes TeleCorp Communications, Inc., TeleCorp LLC, THC and TeleCorp-Tritel Holding Company. All intercompany accounts and transactions have been eliminated in consolidation.

 Development Stage Company

   Prior to January 1, 1999, the Company's activities principally were planning and participation in the Auction, initiating research and development, conducting market research, securing capital and developing its proposed service and network. Since the Auction, the Company has been relying on the borrowing of funds and the issuance of common and preferred stock rather than recurring revenues, for its primary sources of cash flow. Accordingly, the Company's financial statements for all periods prior to January 1, 1999 were presented as a development stage enterprise, as prescribed by Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." In the first quarter of 1999, the Company commenced operations and began providing wireless mobility services for its customers. As a result, the Company exited the development stage in the quarter ended March 31, 1999.

 Fair Value of Financial Instruments

   The Company believes that the carrying amount of its financial instruments approximate fair value.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)


 Concentration of Credit Risk

   Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable. The Company sells products and services to various customers throughout many regions in the United States and Puerto Rico. The Company routinely assesses the strength of its customers and maintains allowances for anticipated losses.

   For the years ended December 31, 1997, 1998, 1999 and the six months ended June 30, 2000 and 1999, no one customer accounted for 10% or more of total revenues or accounts receivable.

 Cash Equivalents

   The Company considers all highly liquid instruments with a maturity from purchase date of three months or less to be cash equivalents. Cash equivalents consist of overnight sweep accounts and U.S. Treasury obligations.

 Inventory

   Inventory, consisting of handsets and accessories, is valued at the lower of average cost or market and is recorded net of an allowance for obsolescence, if required.

 Property and Equipment and Network Under Development

   Property and equipment are recorded at cost and depreciation is computed using the straight-line method over the following estimated useful lives:

   Computer equipment.............. 3 to 5 years
   Network under development and
    wireless
    network........................ 5 to 15 years upon commencement of service
   Internal use software........... 3 years
   Furniture, fixtures and office
    equipment...................... 5 years
   Leasehold improvements.......... Lesser of useful life or lease term

   Expenditures for repairs and maintenance are charged to operations when incurred. Gains and losses from disposals, if any, are included in the statements of operations. Network under development includes all costs related to engineering, cell site acquisition, site development, interest expense and other development costs being incurred to ready the Company's wireless network for use.

   Internal and external costs incurred to develop the Company's billing, financial systems and other internal applications during the application development stage are capitalized as internal use software. All costs incurred prior to the application development stage are expensed as incurred. Training costs and all post implementation internal and external costs are expensed as incurred.

 PCS Licenses and Microwave Relocation Costs

   PCS licenses include costs incurred, including capitalized interest related to the U.S. Government financing, to acquire FCC licenses in the 1850-1990 MHz radio frequency band. Interest capitalization on the U.S. Government financing began when the activities necessary to get the Company's network ready for its intended use were initiated and concluded when the wireless networks were ready for intended use. The PCS

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)

licenses are issued conditionally for ten years. Historically, the FCC has granted license renewals providing the licensees have complied with applicable rules, policies and the Communications Act of 1934, as amended. The Company believes it has complied with and intends to continue to comply with these rules and policies.

   As a condition of each PCS license, the FCC requires each license-holder to relocate existing microwave users (Incumbents) within the awarded spectrum to microwave frequencies of equal capacity. Microwave relocation costs include the actual and estimated costs incurred to relocate the Incumbent's microwave links affecting the Company's licensed frequencies.

   The Company began amortizing the cost of the PCS licenses, microwave relocation costs, and capitalized interest in March 1999, when PCS services commenced in certain BTAs. Amortization is calculated using the straight-line method over 40 years.

 Intangible assets--AT&T Agreements

   The AT&T Agreements consist of the fair value of various agreements with AT&T exchanged for mandatorily redeemable preferred stock and Series F preferred stock (see Notes 9 and 10). The AT&T Agreements are amortized on a straight-line basis over the related contractual terms, which range from three to ten years.

 Long-Lived Assets

   The Company periodically evaluates the recoverability of the carrying value of property and equipment, network under development, intangible assets, PCS licenses and microwave relocation costs. The Company considers historical performance and anticipated future results in its evaluation of potential impairment. Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of these assets in relation to the operating performance of the business and future and undiscounted cash flows expected to result from the use of these assets. Impairment losses are recognized when the sum of the present value of expected future cash flows are less than the assets' carrying value. No such impairment losses have been recognized to date.

 Deferred Financing Costs

   Deferred finance costs are capitalized and amortized as a component of interest expense over the term of the related debt.

 Revenue Recognition

   The Company earns revenue by providing wireless mobility services to both its subscribers and subscribers of other wireless carriers traveling in the Company's service area, as well as sale of equipment and accessories.

   Wireless mobility services revenue consists of monthly recurring and non-recurring charges for local, long distance, roaming and airtime used in excess of pre-subscribed usage. Generally, access fees, airtime roaming and long distance charges are billed monthly and are recognized when service is provided. Prepaid service revenue is collected in advance, recorded as deferred revenue, and recognized as service is provided.

   Roaming revenue consists of the airtime and long distance charged to the subscribers of other wireless carriers for use of the Company's network while traveling in the Company's service area and is recognized when the service is provided.

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)


   Equipment revenue is recognized upon delivery of the equipment to the customer and when future obligations are no longer significant.

 Advertising Costs

   The Company expenses production costs of print, radio and television advertisements and other advertising costs as such costs are incurred.

 Income Taxes

   The Company accounts for income taxes in accordance with the liability method. Deferred income taxes are recognized for tax consequences in future years for differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, based on enacted laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce net deferred tax assets to the amount expected to be realized. The provision for income taxes consists of the current tax provision and the change during the period in deferred tax assets and liabilities.

 Accounting for Stock-Based Compensation

   SFAS No. 123, "Accounting for Stock-Based Compensation", requires disclosure of the fair value method of accounting for stock options and other equity instruments. Under the fair value method, compensation cost is measured at grant date based on the fair value of the award and is recognized over the service period which is usually the vesting period. The Company has chosen, under provisions of SFAS No. 123, to continue to account for employee stock-based compensation under Accounting Principles Board (APB) No. 25, "Accounting for Stock Issued to Employees". The Company discloses in Note 11 to the financial statements the pro forma net loss and the pro forma basic and diluted net loss per share as if the Company had applied the method of accounting prescribed by SFAS No. 123.

   The Company periodically issues restricted stock awards and stock option grants to its employees. Upon reaching a measurement date, the Company records deferred compensation equal to the difference between the strike price and the estimated fair value of the stock award. Deferred compensation is amortized to compensation expense over the related vesting period.

 Interest Rate Swaps

   The Company uses interest rate swaps to hedge the effects of fluctuations in interest rates from their Senior Credit Facility (see Note 8). These transactions meet the requirements for hedge accounting, including designation and correlation. The interest rate swaps are managed in accordance with the Company's policies and procedures. The Company does not enter into these transactions for trading purposes. The resulting gains or losses, measured by quoted market prices, are accounted for as part of the transactions being hedged, except that losses not expected to be recovered upon the completion of hedged transactions are expensed. Gains or losses associated with interest rate swaps are computed as the difference between the interest expense per the amount hedged using the fixed rate compared to a floating rate over the term of the swap agreement.

 Net Loss Attributable to Common Equity Per Share

   The Company computes net loss attributable to common equity per share in accordance with SFAS No. 128, "Earnings Per Share", and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)

SFAS No. 128 and SAB 98, basic net loss attributable to common equity per share is computed by dividing the net loss attributable to common equity for the period by the weighted average number of common equity shares outstanding during the period. The weighted average number of common shares outstanding includes the Series F Preferred Stock, which is a participating stock and has no preferential rights over Common Stock, and all classes of Common Stock. Diluted net loss attributable to common equity per share is computed by dividing the net loss attributable to common equity for the period by the weighted average number of common and dilutive common equivalent shares outstanding during the period. As the Company had a net loss attributable to common equity in each of the periods presented, basic and diluted net loss attributable to common equity per share are the same.

 Segment Reporting

   The Company presently operates in a single business segment as a provider of wireless mobility services in its licensed regions primarily in the south-central and northeastern United States and Puerto Rico. The Company operates in various MTAs including New Orleans, LA, Memphis, TN, Little Rock, AR, Boston, MA and San Juan, Puerto Rico.

 Reclassifications

   Certain amounts in the 1997, 1998, and 1999 consolidated financial statements have been reclassified to conform with the presentations of the consolidated financial statements as of and for the six months ended June 30, 2000.

 Recently Issued Accounting Standards

   In July 1999, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 137, "Deferral of the Effective Date of FAS 133" which defers the effective date of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 30, 2000. The Company is in the process of determining the effect of adopting this standard.

   In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin (SAB) Number 101, "Revenue Recognition in Financial Statements." This bulletin will become effective for the Company no later than the quarter ending December 31, 2000. This bulletin establishes more clearly defined revenue recognition criteria than previously existing accounting pronouncements, and specifically addresses revenue recognition requirements for nonrefundable fees, such as activation fees, collected by a company upon entering into an arrangement with a customer, such as an arrangement to provide telecommunications services. The Company is currently evaluating the full impact of this bulletin to determine the impact on its financial position and results of operations.

   In March 2000, the FASB issued Interpretation (FIN) No. 44, "Accounting for Certain Transactions Involving Stock Compensation--An Interpretation of APB Opinion No. 25." FIN 44 clarifies the application of APB Opinion No. 25 and, among other issues, clarifies the following: the definition of an employee for purposes of applying APB Opinion No. 25; the criteria for determining whether a plan qualifies as a non-compensatory plan; the accounting consequence of various modifications to the terms of previously fixed stock options or awards; and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. The Company does not expect the application of FIN 44 to have a material impact on its financial position or results of operations.

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)


3. Accounts Receivable

   Accounts receivables consists of the following:

                                                       December 31,
                                                       ------------   June 30,
                                                       1998  1999       2000
                                                       ---- -------  -----------
                                                                     (unaudited)
   Accounts receivable................................ $--  $26,203    $38,795
   Allowance for doubtful accounts....................  --   (2,622)    (2,281)
                                                       ---- -------    -------
                                                       $--  $23,581    $36,514
                                                       ==== =======    =======

   Bad debt expense for the year ended December 31, 1999 and the six months ended June 30, 2000 was $2,962 and $5,639 (unaudited), respectively.

4. Inventory

   Inventory consists of the following:

                                                        December 31,
                                                        ------------  June 30,
                                                        1998  1999      2000
                                                        ---- ------- -----------
                                                                     (unaudited)
   Handsets............................................ $778 $15,090   $18,907
   Accessories.........................................  --      712     1,697
                                                        ---- -------   -------
                                                        $778 $15,802   $20,604
                                                        ==== =======   =======

5. Property and Equipment

   Property and equipment consists of the following:

                                                 December 31,
                                               ------------------   June 30,
                                                 1998      1999       2000
                                               --------  --------  -----------
                                                                   (unaudited)
   Wireless network........................... $    --   $364,491   $509,816
   Network under development..................  170,886    21,758     33,076
   Computer equipment.........................   10,115    16,888     23,636
   Internal use software......................   11,161    21,648     24,953
   Leasehold improvements.....................    3,205    12,011     15,847
   Furniture, fixtures, office equipment and
    other.....................................    2,924    10,904     15,032
                                               --------  --------   --------
                                                198,291   447,700    622,360
   Accumulated depreciation...................     (822)  (47,250)   (91,326)
                                               --------  --------   --------
                                               $197,469  $400,450   $531,034
                                               ========  ========   ========

   Depreciation expense for the years ended December 31, 1997, 1998, 1999 and the six months ended June 30, 2000 was $11, $811, $46,428 and $44,076
(unaudited), respectively.

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)

6. PCS Licenses and Microwave Relocation Costs

   PCS licenses, microwave relocation costs, and capitalized interest consist of the following:

                                                    December 31,
                                                  -----------------   June 30,
                                                    1998     1999       2000
                                                  -------- --------  -----------
                                                                     (unaudited)
   PCS licenses.................................. $104,737 $221,650   $239,478
   Microwave relocation costs....................   12,457   47,835     41,797
   Capitalized interest..........................      913    1,005      1,522
                                                  -------- --------   --------
                                                   118,107  270,490    282,797
   Accumulated amortization......................      --    (2,808)    (5,522)
                                                  -------- --------   --------
                                                  $118,107 $267,682   $277,275
                                                  ======== ========   ========

   Amortization expense related to PCS licenses and microwave relocation costs for the years ended December 31, 1997, 1998, 1999 and the six months ended June
30, 2000 was $0, $0, $2,808 and $2,714 (unaudited), respectively.

7. Accrued Expenses and Other

   Accrued expenses and other consist of the following:

                                                    December 31,
                                                  -----------------   June 30,
                                                    1998     1999       2000
                                                  -------- --------  -----------
                                                                     (unaudited)
   Property and equipment........................ $ 85,635 $ 32,725   $ 55,957
   Sales taxes...................................      --     8,263     22,744
   Bonuses and vacation..........................    2,386    6,079      3,596
   Selling and marketing.........................      347    3,496      8,166
   Other accrued expenses........................    6,700    7,955     29,951
                                                  -------- --------   --------
                                                    95,068   58,518    120,414
   Less: non-current portion.....................      196    6,541      9,538
                                                  -------- --------   --------
                                                  $ 94,872 $ 51,977   $110,876
                                                  ======== ========   ========

8. Long-term Debt

   Long-term debt consists of the following:

                                                     December 31,
                                                   -----------------  June 30,
                                                     1998     1999      2000
                                                   -------- -------- -----------
                                                                     (unaudited)
   Senior subordinated discount notes............. $    --  $354,291  $374,877
   Senior credit facilities.......................  225,000  225,000   290,000
   Lucent notes payable...........................   10,460   43,504    45,353
   U.S. Government financing......................    7,925   17,776    19,314
                                                   -------- --------  --------
                                                    243,385  640,571   729,544
   Less: current portion..........................      --     1,361     1,415
                                                   -------- --------  --------
                                                   $243,385 $639,210  $728,129
                                                   ======== ========  ========

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)


 Senior Subordinated Discount Notes

   On April 23, 1999, the Company completed the issuance and sale of 11 5/8% Senior Subordinated Discount Notes (the Notes) with an aggregate principal amount at maturity of $575,000. The total gross proceeds from the sale of the Notes were $327,635. Offering expenses consisting of underwriting, printing, legal and accounting fees totaled $10,999 were recorded as deferred financing costs. The Notes mature April 15, 2009, unless previously redeemed by the Company. As interest accrues, it will be added to the principal as an increase to interest expense and the carrying value of the Notes until April 15, 2004. The Company will begin paying interest semi-annually beginning October 15, 2004. The Notes are not collateralized. The Notes are subordinate to all of the Company's existing and future senior debt and ranks equally with all other senior subordinated debt, and ranks senior to all of the Company's existing and future subordinated debt. The Notes are guaranteed by the Company's wholly owned subsidiary, TeleCorp Communications, Inc. (see Note 19). In October 1999, the Company registered the Notes with the Securities and Exchange Commission to become publicly traded securities. Offering expenses related to this registration totaled $917 and were accounted for as deferred financing costs.

 Senior Credit Facilities

   In July 1998, the Company entered into a credit facility (the Senior Credit Facility) with a group of commercial lenders, under which the Company may borrow up to $525,000, in the aggregate, consisting of (i) up to $150,000 in revolving loans (the Senior Revolving Credit Facility) with a maturity date of January 2007, (ii) a $150,000 term loan (the Tranche A Term Loan) with a maturity date of January 2007, and (iii) a $225,000 term loan (the Tranche B Term Loan) with a maturity date of January 2008. In October 1999, the Company entered into amendments to increase the amount of credit available to $560,000. A total of $225,000 of indebtedness from the Tranche B Term Loan was outstanding as of December 31, 1998, 1999 and June 30, 2000. Additionally, a total of $0, $0 and $65,000 (unaudited) of indebtedness from the Tranche A Term Loan was outstanding as of December 31, 1998, 1999 and June 30, 2000, respectively. The Senior Credit Facility also provides for an uncommitted $40,000 senior term loan (the Expansion Facility).

   Beginning in September 2002, principal repayments will be made in 18 quarterly installments for the Tranche A Term Loan and 22 quarterly installments for the Tranche B Term Loan. Quarterly principal repayments for the Tranche A Term Loan are as follows: first six, $3,750; next four, $9,375; last eight, $11,250. Quarterly principal repayments for the Tranche B Term Loan are as follows: first 18, $562, last four, $53,721. Interest payments on the senior credit facility are made quarterly. The Senior Credit Facility contains a prepayment provision whereby certain amounts borrowed must be repaid upon the occurrence of certain specified events.

   The commitment to make loans under the Tranche A Term loan will terminate in July 2001, or earlier if elected by the Company. Beginning in April 2005, the commitment to make loans under the Senior Revolving Credit Facility will be permanently reduced on a quarterly basis through April 2007 as follows: first four reductions, $12,500; last four reductions $25,000. The unpaid principal on the Senior Revolving Credit Facility is due January 2007. In July 2000, if the undrawn portion of the Tranche A Term Loan exceeds $50,000 the amount of the Tranche A Term Loan will be automatically reduced by such excess.

   The interest rate applicable to the Senior Credit Facility is based on, at the Company's option, (i) LIBOR (Eurodollar Loans) plus the Applicable Margin, as defined, or (ii) the higher of the administrative agent's prime rate or the Federal Funds Effective Rate (ABR Loans), plus the Applicable Margin, as defined. The Applicable Margin for Eurodollar Loans will range from 125 to 325 basis points based upon certain events by the Company, as specified. The Applicable Margin for ABR Loans will range from 25 to 225 basis points based

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)

upon certain events by the Company, as specified. At December 31, 1998, the interest rate applicable to the Tranche B Term Loan was 8.75% and interest incurred for the year ended December 31, 1998 was $9,210. At December 31, 1999, the interest rate applicable to the Tranche B Term Loan was 9.12%, and for the year ended December 31, 1999 interest incurred on the Tranche B Term Loan was $19,110. At June 30, 2000, the interest rate applicable to the Tranche B Term Loan was 9.12%, and for the six months ended June 30, 2000 interest incurred on the Tranche B Term Loan was $9,174 (unaudited). At June 30, 2000, the interest rate applicable to the Tranche A Term Loan was 8.62%, and for the six months ended June 30, 2000 interest incurred on the Tranche A Term Loan was $405 (unaudited).

   The loans from the Senior Credit Facility are subject to an annual commitment fee which ranges from 0.50% to 1.25% of the available portion of the Tranche A Term Loan and the Senior Revolving Credit Facility. The Company has expensed $3,306, $3,817 and $1,850 (unaudited) for the years ended December 31, 1998, 1999 and the six months ended June 30, 2000, respectively, related to these bank commitment fees. The Senior Credit Facility requires the Company to purchase interest rate hedging contracts covering amounts equal to at least 50% of the total amount of the outstanding indebtedness of the Company. As of December 31, 1998, 1999 and June 30, 2000, the Company hedged 100% of its Tranche B outstanding indebtedness of $225,000 to take advantage of favorable interest rate swaps. The six outstanding interest rate swap contracts fix LIBOR at annual interest rates from 5.20% to 5.26%. The contracts mature in September of 2003.

   Initially, borrowings under the Senior Credit Facility are subject to a maximum Senior Debt to Total Capital ratio, as defined, of 50%. This ratio has been increased to 55% because certain specified operating benchmarks have been achieved. In addition, the Company must comply with certain financial and operating covenants. The financial covenants include various debt to equity, debt to EBITDA, interest coverage, and fixed charge coverage ratios, as defined in the Senior Credit Facility. The operating covenants include minimum subscribers, minimum aggregate service revenue, minimum coverage of population and maximum capital expenditure thresholds. As of December 31, 1998, 1999, and June 30, 2000 the Company was in compliance with these covenants.

   The Company may utilize the Expansion Facility as long as the Company is not in default of the Senior Credit Facility and is in compliance with each of the financial covenants. However, none of the lenders are required to participate in the Expansion Facility.

   The Senior Credit Facility is collateralized by substantially all of the assets of the Company. In addition, the Senior Credit Facility has been guaranteed by the Company's subsidiaries and shall be guaranteed by subsequently acquired or organized domestic subsidiaries of the Company.

 Lucent Notes Payable

   In May 1998, the Company entered into a Note Purchase Agreement (the Lucent Note Agreement) with Lucent Technologies, Inc. (Lucent) which provides for the issuance of increasing rate 8.5% Series A (the Series A Notes) and 10.0% Series B (the Series B Notes) junior subordinated notes (the Subordinated Notes) with an aggregate face value of $80,000. The aggregate face value of the Subordinated Notes shall decrease dollar for dollar, upon the occurrence of certain events as defined in the Lucent Note Agreement. The proceeds of the Subordinated Notes are to be used to develop the Company's network in certain designated areas. As of December 31, 1998, 1999 and June 30, 2000 the Company had $10,460, $43,504 and $45,353 (unaudited), respectively outstanding under the Series A Notes. During the year ended December 31, 1999, the Company borrowed and repaid $40,000 on the Lucent Series B Notes plus $228 of accrued interest. Interest expense for the years ended December 31, 1998, 1999 and the six months ended June 30, 2000 was $460, $3,044, and $1,849 (unaudited), respectively.

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)


   The Series A and Series B Notes will not amortize and will have a maturity date six months after the final maturity of the Company's high yield debt offering, but in no event later than May 1, 2012. The Series A Notes will have a mandatory redemption at par plus accrued interest from the proceeds of a subsequent equity offering to the extent the net proceeds exceed an amount identified in the Lucent Note Agreement. If the Series A Notes and Series B Notes are not redeemed in full by January 2001 and January 2000, respectively, the interest rate on each note will increase by 1.5% per annum on January 1. However, the interest rate applicable to the Subordinated Notes shall not exceed 12.125%. Interest payable on the Series A Notes and the Series B Notes on or prior to May 11, 2004 shall be payable in additional Series A and Series B Notes. Thereafter, interest shall be paid in arrears in cash on each six month and yearly anniversary of the Series A and Series B closing date or, if cash interest payments are prohibited under the Senior Credit Facility and/or the Senior Subordinated Discount Notes, in additional Series A and Series B Notes. As of December 31, 1998, 1999 and June 30, 2000 interest accrued under the Series A Notes of $460, $3,504 and $5,353 (unaudited), respectively has been included in long-term debt.

   The Company may redeem the Subordinated Notes held by Lucent or any of its affiliates at any time. The Series A Notes that are not held by Lucent or any of its affiliates may be redeemed by the Company prior to May 2002 and after May 2007. The Series B Notes that are not held by Lucent or any of its affiliates may be redeemed by the Company prior to May 2000 and after May 2005. Any redemption after May 2007, in the case of the Series A Notes, and May 2005, in the case of the Series B Notes, shall be subject to an interest rate premium, as specified. All of the outstanding notes under the Lucent Note Agreement as of December 31, 1998 and 1999 are held by Lucent. The Company must comply with certain operating covenants. As of December 31, 1998, 1999 and June 30, 2000, the Company was in compliance with these operating covenants.

   In October 1999, the Company entered into an amended and restated note purchase agreement with Lucent for the issuance of up to $12,500 of new series A notes and up to $12,500 of new series B notes under a vendor expansion facility in connection with prior acquisitions of licenses in certain markets. The terms of these notes issued under these facilities are identical to the original Lucent series A and series B notes.

   In addition, pursuant to the amended and restated note purchase agreement, Lucent has agreed to make available up to an additional $50,000 of new vendor financing not to exceed an amount equal to 30% of the value of equipment, software and services provided by Lucent in connection with any additional markets the Company acquires. This $50,000 million of availability is subject to a reduction up to $20,000 million on a dollar for dollar basis of any additional amounts Lucent otherwise lends to the Company for such purposes under the Company's senior credit facilities. Any notes purchased under this facility would be divided equally between Lucent series A and series B notes. The terms of Lucent series A and series B notes issued under these expansion facilities would be identical to the terms of the original Lucent series A and series B notes as amended, including a maturity date of October 23, 2009.

   In addition, any Lucent series B notes issued under the vendor expansion facility will mature and will be subject to mandatory prepayment on a dollar for dollar basis out of the net proceeds of any future public or private offering or sale of debt securities, exclusive of any private placement of notes issued to finance any additional markets and borrowings under the senior credit facilities or any replacement facility.

 U.S. Government Financing

   As of December 31, 1998, 1999 and June 30, 2000 the Company owes the U.S. Government $9,192, $20,247 and $21,983 (unaudited) less a discount of $1,267, $2,471 and $2,669 (unaudited) respectively, for the acquisition of PCS licenses.

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)

   The terms of the notes related to the PCS licenses in New Orleans, Memphis, Beaumont and Little Rock obtained during the 1997 F-Block auction include: an interest rate of 6.25%, quarterly interest payments which commenced in July 1998 and continue for the one year thereafter, then quarterly principal and interest payments for the remaining nine years. The promissory notes are collateralized by the underlying PCS licenses.

   During the year ended December 31, 1999, the Company completed the acquisition of additional PCS licenses from Digital PCS, LLC and Wireless 2000, Inc. (see Note 10). As part of these acquisitions, the Company assumed additional U.S. Government financing with the FCC amounting to $11,551, less a discount of $1,631. The terms of the notes include an interest rate of 6.125% for notes assumed from Digital PCS, LLC and 7.00% for notes assumed from Wireless 2000, Inc., quarterly interest payments for a two-year period and then quarterly principal and interest payments for the remaining eight years.

   The notes were discounted using management's best estimate of the prevailing market interest rate at the time of issuance of 10.25%.

   During the six months ended June 30, 2000, the Company completed the acquisition of PCS licenses from Gulf Telecom. As part of this acquisition, the Company assumed additional U.S. Government financing with the FCC amounting to $2,433, less a discount of $401 (unaudited). The terms of the note include an interest rate of 7.0%, quarterly interest payments through 2002, and then quarterly principal and interest payments for the remaining four years. This note was discounted using management's best estimate of the prevailing market interest rate at the time of issuance of 11.8%.

 Deferred Financing Costs

   In connection with entering into the senior credit facilities and the senior-subordinated discount notes, the Company incurred certain debt issuance costs. The Company capitalized debt issuance costs of $9,110, $12,742, and $64 (unaudited) during the years ended December 31, 1998, 1999 and the six months ended June 30, 2000, respectively. The financing costs are being amortized using the straight-line method over the term of the related debt. For the years ended December 31, 1998, 1999 and the six months ended June 30, 2000, the Company recorded interest expense related to the amortization of the deferred financing costs of $525, $1,750 and $1,066 (unaudited), respectively.

 Capitalized Interest

   Interest is capitalized on all construction in progress which includes network under development, wireless network, and PCS licenses using the weighted average interest rate of all outstanding debt. The Company capitalized interest amounting to $2,055, $5,409 and $1,798 during the years ended December 31, 1998, 1999 and the six months ended June 30, 2000.

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)


 Required Annual Undiscounted Principal Repayment

   As of June 30, 2000, minimum required annual principal repayment (undiscounted) under all of the Company's outstanding debt obligations were as follows (unaudited):

   July-December 2000................................................. $    696
   For the year ending December 31,
     2001.............................................................    1,459
     2002.............................................................    5,363
     2003.............................................................   12,600
     2004.............................................................   22,616
     2005.............................................................   26,147
     Thereafter.......................................................  890,819
                                                                       --------
       Total.......................................................... $959,700
                                                                       ========

   As of December 31, 1999, minimum required annual principal repayment (undiscounted) under all of the Company's outstanding debt obligations were as follows:

   For the year ending December 31,
     2000............................................................. $  1,372
     2001.............................................................    1,459
     2002.............................................................    2,113
     2003.............................................................    5,572
     2004.............................................................    5,796
     Thereafter.......................................................  876,701
                                                                       --------
       Total.......................................................... $893,013
                                                                       ========

9. AT&T Transaction

   In January 1998, the Company entered into a Securities Purchase Agreement (the Securities Purchase Agreement) with AT&T Wireless PCS, Inc. and TWR Cellular Inc. (both subsidiaries of AT&T Corporation and collectively referred to as AT&T), the stockholders of Holding and various venture capital investment firms (the Cash Equity Investors). The Securities Purchase Agreement allows the Company to be a provider of wireless mobility services in its licensed regions utilizing the AT&T brand name.

   Upon the receipt of FCC approval in July 1998, the Company finalized the transaction contemplated in the Securities Purchase Agreement (the AT&T Transaction). As a result, the Company (i) issued preferred stock and paid AT&T $21,000 in exchange for 20 MHz PCS licenses with a fair value of $94,850 and certain operating agreements with AT&T for exclusivity, network membership, long distance and roaming with a fair value of $27,050 (ii) issued preferred and common stock for 100% of the outstanding ownership interests in Holding, which includes 10 MHz PCS licenses which was recorded at historical cost; and
(iii) issued preferred and common stock for a cash commitment from the initial investors other than AT&T Wireless of $128,000 to be paid over a three year term plus an additional $5,000 upon the closing of the Digital PCS, Inc. transaction (see Note 10).

   The general terms of the operating agreements with AT&T are summarized below:

     AT&T Exclusivity: The Company will be AT&T's exclusive facilities-based provider of mobile wireless telecommunications services within the Company's BTAs for an initial ten year period. This

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)

  agreement will automatically renew for a one-year term and then operate on a year-to-year basis unless one party terminates at least ninety (90) days prior to the end of any one-year term.

     The Company has determined the fair value of this agreement to be $11,870 and is amortizing this value over the initial 10 year term.

     Network Membership License Agreement: The Network Membership License Agreement (the License Agreement) defines that AT&T will make available to the Company use of the AT&T logo and the right to refer to itself as a "Member of the AT&T Wireless Network" to market its PCS services. Through the use of these rights, the Company expects to participate in and benefit from AT&T promotional and marketing efforts. The License Agreement has an initial five-year term with a five-year renewal term if both the Company and AT&T elect to renew at least ninety 90 days prior to the expiration of the initial term. The Company determined the fair value of this agreement to be $8,480 and is amortizing this value over the initial five-year term.

     Intercarrier Roamer Services Agreement: AT&T and the Company have entered into a twenty-year reciprocal roaming agreement provided that their customers who own tri-mode phones will roam on the other's mobile wireless systems at commercially reasonable rates to the extent commercially and technologically feasible. Thereafter, this agreement shall renew automatically on a year-to-year basis unless either the Company or AT&T terminates this agreement by written notice at least 90 days prior to the conclusion of the original or any subsequent term. After ten years, this agreement may be terminated by the Company or AT&T at any time upon 90 days prior written notice.

     The Company has determined the value of this roaming agreement to be $3,500 and is amortizing this value over the initial 10-year term.

     Long Distance Agreement: The long distance agreement provides that AT&T will be the exclusive provider for long distance services to the Company's customers within the Company's licensed regions for an initial three year period. The long distance agreement requires that the Company meet a minimum traffic volume commitment during the term of the agreement. If the Company fails to meet such volume commitments, the Company must pay to AT&T the difference between the expected fee based on the volume of the commitment and the fees based on actual volume.

   The Company had determined the fair value of this agreement to be $3,200 and is amortizing this value over the initial three-year term.

   Triton PCS, Inc. (Triton), Tritel Communications (Tritel), and the Company have adopted a common brand, SunCom, which is co-branded with equal emphasis with the AT&T brand name and logo. On April 16, 1999, Triton, Tritel and TeleCorp Communications formed a new company, Affiliate License Co., L.L.C., to own, register and maintain the marks SunCom, SunCom Wireless and other SunCom and Sun formative marks (SunCom Marks) and to license the SunCom Marks to Triton, Tritel and the Company. Triton, Tritel and TeleCorp Communications each have a 33% membership interest in Affiliate License Co., L.L.C. On April 16, 1999, Triton entered into an agreement to settle a potential dispute regarding prior use of the SunCom brand. In connection with this settlement, Triton agreed to pay $975 to acquire the SunCom Marks that were contributed to Affiliate License Co., L.L.C. The Company paid $325 in royalty payments to reimburse Triton for the contributed SunCom marks.

10. Acquisitions

   On April 20, 1999, the Company completed the acquisition of 10 MHz PCS licenses covering the Baton Rouge, Houma, Hammond and Lafayette, Louisiana BTA's from Digital PCS, LLC. The total purchase price

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)

of $6,114 was comprised of $2,335 of mandatorily redeemable preferred stock and common stock of the Company, the assumption of U.S. Government financing with the FCC of $4,102 less a discount of $609, and $286 in cash as reimbursement to Digital PCS, LLC, for interest due to the FCC incurred prior to close and legal costs. The entire purchase price has been allocated to the PCS license.

   As a result of completing the transaction with Digital PCS, LLC, the Cash Equity Investors have irrevocably committed to contribute $5,000 in exchange for mandatorily redeemable preferred stock and common stock over a two year period from the close of this transaction. As of March 31, 2000 the Company has received $2,200 of the $5,000 commitment.

   On May 24, 1999, the Company sold mandatorily redeemable preferred stock and preferred stock to AT&T for $40,000. On May 25, 1999, the Company acquired from AT&T 20 MHz PCS licenses covering the San Juan MTA, 27 constructed cell sites, a switching facility, leases for additional cell sites, the extension of the Network Membership License Agreement, Long Distance Agreement, Intercarrier Roamer Services Agreement and AT&T Exclusivity Agreement and the reimbursement of AT&T for microwave relocation costs, salary and lease payments (the Puerto Rico Transaction) incurred prior to acquisition. The total purchase price of this asset acquisition was $99,694 in cash plus legal fees of $252. The purchase price has been allocated to the assets acquired, based upon their estimated fair value as follows:

      PCS licenses....................................................  $70,421
      Intangible assets--AT&T Agreements..............................   17,310
      Cell sites site acquisition, switching facility assets and other
       assets.........................................................    9,015
      Microwave relocation costs......................................    3,200
                                                                        -------
                                                                        $99,946
                                                                        =======

   As a result of completing this transaction, the Company's available borrowings under the Lucent Note Agreement increased by $15,000 ($7,500 of Series A and $7,500 of Series B) and certain Cash Equity Investors committed $39,997 in cash in exchange for mandatorily redeemable preferred and common stock. The Cash Equity Investors cash commitment of $39,997 will be funded over a three-year period from the close of this transaction. As of December 31, 1999, the Company received $17,999 of this cash commitment. As a part of obtaining this additional preferred and common stock financing, the Company paid $2,000 to a Cash Equity Investor upon the closing of the transaction. In addition, certain officers, the Chief Executive Officer and the Executive Vice President and Chief Financial Officer of the Company were issued fixed and variable awards of 5,318 and 2,380,536 restricted shares of mandatorily redeemable Series E preferred stock and Class A common stock, respectively, in exchange for their interest in Puerto Rico Acquisition Corporation. Puerto Rico Acquisition Corporation was a special purpose entity wholly-owned by the Company's Chief Executive Officer and Executive Vice President and Chief Financial Officer. The fixed awards typically vest over a five-year period. The estimated fair value of these shares has been recorded as deferred compensation and is being amortized over the related vesting periods. The variable awards vested based upon the completion of the Company's initial public offering.

   On June 2, 1999 the Company acquired from Wireless 2000, Inc. 15 MHz PCS licenses in the Alexandria, Lake Charles and Monroe, Louisiana BTAs. The total purchase price of $7,448 was comprised of $371 of mandatorily redeemable preferred stock and common stock of the Company, the assumption of U.S. Government financing with the FCC of $7,449 less a discount of $1,022 and $650 in cash as reimbursement of microwave relocation costs and reimbursement of FCC interest and legal costs. The entire purchase price has been allocated to the PCS licenses acquired.

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)

   In February 1999, Viper Wireless, Inc. (Viper), was formed to participate in the C-Block PCS license reauction for additional spectrum in most of the Company's markets. Viper was initially capitalized for $100 and was equally-owned by the Company's Chief Executive Officer and Executive Vice President-Chief Financial Officer. In order to participate in the reauction, the Company paid the FCC an initial deposit of $17,819, on behalf of Viper. Simultaneously, the Company transferred this initial deposit to Viper in exchange for an 85% ownership interest which represented a 49.9% voting interest.

   On April 15, 1999, the FCC announced Viper was the high bidder for 15 MHz licenses in New Orleans, Houma and Alexandria, Louisiana, San Juan, Puerto Rico and Jackson, Tennessee and 30 MHz licenses in Beaumont, Texas. The total auction price is $32,286 plus legal fees of $47. During the year ended
December 31, 1999, the FCC refunded $11,361 of the initial deposit; however, the Company was required to pay the FCC $11,059 as a final deposit on behalf of Viper. As of and for the year ended December 31, 1999, Viper had no financial activity other than its capitalization which includes the transfer of the initial deposit to Viper. The Company received final regulatory approval of the license transfer from the FCC on September 9, 1999. The entire purchase price has been allocated to the PCS licenses acquired.

   AT&T and certain of the Company's other stockholders have committed an aggregate of up to approximately $32,300 in exchange for additional shares of mandatorily redeemable preferred stock, Series F preferred stock and Class A common stock of the Company. As part of this financing, the Company paid approximately $500 to an affiliate of a Cash Equity Investor for closing this preferred and common stock financing. In May and July 1999, AT&T and certain Cash Equity Investors funded approximately $17,516 of their commitment to the Company. The Company made its final payment of $14,770 to the FCC on September 13, 1999 with respect to these licenses and received the remaining funding commitments from AT&T and the certain Cash Equity Investors on September 29, 1999.

11. Mandatorily Redeemable Preferred Stock and Stockholders' Equity

 Holding

   Holding's authorized capital stock consisted of 6,000 shares of no par value mandatorily redeemable Series A preferred stock, 125,000 shares of no par value Class A common stock, 175,000 shares of no par value Class B common stock and 175,000 shares of no par value Class C common stock. This capital stock was in existence during 1996, 1997, and through July 1998, the closing of the AT&T Transaction, at which time Holding became a wholly-owned subsidiary of the Company. Subsequent to the AT&T Transaction, the authorized and outstanding shares of Holding were cancelled and replaced with 1,000 authorized shares of common stock of which 100 shares were issued to the Company.

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)

 TeleCorp

   On May 14, 1999, TeleCorp restated its Certificate of Incorporation, which was subsequently amended. The Restated Certificate of Incorporation, as amended, provides the Company with the authority to issue preferred and common stock, consisting of the following:

                                                                       Shares
   Preferred Stock                                         Par Value Authorized
   ---------------                                         --------- -----------
   Mandatorily redeemable Series A........................   $0.01       100,000
   Mandatorily redeemable Series B........................   $0.01       200,000
   Mandatorily redeemable Series C........................   $0.01       215,000
   Mandatorily redeemable Series D........................   $0.01        50,000
   Mandatorily redeemable Series E........................   $0.01        30,000
   Series F...............................................   $0.01    15,450,000
                                                                     -----------
     Total................................................            16,045,000
                                                                     ===========
                                                                       Shares
   Common Stock                                            Par Value Authorized
   ------------                                            --------- -----------
   Class A................................................   $0.01   608,550,000
   Class B................................................   $0.01   308,550,000
   Class C tracked........................................   $0.01       309,000
   Class D tracked........................................   $0.01       927,000
   Voting Preference......................................   $0.01         3,090
                                                                     -----------
     Total................................................           918,339,090
                                                                     ===========

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)


   The following schedules represent the transactions that took place with respect to Holding's mandatorily redeemable preferred stock and common stock for the year ended December 31, 1998.

                                                                    Series A
                                                                    Preferred
                                                                      stock
                                                                  -------------
                                                                  Shares Amount
                                                                  ------ ------
     Balance, December 31, 1997.................................    367  $4,144
     Accretion of preferred stock dividends.....................    --      224
     Recapitalization of Holding................................   (367) (4,368)
                                                                   ----  ------
     Balance, December 31, 1998.................................    --   $  --
                                                                   ====  ======

                            Class A        Class B        Class C
                         Common Stock   Common Stock    Common Stock   Common Stock
                         -------------- -------------- --------------- -------------
                         Shares  Amount Shares  Amount Shares   Amount Shares Amount Total
                         ------  ------ ------  ------ -------  ------ ------ ------ -----
Balance, December 31,
 1997...................  4,834   $856   1,974   $--    12,527   $--     --    $--   $856
Recapitalization of
 Holding................ (4,834)  (856) (1,974)   --   (12,527)   --     100    --   (856)
Elimination of 100% of
 equity interests in
 Holding................    --     --      --     --       --     --    (100)   --    --
                         ------   ----  ------   ----  -------   ----   ----   ----  ----
Balance, December 31,
 1998...................    --    $--      --    $--       --    $ --    --    $--   $--
                         ======   ====  ======   ====  =======   ====   ====   ====  ====

   The following schedule represents the transactions that took place with respect to TeleCorp's mandatorily redeemable preferred stock, Series F preferred stock and common stock for the period July 1998 to June 30, 2000.

                             Series A         Series C         Series D        Series E
                          Preferred stock Preferred stock  Preferred stock  Preferred stock
                          --------------- ---------------- ---------------- ----------------
                          Shares  Amount  Shares   Amount  Shares   Amount  Shares   Amount    Total
                          ------ -------- ------- -------- ------- -------- -------  -------  --------
Mandatorily redeemable
 preferred stock
Issuance of preferred
 stock to AT&T PCS for
 licenses and AT&T
 agreements.............  66,723 $ 66,723     --  $    --   34,267 $ 34,143     --   $   --   $100,866
Issuance of preferred
 stock to initial
 investors other than
 AT&T Wireless, net of
 issuance costs of
 $1,028.................     --       --  128,000  126,848     --       --      --       --    126,848
Accretion of preferred
 stock dividends........     --     3,040     --     3,819     --       946     --       541     8,346
Noncash issuance of
 restricted stock.......     --       --      --       --      --       --    5,505        6         6
Repurchase of restricted
 stock for cash.........     --       --      --       --      --       --     (784)      (1)       (1)
Noncash issuance of
 preferred stock for
 equity of Holding......     --       --    7,348    4,334     --       --   14,156       10     4,344
                          ------ -------- ------- -------- ------- -------- -------  -------  --------
Balance, December 31,
 1998...................  66,723   69,763 135,348  135,001  34,267   35,089  18,877      556   240,409
Issuance of preferred
 stock for cash, net of
 issuance costs of
 $2,500.................  30,750   30,454  72,382   51,089  15,150   11,080     --       --     92,623
Issuance of preferred
 stock for PCS licenses
 and operating
 agreements.............     --       --    2,878    2,674     --       --      --       --      2,674
Accretion of preferred
 stock dividends........     --     9,124     --    10,939     --     2,646     --     1,415    24,124
Noncash issuance of
 restricted stock.......     --       --      --       --      --       --    6,741      353       353
Repurchase of restricted
 stock or cash..........     --       --      --       --      --       --     (577)      (1)       (1)
                          ------ -------- ------- -------- ------- -------- -------  -------  --------
Balance, December 31,
 1999...................  97,473  109,341 210,608  199,703  49,417   48,815  25,041    2,323   360,182
Accretion of preferred
 stock dividends .......     --     5,603     --     7,725     --     1,738     --       823    15,889
Repurchase of shares for
 cash...................     --       --      --       --      --       --     (166)     --        --
Issuance of shares for
 property...............     --       --      --       --      --       --      800       58        58
                          ------ -------- ------- -------- ------- -------- -------  -------  --------
Balance, June 30, 2000
 (unaudited)............  97,473 $114,944 210,608 $207,428  49,417 $ 50,553  25,675   $3,204  $376,129
                          ====== ======== ======= ======== ======= ======== =======  =======  ========

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)


                                                                   Class C        Class D        Voting
                              Series F           Class A           tracked        tracked      Preference
                           Preferred stock    Common stock       Common stock   Common stock  Common stock
                          ----------------- ------------------- -------------- -------------- -------------
                            Shares   Amount   Shares     Amount Shares  Amount Shares  Amount Shares Amount Total
                          ---------- ------ ----------   ------ ------- ------ ------- ------ ------ ------ ------
Series F preferred and
 common stock
Issuance of common stock
 to initial investors
 other than AT&T
 Wireless for cash......         --   $--   37,540,390    $375  110,549  $ 1   827,487  $ 8     --    $--   $  384
Issuance of preferred
 stock to AT&T PCS for
 licenses and AT&T
 Agreements.............  10,308,676   103         --      --       --   --        --   --      --     --      103
Exchange of 100% of
 equity interests in
 Predecessor Company for
 equity in the Company..         --    --    7,583,463      76  173,264    2    23,942  --    3,090    --       78
Noncash issuance of
 restricted stock.......         --    --    3,095,473      31      --   --        --   --      --     --       31
Repurchase of restricted
 stock for cash.........         --    --     (552,474)    --       --   --        --   --      --     --      --
                          ----------  ----  ----------    ----  -------  ---   -------  ---   -----   ----  ------
Balance, December 31,
 1998...................  10,308,676   103  47,666,852     482  283,813    3   851,429    8   3,090    --      596
Issuance of common stock
 and preferred stock for
 cash...................   4,604,102    46  22,366,242     224      --   --        --   --      --     --      270
Issuance of common stock
 in initial public
 offering...............         --    --   10,580,000     106      --   --        --   --      --     --      106
Issuance of common stock
 for PCS licenses and
 operating agreements...         --    --      865,089       9      --   --        --   --      --     --        9
Noncash issuance of
 restricted stock.......         --    --    3,382,493      24      --   --        --   --      --     --       24
Repurchase of restricted
 stock for cash.........         --    --     (406,787)    --       --   --        --   --      --     --      --
                          ----------  ----  ----------    ----  -------  ---   -------  ---   -----   ----  ------
Balance, December 31,
 1999...................  14,912,778   149  84,453,889     845  283,813    3   851,429    8   3,090    --    1,005
Issuance of common stock
 for PCS licenses.......         --    --    1,201,772      12      --   --        --   --      --     --       12
Issuance of common stock
 for cash...............         --    --    2,245,000      22      --   --        --   --      --     --       22
Repurchase of stock for
 cash...................         --    --     (104,588)    --       --   --        --   --      --     --      --
Issuance of common stock
 related to exercise of
 options................         --    --        8,538     --       --   --        --   --      --     --      --
                          ----------  ----  ----------    ----  -------  ---   -------  ---   -----   ----  ------
Balance, June 30, 2000,
 (unaudited)............  14,912,778  $149  87,804,611    $879  283,813  $ 3   851,429  $ 8   3,090   $--   $1,039
                          ==========  ====  ==========    ====  =======  ===   =======  ===   =====   ====  ======

 Stock Split

   On August 27, 1999 and on November 5, 1999, the Company filed amendments to its certificate of incorporation with the Delaware Secretary of State to effect a 100 for 1 stock split and 3.09 for 1 stock split respectively, of its outstanding and authorized Series F preferred stock and all classes of its common stock. The stock splits have been retroactively reflected in the financial statements for all periods presented. In addition, the amendment to the Company's certificate of incorporation increased the authorized number of shares of each

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)

of the Class A common stock and the Class B common stock by 15 million. In addition, the Board of Directors and the stockholders approved further amendments and restatements to the Company's certificate of incorporation becoming effective upon the closing of the Company's initial public offering, including a 300 million increase in the number of authorized shares of the Company's class A common stock.

 Initial Public Offering and Concurrent Offering

   On November 23, 1999 in an initial public offering of 10.58 million shares of Class A common stock for $20.00 per share, the Company raised proceeds of approximately $197,317, net of underwriter's discount of $14,283. Offering costs, including legal, accounting and printing costs associated with the offering totaled $1,801, and these costs were charged directly against paid-in capital.

   In a concurrent offering to AT&T Wireless, the Company issued 2,245,000 shares of Class A common stock for $18.65 per share. The Company raised proceeds of $41,869, which was received on January 18, 2000.

   There are no issued or outstanding shares of Series B preferred stock, Senior common stock or Class B common stock as of December 31, 1999 or June 30, 2000.

   The conversion features and conversion prices of the Company's issued stock are summarized below:

 Convertible Security                Convertible Into               Conversion Price
 --------------------          ----------------------------   ----------------------------
 Series A preferred            Stock After July 2006, at      The Series A conversion rate
                               the holders' option, into      is equal to the liquidation
                               Class A common stock           Preference of the Series A
                                                              preferred stock on the
                                                              conversion date divided by
                                                              the market price of the
                                                              Class A common stock on the
                                                              Conversion date.

 Series C preferred Stock      At the option of the Company   The liquidation preference
                               at the IPO price of A or B     of the Series C preferred
                               common stock                   stock divided by the IPO
                                                              price of $20.00 per share.

 Series D preferred Stock      If Series C preferred stock    The liquidation preference
                               is Converted then              divided by the IPO price of
                               automatically at the IPO       $20.00 per share.
                               date into Senior common
                               stock

 Series E preferred Stock      At the option of the Company   The liquidation preference
                               at the IPO date into either    of the Series E preferred
                               Class A or Class B common      stock divided by the IPO
                               stock                          price of $20.00 per share.

 Series F preferred stock and  At the holders' option, into   One share of Series F
  Senior common stock          Class A, Class B or Class D    preferred stock or Senior
                               common stock, depending upon   common stock for one share
                               the occurrence of certain      of either Class A, Class B
                               defined events                 or Class D common stock.

 Class A common Stock          At the holders' option into    One share of Class B common
                               Class B common stock           stock for one share of Class
                                                              A Common stock.

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)

Convertible Security                Convertible Into              Conversion Price
--------------------          ----------------------------  ----------------------------
Class C tracked Common stock  Subject to FCC constraints    One share of Class A or
                              and Board approval, at the    Class B common stock for one
                              holders' option and by        share of Class C tracked
                              affirmative vote of at least  common stock.
                              66 2/3% of Class A common
                              stock into Class A or Class
                              B common stock

Class D tracked Common stock  Subject to FCC constraints    One share of Class A or
                              and Board approval, at the    Class B common stock for one
                              holders' option and by        share of Class D tracked
                              affirmative vote of at least  common stock.
                              66 2/3% of Class A common
                              stock into Class A or Class
                              B common stock

   The conversion features and conversion prices of the Company's issued stock are summarized below:

 Liquidation rights

   In the event of any liquidation, dissolution or winding up of the Company, as defined, the stockholders of the Company are entitled to liquidation preferences as follows:

 Order of
 Distribution   Stock Classification            Distribution Preference
 ------------ ------------------------- --------------------------------------
 First        Series A and Series B     $1,000 per share plus accrued and
              preferred stock           unpaid dividends.

 Second       Series C and Series D     Series C: actual paid-in capital per
              preferred stock           share plus accrued and unpaid
                                        dividends plus interest of 6% per
                                        annum on the actual paid-in capital,
                                        compounded quarterly, less amount of
                                        dividends declared and paid.

                                        Series D: $1,000 per share plus
                                        accrued and unpaid dividends plus an
                                        amount equal to interest on $1,000 per
                                        share at a rate of 6% per annum,
                                        compounded quarterly, less amount of
                                        dividends declared and paid.

 Third        Series E preferred stock  Accrued and unpaid dividends, plus an amount equal to interest on $1,000 per
                                        share at 6% per annum, compounded
                                        quarterly, less dividends declared and
                                        paid.

 Fourth       Series F preferred stock  Series F preferred: $0.000032 per
              and Senior common stock   share plus accrued and unpaid
                                        dividends.

 Dividends and voting rights

   The holders of the Series A and Series B preferred stock are entitled to cumulative quarterly cash dividends at an annual rate of 10% of the liquidation preference of the then outstanding shares. The holders of the remaining shares of preferred and common stock are entitled to dividends if and when declared.

   The Class A common stock has 4,990,000 voting rights and the Voting Preference common stock has 5,010,000 voting rights. The remaining shares of preferred and common stock shall have no voting rights, except as provided by law or in certain limited circumstances.

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)


 Call and redemption features

   The preferred stock is callable at the option of the Company at a price equal to the liquidation preference on the redemption date. The Series A preferred stock is callable thirty days after the 10th anniversary of the issuance of such shares. The Series B preferred stock is callable at any time. The Series C and Series D preferred stock are callable at any time, provided that the Series C and Series D Preferred Stock are called concurrently.

   The Series A, Series B, Series C, Series D and Series E preferred stock are redeemable thirty days after the 20th anniversary of the issuance of such shares at the option of the holder at a price equal to the liquidation preference on the redemption date. The Series F preferred stock is not redeemable. Pursuant to a Management Agreement, the Company may redeem certain shares of Class A common stock and Series E preferred stock held by the Company's Chief Executive Officer and Executive Vice President (the TeleCorp Management Company officers). For the period from the finalization of the AT&T Transaction to December 31, 1998, the Company accreted $8,345 of dividends in connection with this redemption feature.

 Tracked common stock

   The Class C and Class D common stock have been designated as Tracked common stock. The holders of the Tracked common stock are entitled to a dividend, when available, equal to the excess of the fair value of the net assets of Holding over the aggregate par value of the outstanding shares of the Tracked common stock. After all other preferential liquidating distributions have been made, the holders of the Tracked common stock will be entitled to a liquidation preference equal to the excess of the fair value of the net assets of Holding.

 Participating stock

   The Series F preferred stock, the Senior common stock and the Class A and B common stock are participating stock, and the Board of Directors may not declare dividends on or redeem, purchase or otherwise acquire for consideration any shares of the Participating Stock, unless the Board of Directors makes such declaration or payment on the same terms with respect to all shares of participating stock, ratably in accordance with each class and series of participating stock then outstanding.

 Net Loss Per Share

   The following table sets forth the computation of basic and diluted net loss per share:

                                                                 For the six months
                          For the year ended December 31,          ended June 30,
                          ----------------------------------  -------------------------
                            1997       1998         1999         1999          2000
                          --------  -----------  -----------  -----------  ------------
                                                              (unaudited)   (unaudited)
Numerator:
  Net loss..............  $ (3,335) $   (51,155) $  (250,996) $   (78,283) $   (168,373)
 Less: accretion of
  mandatorily redeemable
  Preferred stock.......      (726)      (8,567)     (24,124)      (9,896)      (15,889)
                          --------  -----------  -----------  -----------  ------------
  Net loss attributable
   to common equity.....  $ (4,061) $   (59,722) $  (275,120) $   (88,179) $   (184,262)
                          ========  ===========  ===========  ===========  ============
Denominator:
Basic and diluted net
 loss per share--
 Weighted average
 shares.................    36,340   27,233,786   76,895,391   63,293,065   100,414,647
                          ========  ===========  ===========  ===========  ============
Net loss attributable to
 common equity per
 Share--basic and
 diluted................  $(111.74) $     (2.19) $     (3.58) $     (1.39) $      (1.84)
                          ========  ===========  ===========  ===========  ============

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)

   The following equity instruments were not included in the diluted net loss per share calculation because their effect would be anti-dilutive:

                                       For the year           For the
                                      ended December         six months
                                            31,            ended June 30,
                                     ----------------- ----------------------
                                     1997 1998  1999      1999        2000
                                     ---- ---- ------- ----------- ----------
                                                       (unaudited) (unaudited)
   Mandatorily redeemable preferred
    stock
    series A........................  --   --   97,473   97,473       97,473
   Stock options....................  --   --  545,497       --      735,636
   Contingently returnable Class A
    common stock....................  --   --       --       --    2,748,958

12. Restricted Stock Plan and Other Restricted Stock Awards

 Restricted Stock Plan

   In July 1998, the Company adopted a Restricted Stock Plan (the Plan) to attract and retain key employees and to reward outstanding performance. Key employees selected by management may elect to become participants in the Plan by entering into an agreement which provides for issuance of fixed and variable units consisting of Series E mandatorily redeemable preferred stock and Class A common stock. The fixed units typically vest over a five or six year period. The variable units vest based upon certain events taking place, such as buildout milestones, Pop coverage, the completion of an initial public offering and other events. Unvested shares are forfeited upon termination of employment. The shares issued under the Plan shall consist of units transferred to participants without payment as additional compensation for their services to the Company. The total number of units that may be awarded to key employees shall not exceed 7,085 units and 4,000,000 shares of Series E preferred stock and Class A common stock, respectively, as determined upon award. Any units not granted on or prior to July 17, 2003 shall be awarded to two officers of the Company. Each participant has voting, dividend and distribution rights with respect to all shares of both vested and unvested common stock. After the Class A shares become publicly traded, the right of first offer will no longer exist for the Series E preferred shares. In addition the shares contain rights of inclusion and first negotiation. The Company may repurchase unvested shares, and under certain circumstances, vested shares of participants whose employment with the Company terminates. The repurchase price is equal to $0.01 and $0.00003 per share for the Series E preferred and common stock, respectively.


   Activity under the Plan is as follows:

                                         Estimated
                              Series E      fair                   Estimated
                              preferred  value per     Class A     fair value
                                stock      share     common stock  per share
                              --------- ------------ ------------ ------------
Shares awarded...............   5,505   $       1.00  3,095,473   $       .003
Repurchases..................    (784)           --    (552,474)           --
                                -----                 ---------
Balance, December 31, 1998...   4,721           1.00  2,542,999           .003
Shares awarded...............   2,677    52.00-72.98  1,748,609     .003-20.00
Repurchases..................    (577)           --    (406,787)           --
                                -----                 ---------
Balance, December 31, 1999...   6,821     1.00-72.98  3,884,821     .003-20.00
Repurchases..................    (166)         72.98   (104,588)          .003
                                -----                 ---------
Balance, June 30, 2000
 (unaudited).................   6,655   $1.00-$72.98  3,780,233   $.003-$20.00
                                =====                 =========

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)

   Deferred compensation and compensation expense related to the issuance of restricted stock to employees, based on the estimated fair value of the preferred and common stock, was immaterial for the year ended December 31, 1998.

   Certain awards granted under the Plan were variable awards. Upon the initial offering, the variable stock awards became fixed. At that point, the Company recorded deferred compensation expense based on the difference between the estimated fair value and the exercise price of the award in the amount of $61,999. For the year ended December 31, 1999 and the six months ended June 30, 2000, the Company recorded compensation expense related to the restricted stock awards of $15,299 and $7,291 (unaudited), respectively. The remaining deferred compensation balance related to the restricted stock awards of $32,670 and $24,179 (unaudited) at December 31, 1999 and June 30, 2000, respectively, will be recognized as compensation expense over the remaining vesting period. Outstanding fixed awards and variable awards as of December 31, 1998, 1999 and June 30, 2000 are as follows:

                                           December 31, December 31,  June 30,
                                               1998         1999        2000
                                           ------------ ------------ -----------
                                                                     (unaudited)
Series E preferred stock:
  Fixed awards............................      3,664        6,821        6,655
  Variable awards.........................      1,057          --           --
                                            ---------    ---------    ---------
    Total Series E awards.................      4,721        6,821        6,655
                                            =========    =========    =========
Class A common stock:
  Fixed awards............................  1,152,605    3,884,821    3,780,233
  Variable awards.........................  1,390,394          --           --
                                            ---------    ---------    ---------
    Total Class A awards..................  2,542,999    3,884,821    3,780,233
                                            =========    =========    =========

 Other Restricted Stock Awards

   The Chief Executive Officer and the Executive Vice President were issued variable restricted stock awards outside of the Restricted Stock Plan. Upon the initial public offering, the variable stock awards became fixed. At that point, the Company recorded deferred compensation expense based the difference between the estimated fair value and the exercise price of the award. The company recorded $28,823 as deferred compensation related to these awards and will recognize that as compensation expense over the related vesting periods, of which $14,809 and $2,402 (unaudited) was recorded as compensation expense for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively.

13. Employee and Director Stock Option Plan

   On July 22, 1999, the Company implemented the 1999 Stock Option Plan to allow employees and members of the Board of Directors to acquire shares of Class B common stock. The options have an option term of 10 years, ratable vesting over a three to four year period, exercise prices equal to the estimated fair value of the underlying Class B common stock on the date of award and restrictions on exercisability until (i) a qualified initial public offering (IPO) to which the Class A voting common stock has been registered under the Securities Act of 1933 for aggregate proceeds of $20,000, (ii) the sale of all or substantially all of the assets of the Company or (iii) the sale of all or substantially all of the outstanding capital stock of the Company. The Company has reserved 1,814,321 shares of Class A common stock for issuance under this plan.

   The 581,967 stock options awarded during the period from July 22, 1999 to November 23, 1999 represented variable awards since their exercisability was restricted until the completion of the initial public offering, sale of assets or sale of the Company. Therefore, the measurement date occurred when the

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)

exercisability restrictions were relieved, upon the initial public offering. At that point, the Company recorded deferred compensation expense based on the difference between the initial public offering of $20.00 per share and the exercise price of the award. All awards after the initial public offering are fixed awards. The Company recorded $11,050 as deferred compensation related to the stock option awards and will recognize expense over the related vesting periods, of which $1,709 and $1,893 (unaudited) was recorded as compensation expense for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively.

   A summary of the status of the Company's stock option plan is presented below:

                                                           Weighted
                                                            Average    Weighted
                                                           Remaining   Average
                                           Option Price   Contractual  Exercise
                                 Shares   Range per share Life (Years)  Price
                                 -------  --------------- -----------  --------
Outstanding at December 31,
 1998..........................      --   $           --       --      $   --
  Granted......................  611,967   0.0065--$37.88     9.6         1.28
  Exercised....................      --               --       --          --
  Forfeited....................  (66,470)          0.0065     9.6       0.0065
                                 -------
Outstanding at December 31,
 1999..........................  545,497   0.0065--$37.88     9.6         1.43
  Granted......................  247,500            20.00     9.8        20.00
  Exercised....................   (8,538)          0.0065     9.1       0.0065
  Forfeited....................  (48,823)          0.0065     9.1       0.0065
                                 -------
Outstanding at June 30, 2000
 (unaudited)...................  735,636   0.0065--$37.88     9.3         7.34
                                 =======
Options vested at June 30, 2000
 (unaudited)...................   68,251  $        0.0065     9.1      $0.0065

   No options were exercisable as of December 31, 1999 and 68,251 options were exercisable as of June 30, 2000.

                    Options Outstanding at December 31, 1999

                                                                       Weighted Average
                                                                          Remaining
     Weighted Average                                                  Contractual Life
      Exercise Price              Number of Shares                          (Years)
     ----------------             ----------------                     ----------------
         $0.0065                      515,497                                 9.6
           20.00                       20,000                                10.0
           37.88                       10,000                                10.0
                                      -------
         $  1.43                      545,497                                 9.6
                                      =======

                Options Outstanding at June 30, 2000 (unaudited)

                                                                       Weighted Average
                                                                          Remaining
     Weighted Average                                                  Contractual Life
      Exercise Price              Number of Shares                          (Years)
     ----------------             ----------------                     ----------------
         $0.0065                      474,939                                9.1
           20.00                       20,000                                9.5
           37.88                       10,000                                9.6
           20.00                      230,697                                9.6
                                      -------
         $  7.34                      735,636                                9.3
                                      =======

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)


   During the year ended December 31, 1999, the Company granted options to purchase 611,967 shares of common stock, of which options to purchase 601,967 shares of common stock were granted at exercise prices below fair market value.

   During the six months ended June 30, 2000 the Company granted options to purchase 247,500 shares of common stock, of which all was granted at an exercise price below fair market value.

              Options Granted for the Year Ended December 31, 1999

                             Market Price of                Weighted Average
            Weighted Average    Stock on       Fair Value      Remaining
   Shares    Exercise Price    Grant Date      of Options     Life (year)
   ------   ---------------- --------------- -------------- ----------------
   581,967      $0.0065          $20.00          $20.00            9.6
    10,000        20.00           20.00          18.34            10.0
    10,000        20.00           36.97          34.82            10.0
    10,000        37.88           39.25          36.09            10.0
   -------
   611,967      $  1.28      $20.00--$39.25  $18.34--$36.09        9.6
   =======

       Options Granted for the six months Ended June 30, 2000 (unaudited)

                                   Market Price                    Weighted Average
              Weighted Average     of Stock on      Fair Value        Remaining
   Shares      Exercise Price       Grant Date      of Options        Life (year)
   ------     ----------------     ------------     ----------     ----------------
   247,500         $20.00             $37.87          $35.70             9.8
   -------
   247,500         $20.00             $37.87          $35.70             9.8
   =======

   As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company has elected to continue to follow the provisions of Accounting Principle Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees," and to adopt the disclosure only provision of SFAS No. 123. If compensation expense had been recorded based on the fair value at the grant dates for awards under the Plan, the Company's pro forma net loss, pro forma net loss per share basic and diluted would have been $184,902 and $1.84, respectively, for the six months ended June 30, 2000. If compensation expense had been recorded based on the fair value at the grant dates for awards under the Plan for the years ended December 31, 1997, 1998 and 1999 and for the six months ended June 30, 2000, the Company's pro forma net loss, pro forma basic net loss per share and pro forma diluted net loss per share would have been the same as their respective reported balances disclosed in the financial statements for such periods.

   The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants issued during the year ended December 31, 1999 and the six months ended June 30, 2000: volatility factor of 100%, weighted average expected life of 10 years, weighted-average risk free interest rate of 6%, and no dividend yield. The weighted average fair value of grants made during the year ended December 31, 1999 and the six months ended June 30, 2000 was $20.52 and $35.70 (unaudited), respectively.

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)


14. Mandatorily Redeemable Preferred and Common Stock Subscriptions Receivable

   In connection with the AT&T Transaction described in Note 9 and the acquisitions described in Note 10, the Company received various cash commitments from the Cash Equity Investors in exchange for Series C preferred stock and various classes of common stock. The Company has recorded a preferred stock subscription receivable of $75,914, $97,001 and $97,001 (unaudited) as of December 31, 1998, 1999 and June 30, 2000, respectively, as a reduction to the mandatorily redeemable preferred stock and a common stock subscription receivable of $86, $191 and $191 (unaudited) as of December 31, 1998, 1999 and June 30, 2000, respectively, as a reduction to stockholders' equity (deficit) for the unpaid commitment.

   As of December 31, 1999, the agreements require the initial investors other than AT&T Wireless to fund their unconditional and irrevocable obligations in installments in accordance with the following schedules:

   For the year ended December 31,                                      Amount
   -------------------------------                                      ------
   2000................................................................ $37,650
   2001................................................................  48,542
   2002................................................................  11,000
                                                                        -------
     Total............................................................. $97,192
                                                                        =======

15. Income Taxes

   There was no provision for income tax for the years ended December 31, 1997, 1998 and 1999, respectively. The tax effect of temporary differences which gives rise to significant portions of the deferred tax assets as of December 31, 1998, 1999 and June 30, 2000, respectively, are as follows:

                                                   December 31,
                                                 ------------------   June 30,
                                                  1998      1999        2000
                                                 -------  ---------  -----------
                                                                     (unaudited)
   Capitalized start-up costs................... $17,599  $  13,517   $  11,828
   Net operating losses.........................   3,635     92,579     147,887
   Depreciation and amortization................     289    (14,180)    (19,098)
   Original Issue Discount......................     175     11,461      23,839
   Other........................................    (843)     1,402        (252)
                                                 -------  ---------   ---------
                                                  20,855    104,779     164,204
   Less valuation allowance..................... (20,855)  (104,779)   (164,204)
                                                 -------  ---------   ---------
                                                 $   --   $     --    $     --
                                                 =======  =========   =========

   For federal income tax purposes, start-up costs are being amortized over five years starting January 1, 1999 when active business operations commenced. As of June 30, 2000, the Company had approximately $295,000 (unaudited) of net operating losses. The net operating losses will begin to expire in 2012. There may be a limitation on the annual utilization of net operating losses and capitalized start-up costs as a result of certain ownership changes that have occurred since the Company's inception. A valuation allowance is recognized if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. Based on the Company's financial results, management has concluded that a full valuation allowance for all of the Company's deferred tax assets is appropriate.

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)


   A reconciliation between income taxes from operations computed using the federal statutory income tax rate and the Company's effective tax rate is as follows:

                                                        December 31,  June 30,
                                                            1999        2000
                                                        ------------ -----------
                                                                     (unaudited)
   Federal tax at statutory rates......................     34.0%        34.0%
   State tax expense...................................      3.5%         3.5%
   Stock based compensation............................     (4.1%)       (4.1)%
   Change in valuation allowance.......................    (33.4%)      (33.4)%
                                                           ------       -----
                                                             0.0%        0.0%
                                                           ======       =====

16. Commitments

   In May 1998, the Company entered into a vendor procurement contract (the Vendor Procurement Contract) with Lucent, pursuant to which the Company may purchase radio, switching and related equipment and services for the development of the Company's wireless communications network. At December 31, 1998, 1999, and June 30, 2000, the Company has purchased approximately $90,900, $294,500, and $309,100 (unaudited), respectively, of equipment and services from Lucent since the inception of the Vendor Procurement Contract.

   The Company has operating leases primarily related to retail store locations, distribution outlets, office space, and rent for the Company's network build-out. The terms of some of the leases include a reduction of rental payments and scheduled rent increases at specified intervals during the term of the leases. The Company is recognizing rent expense on a straight-line basis over the life of the lease, which establishes deferred rent on the balance sheet.

   As of June 30, 2000, the aggregate minimum rental commitments under non-cancelable operating leases are as follows (unaudited):

   For the Period July 1--December 31, 2000........................... $ 11,921
   For the Year Ended December 31;
     2001.............................................................   23,758
     2002.............................................................   23,398
     2003.............................................................   20,833
     2004.............................................................   15,490
     2005.............................................................    8,964
     Thereafter.......................................................   26,869
                                                                       --------
       Total.......................................................... $131,233
                                                                       ========

   As of December 31, 1999, the aggregate minimum rental commitments under non-cancelable operating leases are as follows:

   For the Year Ended December 31;
     2000............................................................. $ 21,605
     2001.............................................................   21,375
     2002.............................................................   21,057
     2003.............................................................   18,374
     2004.............................................................   10,330
     Thereafter.......................................................   27,999
                                                                       --------
       Total.......................................................... $120,740
                                                                       ========

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)


   Rental expense was approximately $157, $3,193, $13,792 and $11,809 (unaudited) for the years ended December 31, 1997, 1998, 1999, and the six months ended June 30, 2000, respectively.

   The Company has entered into letters of credit to facilitate local business activities. The Company is liable under the letters of credit for nonperformance of certain criteria under the individual contracts. The total amount of outstanding letters of credit was $1,425, $1,576 and $2,176 (unaudited) at December 31, 1998, 1999 and June 30, 2000, respectively. The outstanding letters of credit reduce the amount available to be drawn under the Senior Credit Facility (see Note 8). The Company is unaware of any events that would have resulted in nonperformance of a contract during the years ended December 31, 1998, 1999 or the six months ended June 30, 2000.

   The Company has minimum purchase commitments of 15 million roaming minutes from July 1999 to January 2002 from another wireless provider in Puerto Rico relating to customers roaming outside its coverage area. The Company believes it will be able to meet these minimum requirements.

   Additionally, the Company has an obligation to AT&T Wireless to purchase a minimum number of minutes of traffic annually over a specified time period and a specified number of dedicated voice and data leased lines in order for it to retain preferred pricing rates. The Company believes it will be able to meet these minimum requirements.

17. Related Parties

   The Company receives site acquisition, construction management, program management, microwave relocation, and engineering services pursuant to a Master Services Agreement with WFI (Wireless Facilities, Inc). The Chief Executive Officer and Executive Vice President and Chief Financial Officer of the Company were formerly stockholders and senior officers of WFI. Fees for the above services are as follows: $12 per site for site acquisition services, $7 per site for construction management services, $9 per site for program management and $1 for microwave relocation services for all of the Company's existing regions. Fees for engineering services are based upon WFI's customary hourly rates. For the years ended December 31, 1997, 1998, 1999 and the six months ended June 30, 2000. the Company paid $1,940, $30,720, $75,975 and $31,000
(unaudited), respectively, to WFI for these services. As of December 31, 1997, 1998, 1999 and June 30, 2000, the Company owed WFI $171, $21,178, $15,053 and
$589 (unaudited), respectively. Subsequent to December 31, 1997, the Chief Executive Officer and Executive Vice President sold 100% of their interests in WFI.

   In April 1997, Holding entered into an agreement to transfer PCS licenses, operating assets, liabilities and U.S. Government financing, for the Houston, Tampa, Melbourne and Orlando BTAs to four newly-formed entities created by Holding's existing stockholder group: THC of Houston, Inc.; THC of Tampa, Inc.; THC of Melbourne, Inc.; and THC of Orlando, Inc. (the THC entities). These assets and liabilities were transferred in exchange for investment units of the newly-formed THC entities which consisted of Class A, B and C common stock and Series A preferred stock in August 1997. The carrying amount of the total assets and liabilities transferred was $15,679 and $12,034, respectively. Simultaneously, Holding reacquired shares of its preferred and common stock in a $6,370 partial stock redemption through the exchange of the investment units in the newly-formed companies of $3,645, which represented the net difference between the cost of the assets and liabilities transferred and the issuance of an aggregate of $2,725, of notes payable to those newly-formed THC entities.

   As a result of this transfer, Holding no longer retains any ownership interest in the THC entities. Because this transaction was non-monetary in nature and occurred between entities with the same stockholder group, the transaction was recorded at historical cost. Subsequent to the transfer, the Company reduced the notes payable

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)

by $653 which represented certain costs incurred by the Company on behalf of the THC entities for the year ended December 31, 1997 pursuant to Transfer Agreements and Management Agreements. The combined amounts owed THC Houston, Inc., THC Tampa, Inc., THC Melbourne, Inc., and THC Orlando, Inc. of $2,073 as of December 31, 1997 were repaid in full during 1998. As of December 31, 1998, 1999 and June 30, 2000, the combined amounts owed by the Company to THC Houston, Inc., THC Tampa, Inc., THC Melbourne, Inc., and THC Orlando, Inc. were $547, $0 and $0 (unaudited), respectively.

   The Executive Vice President serves as a consultant to ML Strategies, a division of the law firm, Mintz, Levin, Cohn, Ferris, Glozsky, and Popeo, PC (the Firm). The Firm also provides services for the Company. The Company incurred $506 and $951 (unaudited) during the year ended December 31, 1999 and the six months ended June 30, 2000, respectively, for related services performed by the Firm and the Company owed the Firm $50 and $0 (unaudited) at December 31, 1999 and June 30, 2000, respectively.

   As of December 31, 1997, the Company had amounts payable of $824, to TeleCorp WCS, Inc. (WCS), an affiliate, formerly TeleCorp Management Corporation, Inc. The amount payable to WCS represented $1,200 of funds received by the Company on behalf of WCS related to wireless communications service licenses owned by WCS reduced by expenses and other payments owed by WCS to the Company. The entire balance due WCS as of December 31, 1997 was repaid during 1998.

   Pursuant to a Management Agreement, TeleCorp Management Corp. (TMC) provides assistance to the Company in the form of administrative, operational, marketing, regulatory and general business services. For these services, beginning in July 1998, the Company pays a management fee to TMC of $550 per year plus reimbursement of certain business expenses, payable in equal monthly installments, plus an annual bonus. The management agreement has a five-year term, but may be terminated by the Company upon the occurrence of certain defined events. TMC may terminate the agreement at any time with proper notice. The Officers of TMC own all of the ownership interest in TMC. For the years ended December 31, 1998, 1999 and the six months ended June 30, 2000, the Company paid approximately $533, $1,665 and $552 (unaudited), respectively, to TMC for these services.

   The Company has entered into a Master Site Lease Agreement with American Towers, Inc., a company partially owned by certain stockholders of the Company. Under this arrangement American Towers provides network site leases for PCS deployment. The Company has incurred $17, $77 and $421 (unaudited) expense for the years ended December 31, 1998, 1999 and the six months ended June 30, 2000, respectively.

18. Defined Contribution Plan

   During 1998, the Company established the TeleCorp Communications, Inc. 401(k) Plan (the 401(k) Plan), a defined contribution plan in which all employees over the age of 21 are immediately eligible to participate in the 401(k) Plan. TeleCorp Communications, Inc. is a wholly-owned subsidiary of the Company. Under the 401(k) Plan, participants may elect to withhold up to 15% of their annual compensation, limited to $160 of total compensation as adjusted for inflation. The Company may make a matching contribution based on a percentage of the participant's contributions. Participants vest in the Company's matching contributions as follows: 20% after one year; 60% after two years and 100% after three years. Total Company contributions to the 401(k) Plan were $505, $888 and $904 (unaudited) for the years ended December 31, 1998, 1999 and the six months ended June 30, 2000, respectively.

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)


19. Subsidiary Guarantee

   On April 23, 1999, the Company completed the issuance and sale of 11 5/8% Senior Subordinated Discount Notes. The Notes are fully and unconditionally guaranteed on a joint and several basis by TeleCorp Communications, Inc., one of the Company's wholly-owned subsidiaries. Consolidating financial statements of TeleCorp, TeleCorp Communications, Inc., the guarantor, the non-guarantor subsidiaries of TeleCorp Communications, Inc. and the non-guarantor subsidiaries of TeleCorp as of December 31, 1998, 1999 and June 30, 2000 and for the years ended December 31, 1998, 1999 and for the six months ended June 30, 2000 have been included on the following pages.

   Certain amounts in the 1998 and 1999 consolidating financial statements have been reclassified to conform with the presentations of the consolidating financial statements as of and for the six months ended June 30, 2000. These reclassifications are eliminated upon consolidation and do not impact the Company's consolidated financial statements.

                              TELECORP PCS, INC.

                               ($ in thousands)

Consolidating Balance Sheet as of December 31, 1998:

                                            TeleCorp Communications, Inc.                      TeleCorp PCS, Inc.
                                  -------------------------------------------------- ---------------------------------------
                       TeleCorp   Guarantor  Non-Guarantor                           Non-Guarantor
                       PCS, Inc.  Subsidiary Subsidiaries  Eliminations Consolidated Subsidiaries  Eliminations Consolidated
                       ---------  ---------- ------------- ------------ ------------ ------------- ------------ ------------
       ASSETS
 Current assets:
  Cash and cash
  equivalents.......   $111,733    $    --     $    --       $   --       $    --      $    --      $     --      $111,733
  Accounts
  receivable, net...        --          --          --           --            --           --            --           --
  Inventory.........        --          778         --           --            778          --            --           778
  Prepaid expenses
  and other current
  assets............        --        2,035       1,369          --          3,404          --            --         3,404
                       --------    --------    --------      -------      --------     --------     ---------     --------
  Total current
  assets............    111,733       2,813       1,369          --          4,182          --            --       115,915
 Property and
 equipment, net.....        --       91,556     105,913          --        197,469          --            --       197,469
 PCS licenses and
 microwave
 relocation costs,
 net................        --          --          --           --            --       118,107           --       118,107
 Intangible assets--
 AT&T agreements,
 net................     26,285         --          --           --            --           --            --        26,285
 Deferred financing
 costs, net.........      8,585         --          --           --            --           --            --         8,585
 Other assets.......        --          --          283          --            283          --            --           283
 Intercompany
 receivables........    243,995         --        3,432       (3,432)          --           927      (244,922)         --
                       --------    --------    --------      -------      --------     --------     ---------     --------
  Total assets......   $390,598    $ 94,369    $110,997      $(3,432)     $201,934     $119,034     $(244,922)    $466,644
                       ========    ========    ========      =======      ========     ========     =========     ========
    LIABILITIES,
     MANDATORILY
     REDEEMABLE
 PREFERRED STOCK AND
    STOCKHOLDERS'
  EQUITY (DEFICIT)
 Current
 liabilities:
  Accounts payable..   $    --     $  8,331    $  6,261      $   --       $ 14,592     $    --      $     --      $ 14,592
  Accrued expenses..        --       19,074      75,798          --         94,872          --            --        94,872
  Microwave
  relocation
  obligation,
  current portion...        --          --          --           --            --         6,636           --         6,636
  Long-term debt,
  current portion...        --          --          --           --            --           --            --           --
  Accrued interest..      3,992         --          --           --            --           499           --         4,491
  Deferred revenue..        --          --          --           --            --           --            --           --
                       --------    --------    --------      -------      --------     --------     ---------     --------
  Total current
  liabilities.......      3,992      27,405      82,059          --        109,464        7,135           --       120,591
 Long-term debt.....    235,460         --          --           --            --         7,925           --       243,385
 Microwave
 relocation
 obligation.........        --          --          --           --            --         2,481           --         2,481
 Accrued expenses
 and other..........        --          --          196          --            196          --            --           196
 Intercompany
 payables...........        --      118,119      28,742       (3,432)      143,429      101,493      (244,922)         --
                       --------    --------    --------      -------      --------     --------     ---------     --------
  Total
  liabilities.......    239,452     145,524     110,997       (3,432)      253,089      119,034      (244,922)     366,653
                       --------    --------    --------      -------      --------     --------     ---------     --------
 Mandatorily
 redeemable
 preferred stock....    240,409         --          --           --            --           --            --       240,409
 Preferred stock
 subscriptions
 receivable.........    (75,918)        --          --           --            --           --            --       (75,918)
                       --------    --------    --------      -------      --------     --------     ---------     --------
  Total mandatorily
  redeemable
  preferred stock,
  net...............    164,491         --          --           --            --           --            --       164,491
                       --------    --------    --------      -------      --------     --------     ---------     --------
 Commitments and
 contingencies
 Stockholders'
 equity (deficit):
  Series F preferred
  stock.............        103         --          --           --            --           --            --           103
  Common stock......        493         --          --           --            --           --            --           493
  Additional paid-in
  capital...........        --          --          --           --            --           --            --           --
  Deferred
  compensation......         (7)        --          --           --            --           --            --            (7)
  Common stock
  subscriptions
  receivable........        (86)        --          --           --            --           --            --           (86)
  Accumulated
  deficit...........    (13,848)    (51,155)        --           --        (51,155)         --            --       (65,003)
                       --------    --------    --------      -------      --------     --------     ---------     --------
  Total
  stockholders'
  equity (deficit)..    (13,345)    (51,155)        --           --        (51,155)         --            --       (64,500)
                       --------    --------    --------      -------      --------     --------     ---------     --------
  Total liabilities,
  mandatorily
  redeemable
  preferred stock
  and stockholders'
  equity (deficit)..   $390,598    $ 94,369    $110,997      $(3,432)     $201,934     $119,034     $(244,922)    $466,644
                       ========    ========    ========      =======      ========     ========     =========     ========

                              TELECORP PCS, INC.

                               ($ in thousands)

Consolidating Balance Sheet as of December 31, 1999:

                                          TeleCorp Communications, Inc.                       TeleCorp PCS, Inc.
                                --------------------------------------------------- ---------------------------------------
                    TeleCorp    Guarantor   Non-Guarantor                           Non-Guarantor
                    PCS, Inc.   Subsidiary  Subsidiaries  Eliminations Consolidated Subsidiaries  Eliminations Consolidated
                   -----------  ----------  ------------- ------------ ------------ ------------- ------------ ------------
     ASSETS
Current assets:
 Cash and cash
 equivalents.....  $   182,330  $     --      $     --      $    --     $     --      $    --      $     --     $ 182,330
 Accounts
 receivable,
 net.............          --      23,581           --           --        23,581          --            --        23,581
 Inventory.......          --      15,802           --           --        15,802          --            --        15,802
 Prepaid expenses
 and other
 current assets..          --       1,608         2,220          --         3,828          --            --         3,828
                   -----------  ---------     ---------     --------    ---------     --------     ---------    ---------
 Total current
 assets..........      182,330     40,991         2,220          --        43,211          --            --       225,541
Property and
equipment, net...          --     182,235       218,215          --       400,450          --            --       400,450
PCS licenses and
microwave
relocation costs,
net..............          --         --            --           --           --       267,682           --       267,682
Intangible
assets--AT&T
agreements, net..       37,908        --            --           --           --           --            --        37,908
Deferred
financing costs,
net..............       19,577        --            --           --           --           --            --        19,577
Other assets.....          --       1,044           --           --         1,044          --            --         1,044
Intercompany
receivables......      858,279        --         42,970      (42,970)         --         5,702      (863,981)         --
                   -----------  ---------     ---------     --------    ---------     --------     ---------    ---------
 Total assets....  $ 1,098,094  $ 224,270     $ 263,405     $(42,970)   $ 444,705     $273,384     $(863,981)   $ 952,202
                   ===========  =========     =========     ========    =========     ========     =========    =========
  LIABILITIES,
   MANDATORILY
   REDEEMABLE
 PREFERRED STOCK
       AND
  STOCKHOLDERS'
EQUITY (DEFICIT)
Current
liabilities:
 Accounts
 payable.........  $       --   $  12,318     $  26,585     $    --     $  38,903     $    --      $     --     $  38,903
 Accrued
 expenses........          --      48,960         3,017          --        51,977          --            --        51,977
 Microwave
 relocation
 obligation,
 current
 portion.........          --         --            --           --           --        36,122           --        36,122
 Long-term debt,
 current
 portion.........          --         --            --           --           --         1,361           --         1,361
 Accrued
 interest........          521        --            --           --           --           866           --         1,387
 Deferred
 revenue.........          --       1,709           --           --         1,709          --            --         1,709
                   -----------  ---------     ---------     --------    ---------     --------     ---------    ---------
 Total current
 liabilities.....          521     62,987        29,602          --        92,589       38,349           --       131,459
Long-term debt...      622,795        --            --           --           --        16,415           --       639,210
Microwave
relocation
obligation.......          --         --            --           --           --         2,365           --         2,365
Accrued expenses
and other........          --         --          6,541          --         6,541          --            --         6,541
Intercompany
payables.........          --     463,434       227,262      (42,970)     647,726      216,255      (863,981)         --
                   -----------  ---------     ---------     --------    ---------     --------     ---------    ---------
 Total
 liabilities.....      623,316    526,421       263,405      (42,970)     746,856      273,384      (863,981)     779,575
                   -----------  ---------     ---------     --------    ---------     --------     ---------    ---------
Mandatorily
redeemable
preferred stock..      360,182        --            --           --           --           --            --       360,182
Preferred stock
subscriptions
receivable.......      (97,001)       --            --           --           --           --            --       (97,001)
                   -----------  ---------     ---------     --------    ---------     --------     ---------    ---------
 Total
 mandatorily
 redeemable
 preferred stock,
 net.............      263,181        --            --           --           --           --            --       263,181
                   -----------  ---------     ---------     --------    ---------     --------     ---------    ---------
Commitments and
contingencies
Stockholders'
equity (deficit):
 Series F
 preferred
 stock...........          149        --            --           --           --           --            --           149
 Common stock....          856        --            --           --           --           --            --           856
 Additional paid-
 in capital......      267,442        --            --           --           --           --            --       267,442
 Deferred
 compensation....      (42,811)       --            --           --           --           --            --       (42,811)
 Common stock
 subscriptions
 receivable......         (191)       --            --           --           --           --            --          (191)
 Accumulated
 deficit.........      (13,848)  (302,151)          --           --      (302,151)         --            --      (315,999)
                   -----------  ---------     ---------     --------    ---------     --------     ---------    ---------
 Total
 stockholders'
 equity
 (deficit).......      211,597   (302,151)          --           --      (302,151)         --            --       (90,554)
                   -----------  ---------     ---------     --------    ---------     --------     ---------    ---------
 Total
 liabilities,
 mandatorily
 redeemable
 preferred stock
 and
 stockholders'
 equity
 (deficit).......  $ 1,098,094  $ 224,270     $ 263,405     $(42,970)   $ 444,705     $273,384     $(863,981)   $ 952,202
                   ===========  =========     =========     ========    =========     ========     =========    =========

                              TELECORP PCS, INC.

                               ($ in thousands)

Consolidating Balance Sheet as of June 30, 2000 (unaudited):

                                          TeleCorp Communications, Inc.                       TeleCorp PCS, Inc.
                    ----------  --------------------------------------------------- ----------------------------------------
                     TeleCorp   Guarantor   Non-Guarantor                           Non-Guarantor
                    PCS, Inc.   Subsidiary  Subsidiaries  Eliminations Consolidated Subsidiaries  Eliminations  Consolidated
                    ----------  ----------  ------------- ------------ ------------ ------------- ------------  ------------
      ASSETS
Current assets:
 Cash and cash
 equivalents......  $   28,223  $     --      $    --       $    --     $      --     $    --     $       --     $  28,223
 Accounts
 receivable, net..         --      36,514          --            --         36,514         --             --        36,514
 Inventory........         --      20,604          --            --         20,604         --             --        20,604
 Prepaid expenses
 and other current
 assets...........         --       4,759        1,585           --          6,344         --             --         6,344
                    ----------  ---------     --------      --------    ----------    --------    -----------    ---------
 Total current
 assets...........      28,223     61,877        1,585           --         63,462         --             --        91,685
Property and
equipment, net....         --     249,111      281,923           --        531,034         --             --       531,034
PCS licenses and
microwave
relocation costs,
net...............         --         --           --            --            --      277,275            --       277,275
Intangible
assets--AT&T
agreements, net...      34,330        --           --            --            --          --             --        34,330
Deferred financing
costs, net........      18,647        --           --            --            --          --             --        18,647
Other assets......         --       5,217          --            --          5,217       8,409            --        13,626
Intercompany
receivables.......   1,176,496        --        79,918       (79,918)          --        9,086     (1,185,582)         --
                    ----------  ---------     --------      --------    ----------    --------    -----------    ---------
 Total assets.....  $1,257,696  $ 316,205     $363,426      $(79,918)   $  599,713    $294,770    $(1,185,582)   $ 966,597
                    ==========  =========     ========      ========    ==========    ========    ===========    =========
   LIABILITIES, MANDATORILY
REDEEMABLE PREFERRED STOCK AND
STOCKHOLDERS' EQUITY (DEFICIT)
Current
liabilities:
 Accounts
 payable..........  $      --   $   6,654     $    --       $    --     $    6,654    $    --     $       --     $   6,654
 Accrued
 expenses.........         --      75,297       35,579           --        110,876         --             --       110,876
 Microwave
 relocation
 obligation,
 current portion..         --         --           --            --            --       21,973            --        21,973
 Long-term debt,
 current portion..         --         --           --            --            --        1,415            --         1,415
 Accrued
 interest.........       1,230        --           --            --            --          325            --         1,555
 Deferred
 revenue..........         --       2,617          --            --          2,617         --             --         2,617
                    ----------  ---------     --------      --------    ----------    --------    -----------    ---------
 Total current
 liabilities......       1,230     84,568       35,579           --        120,147      23,713            --       145,090
Long-term debt....     710,230        --           --            --            --       17,899            --       728,129
Microwave
relocation
obligation........         --         --           --            --            --        8,128            --         8,128
Accrued expenses
and other.........         --         --         9,538           --          9,538         --             --         9,538
Intercompany
payables..........         --     702,161      318,309       (79,918)      940,552     245,030     (1,185,582)         --
                    ----------  ---------     --------      --------    ----------    --------    -----------    ---------
 Total
 liabilities......     711,460    786,729      363,426       (79,918)    1,070,237     294,770     (1,185,582)     890,885
                    ----------  ---------     --------      --------    ----------    --------    -----------    ---------
Mandatorily
redeemable
preferred stock...     376,129        --           --            --            --          --             --       376,129
Preferred stock
subscriptions
receivable........     (97,001)       --           --            --            --          --             --       (97,001)
                    ----------  ---------     --------      --------    ----------    --------    -----------    ---------
 Total mandatorily
 redeemable
 preferred stock,
 net..............     279,128        --           --            --            --          --             --       279,128
                    ----------  ---------     --------      --------    ----------    --------    -----------    ---------
Commitments and
contingencies

Stockholders'
equity (deficit):
 Series F
 preferred stock..         149        --           --            --            --          --             --           149
 Common stock.....         890        --           --            --            --          --             --           890
 Additional paid-
 in capital.......     313,107        --           --            --            --          --             --       313,107
 Deferred
 compensation.....     (32,999)       --           --            --            --          --             --       (32,999)
 Common stock
 subscriptions
 receivable.......        (191)       --           --            --            --          --             --          (191)
 Accumulated
 deficit..........     (13,848)  (470,524)         --            --       (470,524)        --             --      (484,372)
                    ----------  ---------     --------      --------    ----------    --------    -----------    ---------
 Total
 stockholders'
 equity
 (deficit)........     267,108   (470,524)         --            --       (470,524)        --             --      (203,416)
                    ----------  ---------     --------      --------    ----------    --------    -----------    ---------
 Total
 liabilities,
 mandatorily
 redeemable
 preferred stock
 and stockholders'
 equity
 (deficit)........  $1,257,696  $ 316,205     $363,426      $(79,918)   $  599,713    $294,770    $(1,185,582)   $ 966,597
                    ==========  =========     ========      ========    ==========    ========    ===========    =========

                              TELECORP PCS, INC.

                               ($ in thousands)

Consolidating Statement of Operations for the year ended December 31, 1998:

                                         TeleCorp Communications, Inc.                      TeleCorp PCS, Inc.
                               -------------------------------------------------- ---------------------------------------
                     TeleCorp
                       PCS,    Guarantor  Non-Guarantor                           Non-Guarantor
                       Inc.    Subsidiary Subsidiaries  Eliminations Consolidated Subsidiaries  Eliminations Consolidated
                     --------  ---------- ------------- ------------ ------------ ------------- ------------ ------------
Revenue:
  Service........... $    --    $    --      $  --        $   --       $    --        $--         $   --       $    --
  Roaming...........      --          29        --            --             29        --             --             29
  Equipment.........      --         --         --            --            --         --             --            --
  Intercompany......      803        --       3,432        (3,432)          --         927         (1,730)          --
                     --------   --------     ------       -------      --------       ----        -------      --------
    Total revenue...      803         29      3,432        (3,432)           29        927         (1,730)           29
                     --------   --------     ------       -------      --------       ----        -------      --------
Operating expenses:
  Cost of revenue...      --       5,162        --         (3,432)        1,730        --          (1,730)          --
  Operations and
   development......      --       6,579      3,193           --          9,772        --             --          9,772
  Selling and
   marketing........      --       6,325        --            --          6,325        --             --          6,325
  General and
   administrative...      --      26,239        --            --         26,239        --             --         26,239
  Depreciation and
   amortization.....      803        542        239           --            781        --             --          1,584
                     --------   --------     ------       -------      --------       ----        -------      --------
    Total operating
     expenses.......      803     44,847      3,432        (3,432)       44,847        --          (1,730)       43,920
                     --------   --------     ------       -------      --------       ----        -------      --------
    Operating income
     (loss).........      --     (44,818)       --            --        (44,818)       927            --        (43,891)
Other (income)
 expense:
  Interest expense..   11,007      6,337        --            --          6,337        927         (6,337)       11,934
  Interest income
   and other........  (11,007)       --         --            --            --         --           6,337        (4,670)
                     --------   --------     ------       -------      --------       ----        -------      --------
    Net loss........      --     (51,155)       --            --        (51,155)       --             --        (51,155)
Accretion of
 mandatorily
 redeemable
 preferred stock....   (8,567)       --         --            --            --         --             --         (8,567)
                     --------   --------     ------       -------      --------       ----        -------      --------
Net loss
 attributable to
 common equity...... $ (8,567)  $(51,155)    $  --        $   --       $(51,155)      $--         $   --       $(59,722)
                     ========   ========     ======       =======      ========       ====        =======      ========

                              TELECORP PCS, INC.

                               ($ in thousands)

Consolidating Statement of Operations for the year ended December 31, 1999:

                                         TeleCorp Communications, Inc.                       TeleCorp PCS, Inc.
                               --------------------------------------------------- ---------------------------------------
                     TeleCorp
                       PCS,    Guarantor   Non-Guarantor                           Non-Guarantor
                       Inc.    Subsidiary  Subsidiaries  Eliminations Consolidated Subsidiaries  Eliminations Consolidated
                     --------  ----------  ------------- ------------ ------------ ------------- ------------ ------------
Revenue:
  Service........... $    --   $  41,319      $   --       $    --     $  41,319       $ --        $    --     $  41,319
  Roaming...........      --      29,010          --            --        29,010         --             --        29,010
  Equipment.........      --      17,353          --            --        17,353         --             --        17,353
  Intercompany......   37,475        --        39,538       (39,538)         --        4,775        (42,250)         --
                     --------  ---------      -------      --------    ---------       -----       --------    ---------
    Total revenue...   37,475     87,682       39,538       (39,538)      87,682       4,775        (42,250)      87,682
                     --------  ---------      -------      --------    ---------       -----       --------    ---------
Operating expenses:
  Cost of revenue...    1,472     89,230          --        (39,538)      49,692         --         (11,905)      39,259
  Operations and
   development......      937     22,187       13,792           --        35,979         --            (937)      35,979
  Selling and
   marketing........   29,408     71,180          --            --        71,180         --         (29,408)      71,180
  General and
   administrative...      --      92,585          --            --        92,585         --             --        92,585
  Depreciation and
   amortization.....    5,658     20,897       25,746           --        46,643       2,809            --        55,110
                     --------  ---------      -------      --------    ---------       -----       --------    ---------
    Total operating
     expenses.......   37,475    296,079       39,538       (39,538)     296,079       2,809        (42,250)     294,113
                     --------  ---------      -------      --------    ---------       -----       --------    ---------
    Operating income
     (loss).........      --    (208,397)         --            --      (208,397)      1,966            --      (206,431)
Other (income)
 expense:
  Interest expense..   49,347     42,599          --            --        42,599       1,966        (42,599)      51,313
  Interest income
   and other........  (49,347)       --           --            --           --          --          42,599       (6,748)
                     --------  ---------      -------      --------    ---------       -----       --------    ---------
    Net loss........      --    (250,996)         --            --      (250,996)        --             --      (250,996)
Accretion of
 mandatorily
 redeemable
 preferred stock....  (24,124)       --           --            --           --          --             --       (24,124)
                     --------  ---------      -------      --------    ---------       -----       --------    ---------
Net loss
 attributable to
 common equity...... $(24,124) $(250,996)     $   --       $    --     $(250,996)      $ --        $    --     $(275,120)
                     ========  =========      =======      ========    =========       =====       ========    =========

                              TELECORP PCS, INC.

                               ($ in thousands)

Consolidating Statement of Operations for the six months ended June 30, 1999 (unaudited):

                                         TeleCorp Communications, Inc.                      TeleCorp PCS, Inc.
                               -------------------------------------------------- ---------------------------------------
                     TeleCorp
                       PCS,    Guarantor  Non-Guarantor                           Non-Guarantor
                       Inc.    Subsidiary Subsidiaries  Eliminations Consolidated Subsidiaries  Eliminations Consolidated
                     --------  ---------- ------------- ------------ ------------ ------------- ------------ ------------
Revenue:
  Service........... $    --    $  6,232     $   --       $    --      $  6,232      $  --        $    --      $  6,232
  Roaming...........      --       9,487         --            --         9,487         --             --         9,487
  Equipment.........      --       5,649         --            --         5,649         --             --         5,649
  Intercompany......    2,446        --       13,178       (13,178)         --        1,336         (3,782)         --
                     --------   --------     -------      --------     --------      ------       --------     --------
    Total revenue...    2,446     21,368      13,178       (13,178)      21,368       1,336         (3,782)      21,368
                     --------   --------     -------      --------     --------      ------       --------     --------
Operating expenses:
  Cost of revenue...      --      27,067         --        (13,178)      13,889         --          (3,782)      10,107
  Operations and
   development......      --       9,715       5,783           --        15,498         --             --        15,498
  Selling and
   marketing........      --      20,925         --            --        20,925         --             --        20,925
  General and
   administrative...      365     22,076         --            --        22,076         --             --        22,441
  Depreciation and
   amortization.....    2,081      6,377       7,395           --        13,772         638            --        16,491
                     --------   --------     -------      --------     --------      ------       --------     --------
    Total operating
     expenses.......    2,446     86,160      13,178       (13,178)      86,160         638         (3,782)      85,462
                     --------   --------     -------      --------     --------      ------       --------     --------
    Operating income
     (loss).........      --     (64,792)        --            --       (64,792)        698            --       (64,094)
Other (income)
 expense:
  Interest expense..   16,409     13,491         --            --        13,491         698        (13,491)      17,107
  Interest income
   and other........  (16,409)       --          --            --           --          --          13,491       (2,918)
                     --------   --------     -------      --------     --------      ------       --------     --------
    Net loss........      --     (78,283)        --            --       (78,283)        --             --       (78,283)
Accretion of
 mandatorily
 redeemable
 preferred stock....   (9,896)       --          --            --           --          --             --        (9,896)
                     --------   --------     -------      --------     --------      ------       --------     --------
Net loss
 attributable to
 common equity...... $ (9,896)  $(78,283)    $   --       $    --      $(78,283)     $  --        $    --      $(88,179)
                     ========   ========     =======      ========     ========      ======       ========     ========

                              TELECORP PCS, INC.

                               ($ in thousands)

Consolidating Statement of Operations for the six months ended June 30, 2000 (unaudited):

                                         TeleCorp Communications, Inc.                       TeleCorp PCS, Inc.
                               --------------------------------------------------- ---------------------------------------
                     TeleCorp
                       PCS,    Guarantor   Non-Guarantor                           Non-Guarantor
                       Inc.    Subsidiary  Subsidiaries  Eliminations Consolidated Subsidiaries  Eliminations Consolidated
                     --------  ----------  ------------- ------------ ------------ ------------- ------------ ------------
Revenue:
  Service........... $    --   $  88,056      $  --        $    --     $  88,056      $  --        $    --     $  88,056
  Roaming...........      --      26,151         --             --        26,151         --             --        26,151
  Equipment.........      --      13,250         --             --        13,250         --             --        13,250
  Intercompany......   30,460        --       36,948        (36,948)         --        3,384        (33,844)         --
                     --------  ---------      ------       --------    ---------      ------       --------    ---------
    Total revenue...   30,460    127,457      36,948        (36,948)     127,457       3,384        (33,844)     127,457
                     --------  ---------      ------       --------    ---------      ------       --------    ---------
Operating expenses:
  Cost of revenue...      --      84,342         --         (36,948)      47,394         --          (6,961)      40,433
  Operations and
   development......      771     13,726      11,809            --        25,535         --            (771)      25,535
  Selling and
   marketing........      559     74,766         --             --        74,766         --            (559)      74,766
  General and
   administrative...   25,553     74,347         --             --        74,347         --         (25,553)      74,347
  Depreciation and
   amortization.....    3,577     19,526      25,139            --        44,665       2,141            --        50,383
                     --------  ---------      ------       --------    ---------      ------       --------    ---------
    Total operating
     expenses.......   30,460    266,707      36,948        (36,948)     266,707       2,141        (33,844)     265,464
                     --------  ---------      ------       --------    ---------      ------       --------    ---------
    Operating income
     (loss).........      --    (139,250)        --             --      (139,250)      1,243            --      (138,007)
Other (income)
 expense:
  Interest expense..   33,020     29,123         --             --        29,123       1,243        (29,123)      34,263
  Interest income
   and other........  (33,020)       --          --             --           --          --          29,123       (3,897)
                     --------  ---------      ------       --------    ---------      ------       --------    ---------
    Net loss........      --    (168,373)        --             --      (168,373)        --             --      (168,373)
Accretion of
 mandatorily
 redeemable
 preferred stock....  (15,889)       --          --             --           --          --             --       (15,889)
                     --------  ---------      ------       --------    ---------      ------       --------    ---------
Net loss
 attributable to
 common equity...... $(15,889) $(168,373)     $  --        $    --     $(168,373)     $  --        $    --     $(184,262)
                     ========  =========      ======       ========    =========      ======       ========    =========

                              TELECORP PCS, INC.

                               ($ in thousands)

Consolidating Statement of Cash Flows for the year ended December 31, 1998:

                                                 TeleCorp Communications, Inc.
                                -----------------------------------------------------------------
                     TeleCorp   Guarantor   Non-Guarantor                           Non-Guarantor
                     PCS, Inc.  Subsidiary  Subsidiaries  Eliminations Consolidated Subsidiaries  Eliminations Consolidated
                     ---------  ----------  ------------- ------------ ------------ ------------- ------------ ------------
Cash flows from
operating
activities:
Net loss...........  $     --   $ (51,155)    $    --        $ --       $ (51,155)     $   --       $    --     $ (51,155)
Adjustment to
reconcile net loss
to net cash (used
in) provided by
operating
activities:
 Depreciation and
 amortization......        803        542          239         --             781          --            --         1,584
 Noncash
 compensation
 expense related to
 stock option
 grants and
 restricted stock
 awards............        --           2          --          --               2          --            --             2
 Noncash interest
 expense...........        963        --           --          --             --           219           --         1,182
 Noncash general
 and administrative
 change by
 affiliate.........        --         197          --          --             197          --            --           197
Changes in cash
flow from
operations
resulting from
changes in assets
and liabilities:
 Accounts
 receivable........        --         --           --          --             --           --            --           --
 Inventory.........        --        (778)         --          --            (778)         --            --          (778)
 Intercompany
 receivables.......   (166,015)       --           --          --             --           --        166,015          --
 Prepaid expenses
 and other current
 assets............        --      (2,035)      (1,296)        --          (3,331)         --            --        (3,331)
 Other assets......        --         --        (1,184)        --          (1,184)         --            --        (1,184)
 Accounts payable..        --         --        11,586         --          11,586          --            --        11,586
 Accrued expenses..        --       4,115        5,030         --           9,145          --            --         9,145
 Accrued interest..      1,434        612          --          --             612          --            --         2,046
 Deferred revenue..        --         --           --          --             --           --            --           --
 Intercompany
 payables..........        --      98,196       43,698         --         141,894       24,121      (166,015)         --
                     ---------  ---------     --------       -----      ---------      -------      --------    ---------
 Net cash (used in)
 provided by
 operating
 activities........   (162,815)    49,696       58,073         --         107,769       24,340           --       (30,706)
                     ---------  ---------     --------       -----      ---------      -------      --------    ---------
Cash flows from
investing
activities:
 Expenditures for
 network under
 development,
 wireless network
 and property and
 equipment.........        --     (49,469)     (58,073)        --        (107,542)         --            --      (107,542)
 Capitalized
 interest on
 network under
 development and
 wireless network..        --        (227)         --          --            (227)         --            --          (227)
 Expenditures for
 microwave
 relocation........        --         --           --          --             --        (3,340)          --        (3,340)
 Purchase of PCS
 licenses..........        --         --           --          --             --       (21,000)          --       (21,000)
 Deposit on PCS
 licenses..........        --         --           --          --             --           --            --           --
 Purchase of
 intangibles --
 AT&T agreements...        --         --           --          --             --           --            --           --
 Capitalized
 interest on PCS
 licenses..........        --         --           --          --             --           --            --           --
 Capitalized Tritel
 acquisition
 costs.............        --         --           --          --             --           --            --           --
                     ---------  ---------     --------       -----      ---------      -------      --------    ---------
 Net cash used in
 investing
 activities........        --     (49,696)     (58,073)        --        (107,769)     (24,340)          --      (132,109)
                     ---------  ---------     --------       -----      ---------      -------      --------    ---------
Cash flows from
financing
activities:
 Proceeds from sale
 of mandatorily
 redeemable
 preferred stock...     26,661        --           --          --             --           --            --        26,661
 Receipt of
 preferred stock
 subscription
 receivable........        --         --           --          --             --           --            --           --
 Direct issuance
 costs from sale of
 mandatorily
 redeemable
 preferred stock...     (1,027)       --           --          --             --           --            --        (1,027)
 Proceeds from sale
 of common stock
 and series F
 preferred stock...         38        --           --          --             --           --            --            38
 Proceeds from
 long-term debt....    257,492        --           --          --             --           --            --       257,492
 Payments of
 deferred financing
 costs.............     (9,110)       --           --          --             --           --            --        (9,110)
 Payments on long-
 term debt.........     (2,073)       --           --          --             --           --            --        (2,073)
                     ---------  ---------     --------       -----      ---------      -------      --------    ---------
 Net cash provided
 by financing
 activities........    271,981        --           --          --             --           --            --       271,981
                     ---------  ---------     --------       -----      ---------      -------      --------    ---------
Net increase in
cash and cash
equivalents........    109,166        --           --          --             --           --            --       109,166
Cash and cash
equivalents at the
beginning of
period.............      2,567        --           --          --             --           --            --         2,567
                     ---------  ---------     --------       -----      ---------      -------      --------    ---------
Cash and cash
equivalents at the
end of period......  $ 111,733  $     --      $    --        $ --       $     --       $   --       $    --     $ 111,733
                     =========  =========     ========       =====      =========      =======      ========    =========

                              TELECORP PCS, INC.

                               ($ in thousands)

  Consolidating Cash Flow Information for the year ended December 31, 1999:

                                 TCI--       TCI Non-                              Other Non-
                    TeleCorp   Guarantor    Guarantor                    TCI       Guarantor
                    PCS, Inc.  Subsidiary  Subsidiaries Eliminations Consolidated Subsidiaries Eliminations Consolidated
                    ---------  ----------  ------------ ------------ ------------ ------------ ------------ ------------
Cash flows from
operating
activities:
 Net loss.......... $     --   $ (250,996)  $     --        $--       $ (250,996)  $     --      $    --     $ (250,996)
 Adjustment to
 reconcile net loss
 to net cash (used
 in) provided by
 operating
 activities:
 Depreciation and
 amortization......     5,658      20,897      25,746        --           46,643       2,809          --         55,110
 Noncash
 compensation
 expense related
 to stock option
 grants and
 restricted stock
 awards............       --       31,817         --         --           31,817         --           --         31,817
 Noncash interest
 expense ..........    32,325         --          --         --              --          393          --         32,718
 Bad debt
 expense...........       --        2,962         --         --            2,962         --           --          2,962
 Changes in cash
  flow from
  operations
  resulting from
  changes in assets
  and liabilities:
 Accounts
 receivable........       --      (23,581)        --         --          (23,581)        --           --        (23,581)
 Inventory.........       --      (15,024)        --         --          (15,024)        --           --        (15,024)
 Prepaid expenses
 and other current
 assets............       --          427        (851)       --             (424)        --           --           (424)
 Other assets......       --       (1,406)        283        --          (1,123)         --           --         (1,123)
 Intercompany
 receivable........  (586,801)        --          --         --              --          --       586,801           --
 Accounts
 payable...........       --       11,163      13,645        --           24,808         --           --         24,808
 Accrued
 expenses..........       --        8,202       9,629        --           17,831         --           --         17,831
 Accrued
 interest..........    (2,194)        --          --         --              --         (910)         --         (3,104)
 Deferred
 revenue...........       --        1,709         --         --            1,709         --           --          1,709
 Intercompany
 payable...........       --      354,967     114,234        --          469,201     117,600     (586,801)          --
                    ---------  ----------   ---------       ----      ----------   ---------     --------    ----------
   Net cash (used
   in) provided by
   operating
   activities......  (551,012)    141,137     162,686        --          303,823     119,892          --       (127,297)
                    ---------  ----------   ---------       ----      ----------   ---------     --------    ----------
Cash flows from
investing
activities:               --
 Expenditures for
 network under
 development,
 wireless network
 and property and
 equipment.........       --     (135,820)   (162,686)       --         (298,506)        --           --       (298,506)
 Capitalized
 interest on
 network under
 development and
 Wireless Network
 and PCS
 licenses..........       --       (5,317)        --         --           (5,317)        --           --         (5,317)
 Expenditures for
 microwave
 relocation........       --          --          --         --              --       (5,654)         --         (5,654)
 Purchase of
 intangibles--AT&T
 agreements........   (17,310)        --          --         --              --          --           --        (17,310)
 Purchase of PCS
 licenses..........       --          --          --         --              --     (114,238)         --       (114,238)
                    ---------  ----------   ---------       ----      ----------   ---------     --------    ----------
   Net cash used in
   investing
   activities......   (17,310)   (141,137)   (162,686)       --         (303,823)   (119,892)         --       (441,025)
                    ---------  ----------   ---------       ----      ----------   ---------     --------    ----------
Cash flows from
financing
activities:
 Proceeds from
 sale of
 mandatorily
 redeemable
 preferred stock...    70,323         --          --         --              --          --           --         70,323
 Receipt of
 preferred stock
 subscription
 receivable........     9,414         --          --         --              --          --           --          9,414
 Direct issuance
 costs from sale
 of mandatorily
 redeemable
 preferred stock...    (2,500)        --          --         --              --          --           --         (2,500)
 Proceeds from
 sale of common
 stock and series
 F preferred
 stock.............    21,724         --          --         --              --          --           --         21,724
 Proceeds from
 long-term debt....   407,635         --          --         --              --          --           --        407,635
 Payments of
 deferred
 financing costs...   (12,742)        --          --         --              --          --           --        (12,742)
 Payments on long
 term debt.........   (50,451)        --          --         --              --          --           --        (50,451)
 Costs associated
 with initial
 public offering...    (1,801)        --          --         --              --          --           --         (1,801)
 Proceeds
 associated with
 initial public
 offering..........   197,317         --          --         --              --          --           --        197,317
                    ---------  ----------   ---------       ----      ----------   ---------     --------    ----------
   Net cash
   provided by
   financing
   activities......   638,919         --          --         --              --          --           --        638,919
                    ---------  ----------   ---------       ----      ----------   ---------     --------    ----------
Net increase in
cash and cash
equivalents........    70,597         --          --         --              --          --           --         70,597
Cash and cash
equivalents at the
beginning of
period.............   111,733         --          --         --              --          --           --        111,733
                    ---------  ----------   ---------       ----      ----------   ---------     --------    ----------
Cash and cash
equivalents at the
end of period...... $ 182,330  $      --    $     --        $--       $      --    $     --      $    --     $  182,330
                    =========  ==========   =========       ====      ==========   =========     ========    ==========

                              TELECORP PCS, INC.

                               ($ in thousands)


Consolidating Statement of Cash Flows for the six months ended June 30, 1999 (unaudited):

                                        TeleCorp Communications, Inc.                       TeleCorp PCS, Inc.
                              -------------------------------------------------- ----------------------------------------
                   TeleCorp   Guarantor  Non-Guarantor                           Non-Guarantor
                   PCS, Inc.  Subsidiary Subsidiaries  Eliminations Consolidated Subsidiaries  Eliminations Consolidated
                   ---------  ---------- ------------- ------------ ------------ ------------- ------------ -------------
Cash flows from
operating
activities:
Net loss.........  $     --    $(78,283)   $     --       $  --      $ (78,283)     $   --       $    --      $ (78,283)
Adjustment to
reconcile net
loss to net cash
(used in)
provided by
operating
activities:
 Depreciation and
 amortization....      2,081      6,377        7,395         --         13,772          638           --         16,491
 Noncash
 compensation
 expense related
 to stock option
 grants and
 restricted stock
 awards..........        --         365          --          --            365          --            --            365
 Noncash interest
 expense.........      8,978        --           --          --            --           148           --          9,126
 Bad debt
 expense.........        --         159          --          --            159          --            --            159
Changes in cash
 flow from
 operations
 resulting from
 changes in
 assets and
 liabilities:
 Accounts
 receivable......        --     (12,337)         --          --        (12,337)         --            --        (12,337)
 Inventory.......        --      (6,955)         --          --         (6,955)         --            --         (6,955)
 Intercompany
 receivables.....   (363,590)       --           --          --            --           --        363,590           --
 Prepaid expenses
 and other
 current assets..        --       1,095         (101)        --            994          --            --            994
 Other assets....        --        (599)        (556)        --         (1,155)         --            --         (1,155)
 Accounts
 payable.........        --       8,537       10,022         --         18,559          --            --         18,559
 Accrued
 expenses........        --         980        1,151         --          2,131          --            --          2,131
 Accrued
 interest........       (310)       --           --          --            --          (101)          --           (411)
 Deferred
 revenue.........        --         705          --          --            705          --            --            705
 Intercompany
 payables........        --     177,498       91,935         --        269,433       94,157      (363,590)          --
                   ---------   --------    ---------      ------     ---------      -------      --------     ---------
 Net cash (used
 in) provided by
 operating
 activities......   (352,841)    97,542      109,846         --        207,388       94,842           --        (50,611)
                   ---------   --------    ---------      ------     ---------      -------      --------     ---------
Cash flows from
investing
activities:
 Expenditures for
 network under
 development,
 wireless network
 and property and
 equipment.......        --     (93,389)    (109,846)        --       (203,235)         --            --       (203,235)
 Capitalized
 interest on
 network under
 development and
 PCS licenses....        --      (4,153)         --          --         (4,153)         --            --         (4,153)
 Expenditures for
 microwave
 relocation......        --         --           --          --            --        (5,137)          --         (5,137)
 Purchase of PCS
 licenses........        --         --           --          --            --       (72,188)          --        (72,188)
 Deposit on PCS
 licenses........        --         --           --          --            --       (28,878)          --        (28,878)
 Partial refund
 of deposit on
 PCS licenses....        --         --           --          --            --        11,361           --         11,361
 Purchase of
 intangibles-AT&T
 agreements......    (16,145)       --           --          --            --           --            --        (16,145)
 Capitalized
 Tritel
 acquisition
 costs...........        --         --           --          --            --           --            --            --
                   ---------   --------    ---------      ------     ---------      -------      --------     ---------
 Net cash used in
 investing
 activities......    (16,145)   (97,542)    (109,846)        --       (207,388)     (94,842)          --       (318,375)
                   ---------   --------    ---------      ------     ---------      -------      --------     ---------
Cash flows from
financing
activities:
 Proceeds from
 sale of
 mandatorily
 redeemable
 preferred
 stock...........     60,411        --           --          --            --           --            --         60,411
 Receipt of
 preferred stock
 subscription
 receivable......      3,740        --           --          --            --           --            --          3,740
 Direct issuance
 costs from sale
 of mandatorily
 redeemable
 preferred
 stock...........     (2,500)       --           --          --            --           --            --         (2,500)
 Proceeds from
 sale of common
 stock and series
 F preferred
 stock...........          5        --           --          --            --           --            --              5
 Proceeds from
 long-term debt..    397,635        --           --          --            --           --            --        397,635
 Payments of
 deferred
 financing
 costs...........    (10,600)       --           --          --            --           --            --        (10,600)
 Payments on
 long-term debt..    (40,000)       --           --          --            --           --            --        (40,000)
                   ---------   --------    ---------      ------     ---------      -------      --------     ---------
 Net cash
 provided by
 financing
 activities......    408,691        --           --          --            --           --            --        408,691
                   ---------   --------    ---------      ------     ---------      -------      --------     ---------
Net increase in
cash and cash
equivalents......     39,705        --           --          --            --           --            --         39,705
Cash and cash
equivalents at
the beginning of
period...........    111,733        --           --          --            --           --            --        111,733
                   ---------   --------    ---------      ------     ---------      -------      --------     ---------
Cash and cash
equivalents at
the end of
period...........  $ 151,438   $    --     $     --       $  --      $     --       $   --       $    --      $ 151,438
                   =========   ========    =========      ======     =========      =======      ========     =========

                              TELECORP PCS, INC.

                               ($ in thousands)

  Consolidating Statement of Cash Flows for the six months ended June 30, 2000 (unaudited):

                                         TeleCorp Communications, Inc.                TeleCorp PCS, Inc.
                                     -------------------------------------- ---------------------------------------
                          TeleCorp   Guarantor   Non-Guarantor              Non-Guarantor
                          PCS, Inc.  Subsidiary  Subsidiaries  Consolidated Subsidiaries  Eliminations Consolidated
                          ---------  ----------  ------------- ------------ ------------- ------------ ------------
Cash flows from
operating activities:
Net loss................  $     --   $ (168,373)   $    --      $ (168,373)    $   --      $     --     $ (168,373)
Adjustment to reconcile
net loss to net cash
(used in) provided by
operating activities:
 Depreciation and
 amortization...........      3,577      19,526      25,139         44,665       2,141           --         50,383
 Noncash compensation
 expense related to
 stock option grants and
 restricted stock
 awards.................        --       26,883         --          26,883         --            --         26,883
 Noncash interest
 expense................     23,092         --          --             --          257           --         23,349
 Bad debt expense.......        --        5,639         --           5,639         --            --          5,639
Changes in cash flow
from operations
resulting from changes
in assets and
liabilities:
 Accounts receivable....        --      (12,933)        --         (12,933)        --            --        (12,933)
 Inventory..............        --       (4,802)        --          (4,802)        --            --         (4,802)
 Intercompany
 receivables............   (275,780)        --          --             --          --        275,780           --
 Prepaid expenses and
 other current assets...        --       (3,151)        635         (2,516)        --            --         (2,516)
 Other assets...........        --       (4,173)        --          (4,173)        --            --         (4,173)
 Accounts payable.......        --       (5,664)    (26,585)       (32,249)        --            --        (32,249)
 Accrued expenses.......        --       (2,456)     (3,361)        (5,817)        --            --         (5,817)
 Accrued interest.......        567          --         --             --         (399)          --            168
 Deferred revenue.......        --          908         --             908         --            --            908
 Intercompany payables..        --      199,497      64,186        263,683      12,097      (275,780)
                          ---------  ----------    --------     ----------     -------     ---------    ----------
 Net cash (used in)
 provided by operating
 activities.............   (248,544)     50,901      60,014        110,915      14,096           --       (123,533)
                          ---------  ----------    --------     ----------     -------     ---------    ----------
Cash flows from
investing activities:
 Expenditures for
 network under
 development, wireless
 network and property
 and equipment..........        --      (49,103)    (60,014)      (109,117)        --            --       (109,117)
 Capitalized interest on
 network under
 development and
 wireless network.......        --       (1,798)        --          (1,798)        --            --         (1,798)
 Expenditures for
 microwave relocation...        --          --          --             --       (4,279)          --         (4,279)
 Purchase of PCS
 licenses...............        --          --          --             --         (733)          --           (733)
 Deposit on PCS
 licenses...............        --          --          --             --          --            --            --
 Purchase of
 intangibles -- AT&T
 agreements.............    (12,368)        --          --             --          --            --        (12,368)
 Capitalized Tritel
 acquisition costs......        --          --          --             --       (8,409)          --         (8,409)
                          ---------  ----------    --------     ----------     -------     ---------    ----------
 Net cash used in
 investing activities...    (12,368)    (50,901)    (60,014)      (110,915)    (13,421)          --       (136,704)
                          ---------  ----------    --------     ----------     -------     ---------    ----------
Cash flows from
financing activities:
 Proceeds from sale of
 mandatorily redeemable
 preferred stock........        --          --          --             --          --            --            --
 Receipt of preferred
 stock subscription
 receivable.............        --          --          --             --          --            --            --
 Direct issuance costs
 from sale of
 mandatorily redeemable
 preferred stock........        --          --          --             --          --            --            --
 Proceeds from sale of
 common stock and series
 F preferred stock......     41,869         --          --             --          --            --         41,869
 Proceeds from long-term
 debt...................     65,000         --          --             --          --            --         65,000
 Payments of deferred
 financing costs........        (64)        --          --             --          --            --            (64)
 Payments on long-term
 debt...................        --          --          --             --         (675)          --           (675)
                          ---------  ----------    --------     ----------     -------     ---------    ----------
 Net cash provided by
 (used in) financing
 activities.............    106,805         --          --             --         (675)          --        106,130
                          ---------  ----------    --------     ----------     -------     ---------    ----------
Net decrease in cash and
cash equivalents........   (154,107)        --          --             --          --            --       (154,107)
Cash and cash
equivalents at the
beginning of period.....    182,330         --          --             --          --            --        182,330
                          ---------  ----------    --------     ----------     -------     ---------    ----------
Cash and cash
equivalents at the end
of period...............  $  28,223  $      --     $    --      $      --      $   --      $     --     $   28,223
                          =========  ==========    ========     ==========     =======     =========    ==========

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)


20. Subsequent Events

 Tritel Merger and Contribution and Exchange with AT&T Wireless

   On February 28, 2000, the Company agreed to merge with Tritel, Inc. (Tritel) through a merger of each of the Company and Tritel into a newly formed subsidiary of a new holding company (Holding Company). The merger will result in exchange of 100% of the outstanding common and preferred stock of the Company and Tritel for common and preferred stock of the newly formed entity, to be called TeleCorp PCS, Inc. The new entity will be controlled by the Company's voting preference common stockholders. Both the Company and Tritel will become subsidiaries of the holding company.

   This transaction will be accounted for using the purchase method of accounting. The purchase price for Tritel will be determined based on the fair value of the shares of the new holding company issued to the former shareholders of Tritel plus cash, the fair value associated with the conversion of outstanding Tritel options and warrants to holding company options and warrants, liabilities assumed, and merger related costs. The fair value of the shares issued will be determined based on the existing market price of the Company's class A common stock, which is publicly traded, and, for those shares that do not have a readily available market price, through valuation by an investment banking firm. The purchase price for this transaction will be allocated to the assets acquired based on their estimated fair values. The excess of the purchase price over the assets acquired will be recorded as goodwill and amortized over 20 years.

   The proposed merger has been unanimously approved by the Company's and Tritel's board of directors, with three of the Company's directors abstaining. In addition, shareholders with greater than 50% of the voting power of each company have agreed to vote in favor of the merger. The merger is subject to regulatory approval and other conditions and is expected to close in the last quarter of 2000.

   In connection with the Company's merger with Tritel, AT&T has agreed to contribute certain assets and rights to the Company. This contribution will result in the Company acquiring various assets in exchange for the consideration issued as follows:

     The Company acquires:

  .  $20,000 cash from AT&T Wireless Services.

  . The right to acquire all of the common and preferred stock of Indus, Inc. (Indus).

  . The right to acquire additional wireless properties and assets from Airadigm Communications, Inc. (Airadigm).

  . The two year extension and expansion of the AT&T network membership licenses agreement to cover all people in Holding Company's markets.

   Consideration issued:

  . 9,272,740 shares of class A common stock of the new holding company formed from the Tritel merger to AT&T Wireless Services.

   Separately, AT&T Wireless and the Company entered into an Asset Exchange Agreement pursuant to which the Company has agreed to exchange certain assets with AT&T Wireless, among other consideration.

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)


   The Company is receiving certain consideration in exchange for assets as follows:

   The Company acquires:

  .  $80,000 in cash from AT&T Wireless.

  . AT&T Wireless 10 MHZ PCS licenses in the areas covering part of the Wisconsin market, in addition to adjacent licenses.

  .  AT&T Wireless' existing 10 MHZ PCS licenses in Fort Dodge, and Waterloo,
     Iowa.

  . The right to acquire additional wireless properties from Polycell Communications, Inc. (Polycell) and ABC Wireless, L.L.C. (ABC Wireless).

   Consideration issued:

  .  The Company's New England Market Segment to AT&T Wireless.

  .  Cash and/or class A common stock to Polycell and ABC Wireless.

   Further, AT&T has agreed to extend the term of the roaming agreement and to expand the geographic coverage of the AT&T operating agreements with TeleCorp to include the new markets, either through amending TeleCorp's existing agreements or by entering into new agreements with Holding Company on substantially the same terms as TeleCorp's existing agreements. In addition, TeleCorp has granted AT&T Wireless a "right of first refusal" with respect to certain markets transferred by AT&T Wireless Services or AT&T Wireless triggered in the event of a sale of the Company to a third party.

   These transactions will be accounted for as an asset purchase and disposition and recorded at fair value. The purchase price will be determined based on cash paid, the fair value of the Class A common stock issued, and the fair value of the assets relinquished. The purchase price will be proportionately allocated to the noncurrent assets acquired based on their estimated fair values. A gain is recognized as the difference between the fair value of the New England assets disposed and their net book value. This transaction is also subject to regulatory approval and other conditions and is expected to close in the second half of 2000. The failure of these transactions to occur does not prevent the Tritel merger from occurring.

21. Subsequent events (unaudited)

 Acquisitions

   On April 7, 2000, the Company completed its acquisition of TeleCorp LMDS, Inc. (TeleCorp LMDS) through an exchange of all of the outstanding stock of TeleCorp LMDS for 878,400 shares of the Company's Class A common stock valued at $45,896 on the closing date. TeleCorp LMDS had no operations and its only assets were local multipoint distribution service licenses. By acquiring TeleCorp LMDS, TeleCorp gained local multipoint distribution service licenses covering 1100 MHz of airwaves in the Little Rock, Arkansas basic trading area and 150 MHz of airwaves in each of the Beaumont, Texas; New Orleans, Louisiana; San Juan and Mayaguez, Puerto Rico; and U.S. Virgin Islands basic trading areas. TeleCorp LMDS's stockholders were Mr. Vento, Mr. Sullivan and three of the Company's initial investors. As Mr. Vento and Mr. Sullivan have voting control of the Company and TeleCorp LMDS, the acquisition was accounted for as an acquisition between companies under common control and recorded at historical cost. The licenses acquired have been recorded by the Company at $2,707 which represents the historical cost of TeleCorp LMDS.

   On April 11, 2000, the Company completed its acquisition of the 15% of Viper Wireless, Inc. (Viper Wireless) that it did not already own from Mr. Vento and Mr. Sullivan in exchange for an aggregate of 323,372 shares of the Company's Class A common stock and 800 shares of its Series E preferred stock. The Company acquired 85% of Viper Wireless on March 1, 1999 in exchange for $32,286 contributed by AT&T and certain of the Company's other initial investors for additional shares of the Company's preferred and common stock.

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)

Viper Wireless used the proceeds to participate in the Federal Communications Commission's reauction of PCS licenses. Viper Wireless was granted six PCS licenses in the reauction. In connection with the completion of the acquisition, the Company recognized compensation expense of $15,297 based on the fair value of the Class A common stock and Series E preferred stock at the closing date.

   On April 27, 2000, the Company completed its acquisition of 15 MHz PCS licenses in the Lake Charles, Louisiana basic trading area from Gulf Telecom, LLC (Gulf Telecom). As consideration for the PCS licenses, the Company paid Gulf Telecom $262 in cash, assumed approximately $2,433, less a discount of $401, in Federal Communications Commission debt related to the license and reimbursed Gulf Telecom $471 for interest it paid to the Federal Communications Commission on the debt related to the license from June 1998 through March 2000. The entire purchase price has been allocated to acquired licenses.

 Senior Subordinated Notes

   On July 14, 2000, the Company completed the issuance and sale of 10 5/8% Senior Subordinated Notes (Subordinated Notes) with an aggregate principal amount of $450,000. The Subordinated Notes mature July 15, 2010 and the Company is required to pay interest semi-annually beginning on January 15, 2001. Offering expenses consisting of underwriting, printing, legal and accounting fees totaled approximately $13,000. The Subordinated Notes are subject to optional redemption, allowing the Company on or after July 15, 2005, to redeem some or all of the Subordinated Notes together with accrued and unpaid interest at redemption prices. The Company also has the option until July 15, 2003, to redeem up to 35% of the original aggregate principal amount of these notes with the net proceeds of certain types of qualified equity offerings at a redemption price equal to 118.625% of the principal amount as long as at least 65% of the original aggregate principal amount of the notes remains outstanding immediately after redemption. If the Company experiences a change of control at any time on or prior to July 15, 2005, the Company has the option to redeem all of the Subordinated Notes at par plus a premium. If the Company has not previously redeemed the Subordinated Notes and if the Company experiences a change in control, the note holders may require the Company to make an offer to repurchase all of the Subordinate Notes after July 15, 2005 at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. The Company is required to comply with certain financial covenants outlined in the indenture agreement. The Subordinated Notes are not collateralized. The Subordinated Notes are subordinate to all of the Company's existing and future senior debt, rank equally with all existing senior subordinated debt and rank senior to all existing and future subordinated debt. The Subordinated Notes are guaranteed by the Company's wholly owned subsidiary, TCI.

 Lucent Notes

   On July 14, 2000, Holding Company entered into a commitment letter with Lucent Technologies Inc. (Lucent). Under the terms of the commitment letter, Lucent agreed that following the merger of TeleCorp and Tritel into subsidiaries of Holding Company, Lucent will purchase from Holding Company, should Holding Company issue, the Senior Subordinated Discount Notes (Lucent Notes) with gross proceeds up to $350,000. The Lucent Notes mature 10 years from the date of issuance, unless previously redeemed by the Holding Company. As interest accrues, it will be added to the principal as an increase to interest expense and to the carrying value of the notes for five years from the date of issuance. After five years, interest on the Lucent Notes will become payable semi-annually. The Lucent Notes are not collaterized. The Lucent Notes would be senior subordinated unsecured obligations of the Holding Company, ranking equivalent in right of payment to all of the Holding Company's future senior subordinated debt. The Lucent Notes would be subordinate in right of payment to any future senior debt incurred by the Holding Company or its guarantor subsidiaries but senior in right of payment to any future subordinated debt incurred by Holding Company or any of its guarantor subsidiaries.

                               TELECORP PCS, INC.

                    ($ in thousands, except per share data)


 Black Label Wireless, Inc. Credit Agreement

   On July 14, 2000, Black Label Wireless, Inc. (Black Label), a company wholly owned by Messrs. Sullivan and Vento, entered into a credit agreement with Lucent, under which Lucent agreed to lend Black Label up to $175,000. Black Label intends to use the proceeds of loans under the credit agreement to develop the network related to the licenses being acquired from AT&T Wireless in the Contribution and the Exchange. Upon consummation of the merger, Black Label intends to transfer its assets to the Company and the Company intends to satisfy Black Label's indebtedness to Lucent. Black Label is considered by the Company to be a special purpose entity and the Company will include all of Black Label's activities in its consolidated financial statements.

   The obligations under the Black Label credit agreement must be repaid upon the later to occur of the date six months after the consummation of the merger of TeleCorp and Tritel and related At&T transactions and July 14, 2001. Additionally, if, the obligations under the credit agreement are assumed by TeleCorp, the commitments under the credit agreement shall immediately terminate and all obligations due under the credit agreement shall immediately become due and payable.

 Senior Credit Facility

   On July 14, 2000, the Company borrowed $35,000 on the Tranche A term loan. The total principal outstanding on the Tranche A term loan was $100,000 as of July 14, 2000.

 Preferred Stock Subscription Receivable

   On July 17, 2000, the Company received $37,650 from certain of its initial institutional investors related to the preferred stock subscriptions receivable.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors Tritel, Inc.:

   We have audited the accompanying consolidated balance sheets of Tritel, Inc. and subsidiaries (the Company) as of December 31, 1998 and 1999, and the related consolidated statements of operations, members' and stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tritel, Inc. and subsidiaries as of December 31, 1998 and 1999, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1999 in conformity with generally accepted accounting principles.

                                          KPMG LLP

Jackson, Mississippi

February 18, 2000, except with
respect to Note 21 which is as of
February 28, 2000

                                  TRITEL, INC.

                          CONSOLIDATED BALANCE SHEETS

            December 31, 1998 and 1999 and June 30, 2000 (unaudited)
                   (amounts in thousands, except share data)

                                                  December 31,
                                               -------------------   June 30,
                                                1998       1999        2000
                                               -------  ----------  -----------
                                                                    (unaudited)
                    ASSETS
Current assets:
  Cash and cash equivalents................... $   846  $  609,269  $  350,573
  Due from affiliates.........................     241       2,565       3,719
  Accounts receivable, net....................     --        5,040      14,325
  Inventory...................................     --        8,957      20,512
  Prepaid expenses and other current assets...     719       4,733       6,255
                                               -------  ----------  ----------
    Total current assets......................   1,806     630,564     395,384
                                               -------  ----------  ----------
Restricted cash...............................     --        6,594       5,487
Property and equipment, net...................  13,816     262,343     415,651
Federal Communications Commission licensing
 costs, net...................................  71,466     201,946     202,894
Intangible assets, net........................     --       59,508      56,646
Other assets..................................   1,933      35,407      33,689
                                               -------  ----------  ----------
    Total assets.............................. $89,021  $1,196,362  $1,109,751
                                               =======  ==========  ==========
 LIABILITIES, REDEEMABLE PREFERRED STOCK AND
             STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable............................... $22,405  $      --   $      --
  Current maturities of long-term debt........     --          923         974
  Accounts payable............................   8,221     103,677      88,299
  Accrued liabilities.........................   2,285       9,647      26,675
                                               -------  ----------  ----------
    Total current liabilities.................  32,911     114,247     115,948
                                               -------  ----------  ----------
Non-current liabilities:
  Long-term debt..............................  51,599     557,716     571,464
  Note payable to related party...............   6,270         --          --
  Deferred income taxes and other
   liabilities................................     224      37,367      37,856
                                               -------  ----------  ----------
    Total non-current liabilities.............  58,093     595,083     609,320
                                               -------  ----------  ----------
    Total liabilities.........................  91,004     709,330     725,268
                                               -------  ----------  ----------
Series A 10% redeemable convertible preferred
 stock........................................     --       99,586     104,119
Stockholders' equity:
  Preferred stock, 3,100,000 shares
   authorized:
   Series D, 46,374 shares outstanding at
    December 31, 1999.........................     --       46,374      46,374
  Common stock, 30 shares issued and
   outstanding at December 31, 1998...........     --          --          --
  Common stock issued and outstanding at
   December 31, 1999
   Class A Voting--97,796,906 shares; Class B
   Non-voting--2,927,120 shares; Class C--
   1,380,448 shares; Class D--4,962,804
   shares; Voting Preference--6 shares........     --        1,071       1,071
  Contributed capital--Predecessor Companies..  13,497         --          --
  Additional paid in capital..................     --      611,277     748,432
  Deferred compensation.......................     --          --      (74,450)
  Accumulated deficit......................... (15,480)   (271,276)   (441,063)
                                               -------  ----------  ----------
    Total stockholders' equity (deficit)......  (1,983)    387,446     280,364
                                               -------  ----------  ----------
    Total liabilities, redeemable preferred
     stock and stockholders' equity........... $89,021  $1,196,362  $1,109,751
                                               =======  ==========  ==========

          See accompanying notes to consolidated financial statements.

                                  TRITEL, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

            For the Years Ended December 31, 1997, 1998 and 1999 and
                  the Six Months Ended June 30, 1999 and 2000
                 (amounts in thousands, except per share data)

                                                         Six Months Ended June
                          Years Ended December 31,                30,
                         -----------------------------  ------------------------
                          1997      1998       1999        1999         2000
                         -------  --------  ----------  ----------  ------------
                                                              (unaudited)
Revenues................ $   --   $    --   $    6,759  $      --   $     41,307
                         -------  --------  ----------  ----------  ------------
Operating expenses:
  Cost of services and
   equipment............     --        --        6,966         --         29,111
  Technical operations..     104     1,939      18,459       3,946        21,987
  General and
   administrative.......   3,123     4,947      22,915       7,204        26,425
  Sales and marketing...      28       452      20,404       2,724        28,603
  Stock-based
   compensation.........     --        --      190,664         --         62,111
  Depreciation and
   amortization.........      20       348      12,839       3,474        24,875
                         -------  --------  ----------  ----------  ------------
    Total operating
     expenses...........   3,275     7,686     272,247      17,348       193,112
                         -------  --------  ----------  ----------  ------------
  Operating loss........  (3,275)   (7,686)   (265,488)    (17,348)     (151,805)
Interest income.........     121        77      16,791       5,332        15,892
Financing cost..........     --        --       (2,230)     (2,230)          --
Interest expense........     --       (722)    (24,970)     (5,104)      (30,416)
                         -------  --------  ----------  ----------  ------------
  Loss before
   extraordinary item
   and income taxes.....  (3,154)   (8,331)   (275,897)    (19,350)     (166,329)
Income tax benefit......     --        --       28,443       6,448         1,076
                         -------  --------  ----------  ----------  ------------
  Loss before
   extraordinary items..  (3,154)   (8,331)   (247,454)    (12,902)     (165,253)
Extraordinary item--
  Loss on return of
   spectrum.............     --     (2,414)        --          --            --
                         -------  --------  ----------  ----------  ------------
  Net loss..............  (3,154)  (10,745)   (247,454)    (12,902)     (165,253)
Series A preferred
 dividend requirement...     --        --       (8,918)     (4,347)       (4,534)
                         -------  --------  ----------  ----------  ------------
Net loss available to
 common stockholders.... $(3,154) $(10,745) $ (256,372) $  (17,249) $   (169,787)
                         =======  ========  ==========  ==========  ============
Basic and diluted net
 loss per share.........                    $   (33.25) $    (5.68) $      (1.43)
                                            ==========  ==========  ============
Weighted average common
 shares outstanding.....                     7,710,649   3,034,681   118,451,248
                                            ==========  ==========  ============

          See accompanying notes to consolidated financial statements.

                                  TRITEL, INC.

          CONSOLIDATED STATEMENTS OF MEMBERS' AND STOCKHOLDERS' EQUITY

            For the Years Ended December 31, 1997, 1998 and 1999 and
                    the Six Month Period Ended June 30, 2000

                                                                Additional                          Members' and
                                 Preferred   Common Contributed  Paid in     Deferred   Accumulated Stockholders'
                                   Stock     Stock    Capital    Capital   Compensation   Deficit      Equity
                                 ----------  ------ ----------- ---------- ------------ ----------- -------------
                                                             (amounts in thousands)
Balance at December 31, 1996...  $      --   $  --   $   7,255   $    --     $    --     $  (1,581)  $    5,674
Contributed capital, net of
 expenses of $148..............         --      --       5,437        --          --           --         5,437
Conversion of debt to members'
 equity........................         --      --         805        --          --           --           805
Net loss.......................         --      --         --         --          --        (3,154)      (3,154)
                                 ----------  ------  ---------   --------    --------    ---------   ----------
Balance at December 31, 1997...         --      --      13,497        --          --        (4,735)       8,762
Net loss.......................         --      --         --         --          --       (10,745)     (10,745)
                                 ----------  ------  ---------   --------    --------    ---------   ----------
Balance at December 31, 1998...         --      --      13,497        --          --       (15,480)      (1,983)
Conversion of debt to members'
 equity in Predecessor
 Company.......................         --      --       8,976        --          --           --         8,976
Series C Preferred Stock issued
 to Predecessor Company,
 including distribution of
 assets and liabilities........      17,193     --     (22,473)       --          --           576       (4,704)
Series C Preferred Stock issued
 in exchange for cash..........     163,370     --         --         --          --           --       163,370
Payment of preferred stock
 issuance costs................      (8,507)    --         --         --          --           --        (8,507)
Series C Preferred Stock issued
 to Central Alabama in exchange
 for net assets................       2,602     --         --         --          --           --         2,602
Series D Preferred Stock issued
 to AT&T Wireless in exchange
 for
 licenses and other agreements..     46,374     --         --         --          --           --        46,374
Grant of unrestricted rights in
 common stock to officer.......         --      --         --       4,500         --           --         4,500
Conversion of preferred stock
 into common stock.............    (174,658)    783        --     173,875         --           --           --
Sale of common stock, net of
 issuance costs of $15,338.....         --      288        --     242,238         --           --       242,526
Stock-based compensation.......         --      --         --     190,664         --           --       190,664
Accrual of dividends on Series
 A redeemable preferred stock..         --      --         --         --          --        (8,918)      (8,918)
Net loss.......................         --      --         --         --          --      (247,454)    (247,454)
                                 ----------  ------  ---------   --------    --------    ---------   ----------
Balance at December 31, 1999...      46,374   1,071        --     611,277         --      (271,276)     387,446
                                 ----------  ------  ---------   --------    --------    ---------   ----------
Unaudited:
 Stock issuance costs..........         --      --         --        (195)        --           --          (195)
 Exercise of stock options.....         --      --         --         789         --           --           789
 Stock-based compensation......         --      --         --      62,111         --           --        62,111
 Deferred compensation expense
  related to restricted stock
  awards.......................         --      --         --      74,450     (74,450)                      --
 Accrual of dividends on
  Series A redeemable
  preferred stock..............         --      --         --         --          --        (4,534)      (4,534)
 Net loss......................         --      --         --         --          --      (165,253)    (165,253)
                                 ----------  ------  ---------   --------    --------    ---------   ----------
Balance, June 30, 2000
 (unaudited)...................  $   46,374  $1,071  $     --    $748,432    $(74,450)   $(441,063)  $  280,364
                                 ==========  ======  =========   ========    ========    =========   ==========

          See accompanying notes to consolidated financial statements.

                                  TRITEL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

           For the Years Ended December 31, 1997, 1998 and 1999, and
                  the Six Months Ended June 30, 1999 and 2000
                             (amounts in thousands)

                                                                Six Months
                               Years Ended December 31,       Ended June 30,
                              ----------------------------  -------------------
                               1997      1998      1999       1999      2000
                              -------  --------  ---------  --------  ---------
                                                               (unaudited)
Cash flows from operating
 activities:
 Net loss...................  $(3,154) $(10,745) $(247,454) $(12,902) $(165,253)
 Adjustments to reconcile
  net loss to net cash used
  in operating activities:
 Loss on return of
  spectrum..................      --      2,414        --        --         --
 Financing costs............      --        --       2,230     2,230        --
 Depreciation and
  amortization..............       20       348     12,839     3,474     24,875
 Stock-based compensation
  and grant of unrestricted
  rights in common stock to
  officer...................      --        --     195,164       --      62,111
 Accretion of discount on
  debt and amortization of
  debt issue costs .........      --        --      10,608       --      13,705
 Deferred income tax
  benefit...................      --        --     (28,443)   (6,448)    (1,076)
 Provision for bad debts....      --        --          42       --         550
 Changes in operating
  assets and liabilities:
  Accounts receivable.......      --        --      (5,082)      --      (9,835)
  Inventory.................      --        --      (8,957)      --     (10,805)
  Accounts payable and
   accrued expenses.........       45      (180)    24,659     3,171      3,094
  Other current assets and
   liabilities..............     (814)     (333)    (6,681)   (3,941)    (2,384)
                              -------  --------  ---------  --------  ---------
   Net cash used in
    operating activities....   (3,903)   (8,496)   (51,075)  (14,416)   (85,018)
                              -------  --------  ---------  --------  ---------
Cash flows from investing
 activities:
 Capital expenditures.......       (6)   (5,970)  (172,448)  (44,687)  (171,798)
 Payment for Federal
  Communications Commission
  licenses..................   (3,935)      --         --        --         --
 Refund of Federal
  Communications Commission
  deposit...................    1,376       --         --        --         --
 Advance under notes
  receivable................      --        --      (7,550)   (7,550)       --
 Capitalized interest on
  network construction and
  Federal Communications
  Commission licensing
  costs.....................     (415)   (2,905)   (13,623)   (5,896)    (2,805)
 (Increase) decrease in
  restricted cash...........      --        --      (6,594)   (7,957)     1,107
 Other......................      (72)      --        (614)     (325)      (129)
                              -------  --------  ---------  --------  ---------
   Net cash used in
    investing activities....   (3,052)   (8,875)  (200,829)  (66,415)  (173,625)
                              -------  --------  ---------  --------  ---------
Cash flows from financing
 activities:
 Proceeds from notes
  payable to related
  parties...................    5,700       --         --        --         --
 Proceeds from notes
  payable...................    5,000    38,705        --        --         --
 Proceeds from (repayment
  of) long-term debt........      --        --     300,000   200,000       (449)
 Proceeds from senior
  subordinated discount
  notes.....................      --        --     200,240   200,240        --
 Repayments of notes
  payable...................   (6,200)  (21,300)   (22,100)  (22,100)       --
 Payment of preferred stock
  issuance costs............      --        --      (8,507)   (8,507)       --
 Payment of debt issuance
  costs and other deferred
  charges...................   (1,251)     (951)   (30,202)  (27,966)      (198)
 Proceeds from vendor
  discount..................      --        --      15,000    15,000        --
 Issuance of preferred
  stock.....................      --        --     163,370   113,623        --
 Issuance of common stock,
  net of issuance costs.....      --        --     242,526       --         594
 Capital contributions, net
  of related expenses.......    5,437       --         --        --         --
                              -------  --------  ---------  --------  ---------
   Net cash provided by
    financing activities....    8,686    16,454    860,327   470,290        (53)
                              -------  --------  ---------  --------  ---------
Net increase (decrease) in
 cash and cash equivalents..    1,731      (917)   608,423   389,459   (258,696)
Cash and cash equivalents at
 beginning of period........       32     1,763        846       846    609,269
                              -------  --------  ---------  --------  ---------
Cash and cash equivalents at
 end of period..............  $ 1,763  $    846  $ 609,269  $390,305  $ 350,573
                              =======  ========  =========  ========  =========

          See accompanying notes to consolidated financial statements.

                         TRITEL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         (All information subsequent to December 31, 1999 is unaudited)


(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Principles of Consolidation

   Airwave Communications, LLC ("Airwave Communications") (formerly Mercury PCS, LLC) and Digital PCS, LLC ("Digital PCS") (formerly Mercury PCS II, LLC) were formed on July 27, 1995 and July 29, 1996, respectively, to acquire for development Personal Communications Services ("PCS") licenses in markets in the south-central United States. Airwave Communications and Digital PCS are referred to collectively as "the Predecessor Company" or "the Predecessor Companies."

   Tritel, Inc. ("Tritel") was formed on April 23, 1998 by the controlling shareholders of Airwave Communications and Digital PCS to develop PCS markets in the south-central United States. Tritel's 1998 activities consisted of $1.5 million in capital expenditures and $32,000 in net loss. On January 7, 1999, the Predecessor Companies transferred substantially all of their assets and liabilities at historical cost to Tritel in exchange for 18,262 shares of series C preferred stock in Tritel. The controlling shareholders of the Predecessor Companies control Tritel. Tritel will continue the activities of the Predecessor Companies and, for accounting purposes, this transaction was accounted for as a reorganization of the Predecessor Company into a C corporation and a name change to Tritel. Tritel and the Predecessor Company, together with Tritel's subsidiaries, are referred to collectively as "the Company."

   Tritel began commercial operations during the fourth quarter of 1999. Prior to that time, Tritel and the Predecessor Companies were considered to be in the development stage.

   The consolidated accounts of the Company include its subsidiaries, Tritel PCS, Inc. ("Tritel PCS"); Tritel A/B Holding Corp.; Tritel C/F Holding Corp.; Tritel Communications, Inc.; Tritel Finance, Inc.; and others. All significant intercompany accounts or balances have been eliminated in consolidation.

Cash and Cash Equivalents

   For purposes of financial statement classification, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

   Accounts receivable balances are presented net of allowances for losses. The Company's allowance for losses was $42,000 and $379,000 as of December 31, 1999 and June 30, 2000, respectively.

Inventory

   Inventory consisting primarily of wireless telephones and telephone accessories is stated at cost.

Restricted Cash

   On March 31, 1999, the Company entered into a deposit agreement with Toronto Dominion (Texas), Inc., as administrative agent, on behalf of the depository bank and the banks and other financial institutions who are a party to the bank facility described in Note 8. Under the terms of the agreement, the Company has placed on deposit $6,594,000 and $5,487,000 at December 31, 1999 and June 30, 2000, respectively, with the depository bank, which will be used for the payment of interest and/or commitment fees due under the bank facility.

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)

Property and Equipment

   Property and equipment are stated at cost, less accumulated depreciation. When assets are placed in service, depreciation is calculated using the straight-line method over the estimated useful lives of the assets, generally seven years for wireless network assets and three years for information systems assets. Leasehold improvements are amortized over the lease term. The Company capitalizes interest on certain of its wireless network construction activities. Routine expenditures for repairs and maintenance are charged to expense as incurred.

Federal Communications Commission Licensing Costs

   Licensing costs are accounted for in accordance with industry standards and include the value of license fees at date of acquisition and the direct costs incurred to obtain the licenses. Licensing costs also include capitalized interest during the period of time necessary to build out the wireless network.

   The Federal Communications Commission grants licenses for terms of up to ten years, and generally grants renewals if the licensee has complied with its license obligations. The Company believes it will be able to secure renewal of its PCS licenses. Amortization of such license costs, which begins for each geographic service area upon commencement of service, is over a period of 40 years. Accumulated amortization on Federal Communications Commission licensing costs at December 31, 1999 and June 30, 2000 was $597,000 and $2,440,000,
respectively.

   The Company evaluates the propriety of the carrying amounts of its Federal Communications Commission licensing costs whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. There have been no impairments through June 30, 2000.

Derivative Financial Instruments

   Derivative financial instruments in the form of interest rate swap agreements are entered into by the Company to manage interest rate exposure. These are contractual agreements between counterparties to exchange interest streams based on notional principal amounts over a set period of time. Interest rate swap agreements normally involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying principal amounts. The notional or principal amount does not represent the amount at risk, but is used only as a basis for determining the actual interest cash flows to be exchanged related to the interest rate contracts. Market risk, due to potential fluctuations in interest rates, is inherent in swap agreements. Amounts paid or received under these agreements are included in interest expense during the period accrued or earned.

Interest Capitalization

   In accordance with Statement of Financial Accounting Standards ("SFAS") No. 34, Tritel capitalizes interest expense related to the construction or purchase of certain assets including its Federal Communications Commission licenses which constitute activities preliminary to the commencement of the planned principal operations. Interest capitalized in the years ended December 31, 1997, 1998, and 1999 was $7,214,000, $10,545,000 and $23,685,000, respectively.
Interest capitalized in the six months ended June 30, 2000 was $5,106,000.

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)

Income Taxes

   Because the Predecessor Company was a nontaxable entity, operating results prior to January 7, 1999 were included in the income tax returns of its members. Therefore, the accompanying consolidated financial statements do not include any provision for income tax benefit for the years ended December 31, 1997 and 1998 or any deferred income taxes on any temporary differences in asset bases as of December 31, 1998.

   As of January 7, 1999, the Company accounts for income taxes in accordance with SFAS No. 109, which requires the use of the asset and liability method in accounting for deferred taxes.

Revenue Recognition

   The Company earns revenue by providing wireless services to both its subscribers and subscribers of other wireless carriers traveling in the Company's service area, as well as sale of equipment and accessories. Generally, access fees, airtime and long distance are billed monthly and are recognized as service is provided. Revenue from the sale of equipment is recognized when sold to the customer.

Advertising Costs

   The Company expenses advertising costs as incurred. Advertising costs totaled $6.2 million for the year ended December 31, 1999 and $8.2 million for the six months ended June 30, 2000. No advertising costs were incurred prior to 1999.

Stock-Based Compensation

   SFAS No. 123, "Accounting for Stock-Based Compensation" encourages, but does not require, companies to record compensation cost for stock-based compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." See Note 12.

Use of Estimates

   The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A significant estimate impacting the preparation of the consolidated financial statements is the estimated useful life of Federal Communications Commission licensing costs. Actual results could differ from those estimates.

Per Share Amounts

   The Company computes net loss per common share in accordance with SFAS No. 128, "Earnings per Share" and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic and diluted net loss per common share is computed by dividing the net loss available to common shareholders for the period by the weighted average number of shares of all classes of common stock outstanding during the period. For purposes of this calculation, common stock issued on January 7, 1999 was assumed to be outstanding as of January 1, 1999. Series D preferred stock was included in the computation of common shares outstanding after December 13, 1999, as 19,712,328 shares of common stock are issuable upon

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)

the conversion of series D preferred stock. Such conversion can be made at any time at the option of the holder and the number of shares to be received upon conversion is fixed. In accordance with SFAS No. 128, outstanding stock options and nonvested restricted stock grants have been excluded from these calculations as the effect would be antidilutive.

   Net loss per common share has not been reflected in the accompanying financial statements for periods prior to 1999 because the Predecessor Companies were limited liability corporations and did not have the existing capital structure.

Comprehensive Income

   Comprehensive income is the total of net income (loss) and all other non-owner changes in stockholders' equity in a given period. The Company had no comprehensive income components for the periods ended December 31, 1997, 1998, and 1999 and June 30, 2000; therefore, comprehensive loss is the same as net loss for all periods.

Segment Reporting

   The Company presently operates in a single business segment as a provider of wireless services in its licensed regions in the south-central United States.

Stock Split

   On November 19, 1999, the board of directors approved a 400-for-1 stock split for class A, class B, class C and class D common stock effective immediately prior to the initial public offering. All common stock share data have been retroactively adjusted to reflect this change.

Recently Issued Accounting Standards

   In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS 133 will significantly change the accounting treatment of derivative instruments and, depending upon the underlying risk management strategy, these accounting changes could affect future earnings, assets, liabilities, and shareholders' equity. The Company is closely monitoring the deliberations of the FASB's derivative implementation task force. With the issuance of SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133, which delayed the effective date of SFAS 133, the Company will be required to adopt SFAS 133 on January 1, 2001. Presently, the Company has not yet quantified the impact that the adoption will have on its consolidated financial statements.

(2) LIQUIDITY

   As reflected in the accompanying consolidated financial statements, the Company began commercial operations in certain of its markets late in 1999 and, therefore, has limited revenues to fund expenditures. The Company expects to grow rapidly while it develops and constructs its PCS network and builds its customer

                         TRITEL, INC. AND SUBSIDIARIES

         (All Information subsequent to December 31, 1999 is unaudited)

base. The Company expects this growth to strain its financial resources and result in significant operating losses and negative cash flows.

   The planned high level of indebtedness could have a material adverse effect on the Company, including the effect of such indebtedness on: (i) the Company's ability to fund internally, or obtain additional debt or equity financing in the future for capital expenditures, working capital, debt service requirements, operating losses, acquisitions and other purposes; (ii) the Company's ability to dedicate funds for the wireless network buildout, operations or other purposes, due to the need to dedicate a substantial portion of operating cash flow to fund interest payments; (iii) the Company's flexibility in planning for, or reacting to, changes in its business and market conditions; (iv) the Company's ability to compete with less highly leveraged competitors; and (v) the Company's financial vulnerability in the event of a downturn in its business or the economy.

   The Company believes that the proceeds from the equity offerings in December 1999, together with the proceeds from the sale of senior subordinated discount notes, the financing made available to it by the Federal Communications Commission, borrowings under its bank credit facility and the equity investment it has received, will provide it with sufficient funds to build out its existing network as planned and fund operating losses until it completes its planned network buildout and generate positive cash flow. There can be no assurance that such funds will be adequate to complete the buildout of the Company's PCS network. Under those circumstances, the Company could be required to change its plans relating to the buildout of the network.

(3) PROPERTY AND EQUIPMENT

   Major categories of property and equipment are as follows:

                                                December 31,
                                           -----------------------   June 30,
                                              1998        1999         2000
                                           ----------- -----------  -----------
                                           (dollars in thousands)   (unaudited)
   Furniture and fixtures................. $    1,779  $    14,853   $ 19,573
   Network construction and development...     11,416      230,777    391,966
   Leasehold improvements.................        728       22,082     31,006
                                           ----------  -----------   --------
                                               13,923      267,712    442,545
   Less accumulated depreciation..........       (107)      (6,834)   (27,115)
   Deposits on equipment..................        --         1,465        221
                                           ----------  -----------   --------
                                           $   13,816  $   262,343   $415,651
                                           ==========  ===========   ========

(4) FEDERAL COMMUNICATIONS COMMISSION LICENSING COSTS

   During 1996 and 1997, the Federal Communications Commission granted to the Predecessor Company as the successful bidder C-, D-, E- and F-Block licenses with an aggregate license fee of $106,716,000 after deducting a 25% small business discount.

   The Federal Communications Commission provided below market rate financing for a portion of the bid price of the C-and F-Block licenses. Based on the Company's estimates of borrowing costs for similar debt, the Company discounted the face amount of the debt to yield a market rate and the discount was applied to reduce the carrying amount of the licenses and the debt. Accordingly, the licenses were recorded at $90,475,000.

   During July 1998, the Company took advantage of a reconsideration order by the Federal Communications Commission allowing companies holding C-Block PCS licenses several options to restructure their license holdings and associated obligations. The Company elected the disaggregation option and returned one-half of the broadcast spectrum originally acquired for each of the C-Block license areas. As a result, the Company

                         TRITEL, INC. AND SUBSIDIARIES

         (All Information subsequent to December 31, 1999 is unaudited)

reduced the carrying amount of the related licenses by one-half, or $35,442,000, and reduced the discounted debt and accrued interest due to the Federal Communications Commission by $33,028,000. As a result of the disaggregation election, the Company recognized an extraordinary loss of approximately $2,414,000.

   AT&T Wireless contributed certain A- and B-Block PCS licenses to the Company on January 7, 1999 in exchange for preferred stock. The Company recorded such licenses at $127,307,000 including related costs of the acquisition. Also, in an acquisition of Central Alabama Partnership, LP 132, the Company acquired certain C-Block licenses with an estimated fair value of $9,284,000, exclusive of $6,072,000 of debt to the Federal Communications Commission.

   Additionally on January 7, 1999, licenses with a carrying amount, including capitalized interest and costs, totaling $21,874,000 were retained by the Predecessor Company (see Note 15). The assets and liabilities retained by the Predecessor Company have been reflected in these financial statements as a distribution to the Predecessor Company.

   Each of the Company's licenses is subject to an Federal Communications Commission requirement that the Company construct wireless network facilities offering coverage to certain percentages of the population within certain time periods following the grant of such licenses. Failure to comply with these requirements could result in the revocation of the related licenses or the imposition of fines on the Company by the Federal Communications Commission.

(5) AT&T TRANSACTION

   On May 20, 1998, the Predecessor Company and Tritel entered into a Securities Purchase Agreement with AT&T Wireless and the other stockholders of Tritel, whereby the Company agreed to construct a PCS network and provide wireless services using the AT&T and SunCom brand names, giving equal emphasis to each, in the south-central United States. On January 7, 1999, the parties closed the transactions contemplated in the Securities Purchase Agreement.

   At the closing, Tritel issued preferred stock to AT&T Wireless in exchange for 20 MHz A- and B-Block PCS licenses which were assigned to the Company, and for certain other agreements covering the Company's markets, including the following agreements.

License Agreement

   Pursuant to a Network Membership License Agreement, dated January 7, 1999 (the "License Agreement"), between AT&T Corp. and the Company, AT&T granted to the Company a royalty-free, nontransferable, non-exclusive, nonsublicensable, limited right, and license to use certain licensed marks solely in connection with certain licensed activities. The licensed marks include the logo containing AT&T and the globe design and the expression "Member of the AT&T Wireless Network." The "Licensed Activities" include (i) the provision to end-users and resellers, solely within the territory as defined in the License Agreement, of Company communications services as defined in the License Agreement on frequencies licensed to the Company for Commercial Mobile Radio Services ("CMRS") provided in accordance with the License Agreement (collectively, the "Licensed Services") and (ii) marketing and offering the Licensed Services within the territory. The License Agreement also grants to the Company the right and license to use licensed marks on certain permitted mobile phones.

   The License Agreement contains numerous restrictions with respect to the use and modification of any of the licensed marks. Furthermore, the Company is obligated to use commercially reasonable efforts to cause all

                         TRITEL, INC. AND SUBSIDIARIES

         (All Information subsequent to December 31, 1999 is unaudited)

Licensed Services marketed and provided using the licensed marks to be of comparable quality to the Licensed Services marketed and provided by AT&T and its affiliates in areas that are comparable to the territory taking into account, among other things, the relative stage of development of the areas. The License Agreement also sets forth specific testing procedures to determine compliance with these standards, and affords the Company with a grace period to cure any instances of alleged noncompliance therewith.

   The Company may not assign or sublicense any of its rights under the License Agreement; provided, however, that the License Agreement may be assigned to the Company's lenders under the Bank Facility and after the expiration of any applicable grace and cure periods under the Bank Facility, such lenders may enforce the Company's rights under the License Agreement and assign the License Agreement to any person with AT&T's consent.

   The term of the License Agreement is for five years and renews for an additional five-year period if each party gives the other notice to renew the Agreement. The License Agreement may be terminated by AT&T at any time in the event of a significant breach by the Company, including the Company's misuse of any licensed marks, the Company's licensing or assigning any of the rights in the License Agreement, the Company's failure to maintain AT&T's quality standards or if a change in control of the Company occurs. After the initial five-year term, AT&T may also terminate the License Agreement upon the occurrence of certain transactions described in the Stockholders' Agreement.

   The License Agreement, along with the exclusivity provisions of the Stockholders' Agreement and the Resale Agreement will be amortized on a straight-line basis over the ten-year term of the agreement. Accumulated amortization related to these agreements at December 31, 1999 and June 30, 2000 was approximately $4.8 million and $7.3 million, respectively.

Roaming Agreement

   Pursuant to the Intercarrier Roamer Service Agreement, dated as of January 7, 1999 (the "Roaming Agreement"), between AT&T Wireless, the Company, and their affiliates, each party agrees to provide (each in its capacity as serving provider, the "Serving Carrier") mobile wireless radio telephone service for registered customers of the other party's (the "Home Carrier") customers while such customers are out of the Home Carrier's geographic area and in the geographic area where the Serving Carrier (itself or through affiliates) holds a license or permit to construct and operate a mobile wireless radio/telephone system and station. Each Home Carrier whose customers receive service from a Serving Carrier shall pay to such Serving Carrier 100% of the Serving Carrier's charges for wireless service and 100% of pass-through charges (i.e., toll or other charges). Each Serving Carrier's service charges for use per minute or partial minute for the first three years will be at a fixed rate, and thereafter may be adjusted to a lower rate as the parties may negotiate from time to time. Each Serving Carrier's toll charges per minute of use for the first three years will be at a fixed rate, and thereafter such other rates as the parties negotiate from time to time.

   The Roaming Agreement has a term of 20 years, unless terminated earlier by a party due to the other party's uncured breach of any term of the Roaming Agreement.

   Neither party may assign or transfer the Roaming Agreement or any of its rights thereunder except to an assignee of all or part of its license or permit to provide CMRS, provided that such assignee expressly assumes all or the applicable part of the obligations of such party under the Roaming Agreement.

                         TRITEL, INC. AND SUBSIDIARIES

         (All Information subsequent to December 31, 1999 is unaudited)

   The Roaming Agreement will be amortized on a straight-line basis over the 20-year term of the agreement. Accumulated amortization related to this agreement at December 31, 1999 and June 30, 2000 was approximately $800,000 and $1.2 million, respectively.

(6) NOTE RECEIVABLE

   On March 1, 1999, the Company entered into agreements with AT&T Wireless, Lafayette Communications Company L.L.C. ("Lafayette") and ABC Wireless L.L.C. ("ABC") whereby the Company, AT&T Wireless and Lafayette would lend $29,500,000 to ABC to fund its participation in the re-auction of Federal Communications Commission licenses that were returned to the Federal Communications Commission by various companies under the July 1998 reconsideration order. The Company's portion of this loan was $7,500,000 and was recorded in Other Assets. Subsequent to closing of the agreements, ABC was the successful bidder for licenses covering the Tritel markets with an aggregate purchase price of $7,789,000. The Company has agreed, subject to Federal Communications Commission approval, to purchase these licenses for $7,789,000. If the licenses are not purchased by March 1, 2004, the note will mature on that date. The note has a stated interest rate of 16% per year. There are no required payments of principal or interest on the note until maturity. The note is secured by all assets of ABC, including, if permitted by the Federal Communications Commission, the Federal Communications Commission licenses awarded in the re-auction, and ranks pari passu with the notes to AT&T Wireless and Lafayette.

(7) INCOME TAXES

   On January 7, 1999 the Company recorded a deferred tax liability of $55,100,000 primarily related to the difference in asset bases on the assets acquired from AT&T Wireless.

   Because the Predecessor Company was a nontaxable entity, the results presented below relate solely to the year ended December 31, 1999. Components of income tax benefit for the year ended December 31, 1999 are as follows:

                                                        For the Year Ended
                                                         December 31, 1999
                                                     --------------------------
                                                     Current Deferred   Total
                                                     ------- --------  --------
                                                      (dollars in thousands)
   Federal..........................................  $--    $(24,725) $(24,725)
   State............................................   --      (3,718)   (3,718)
                                                      ----   --------  --------
     Total..........................................  $--    $(28,443) $(28,443)
                                                      ====   ========  ========

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)


   Actual tax benefit differs from the "expected" tax benefit using the federal corporate rate of 35% as follows:

                                                              December 31, 1999
                                                              -----------------
                                                                 (dollars in
                                                                 thousands)
   Computed "expected" tax benefit...........................     $(96,564)
   Reduction (increase) resulting from:
   Change in valuation allowance for deferred tax assets.....        1,020
   Nondeductible compensation related expense................       68,308
   Nontaxable loss of Predecessor Company....................          780
   Nondeductible portion of discount accretion...............          557
   State income taxes, net of federal tax benefit............       (2,496)
   Other.....................................................          (48)
                                                                  --------
                                                                  $(28,443)
                                                                  ========

   The tax effects of temporary differences that give rise to significant portions of the deferred tax liability at December 31, 1999 are as follows:

                                                             December 31, 1999
                                                             -----------------
                                                                (dollars in
                                                                thousands)
   Deferred tax assets:
     Net operating loss carryforward........................      $25,232
     Tax basis of capitalized start-up costs in excess of
      book basis............................................       11,533
     Discount accretion in excess of tax basis..............        5,700
     Tax basis of property and equipment in excess of book
      basis.................................................        1,865
     Other..................................................          785
                                                                  -------
   Total gross deferred tax assets..........................       45,115
     Less: valuation allowance..............................       (1,020)
                                                                  -------
   Net deferred tax assets..................................       44,095
                                                                  -------

   Deferred tax liabilities:
     Intangible assets book basis in excess of tax basis....      $22,646
     Federal Communications Commission licenses book basis
      in excess of tax basis................................       32,245
     Capitalized interest book basis in excess of tax
      basis.................................................       12,779
     Discount accretion book basis in excess of tax basis...        2,130
                                                                  -------
       Total gross deferred tax liabilities.................       69,800
                                                                  -------
       Net deferred tax liability...........................      $25,705
                                                                  =======

   At December 31, 1999, the Company has net operating loss carryforwards for federal income tax purposes of $65,965,000 which are available to offset future federal taxable income, if any, through 2019.

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)

   The valuation allowance for the gross deferred tax asset at December 31, 1999 was $1,020,000. No valuation allowance has been provided for the remaining gross deferred tax asset principally due to the existence of a deferred tax liability which was recorded upon the closing of the AT&T Wireless transaction on January 7, 1999. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considered the scheduled reversal of deferred tax liabilities in making this assessment. Based upon anticipated future taxable income over the periods in which the deferred tax assets are realizable, management believes it is more likely than not the Company will realize the benefits of these deferred tax assets.

(8) NOTES PAYABLE AND LONG-TERM DEBT

   A summary of long-term debt is as follows:

                                                     December 31,
                                                   ----------------   June 30,
                                                    1998     1999       2000
                                                   ------- --------  -----------
                                                     (dollars in
                                                      thousands)     (unaudited)
   Bank facility.................................. $   --  $300,000   $300,000
   Senior Subordinated Discount Notes.............     --   216,734    230,497
   Federal Communications Commission debt.........  51,599   41,905     41,941
                                                   ------- --------   --------
                                                    51,599  558,639    572,438
   Less current maturities........................     --      (923)      (974)
                                                   ------- --------   --------
                                                   $51,599 $557,716   $571,464
                                                   ======= ========   ========

Bank Facility

   During 1999, the Company entered into a loan agreement (the "Bank Facility"), which provides for (i) a $100,000,000 senior secured term loan (the "Term Loan A"), (ii) a $200,000,000 senior secured term loan (the "Term Loan B") and (iii) a $250,000,000 senior secured reducing revolving credit facility (the "Revolver"). Tritel PCS Inc., Toronto Dominion (Texas), Inc., as Administrative Agent, and certain banks and other financial institutions are parties thereto.

   The commitment to make loans under the Revolver automatically and permanently reduces, quarterly beginning on December 31, 2002. The quarterly reductions in the commitment are $6.25 million on December 31, 2002, $7.4 million for each quarter in 2003, $11.3 million for each quarter in 2004, $13.3 million for each quarter in 2005, $16.0 million for each quarter in 2006, and $25.8 million for the first two quarters of 2007.

   Interest on the Revolver, Term Loan A and Term Loan B accrues, at the Company's option, either at a LIBOR rate plus an applicable margin or the higher of the issuing bank's prime rate and the Federal Funds Rate (as defined in the Bank Facility) plus 0.5%, plus an applicable margin. The borrowings outstanding at June 30, 2000 carried a 10.89% average interest rate as of that date. The Revolver requires an annual commitment fee ranging from 0.50% to 1.75% of the unused portion of the Bank Facility.

   The Bank Facility also required the Company to purchase an interest rate hedging contract covering an amount equal to at least 50% of the total amount of the outstanding indebtedness of the Company (other than indebtedness which bears interest at a fixed rate). In May 1999, Tritel entered into such interest rate hedging contracts which are further described in Note 9.

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)

   The Term Loans are required to be prepaid and commitments under the Revolving Bank Facility reduced in an aggregate amount equal to 50% of excess cash flow of each fiscal year commencing with the fiscal year ending December 31, 2001; 100% of the net proceeds of asset sales, in excess of a yearly threshold, outside the ordinary course of business or unused insurance proceeds; and 50% of the net cash proceeds of issuances of equity by Tritel PCS or its subsidiaries.

   All obligations of the Company under the facilities are unconditionally and irrevocably guaranteed by Tritel and all subsidiaries of Tritel PCS. The bank facilities and guarantees, and any related hedging contracts provided by the lenders under the Bank Facility, are secured by substantially all of the assets of Tritel PCS and certain subsidiaries of Tritel PCS, including a first priority pledge of all of the capital stock held by Tritel or any of its subsidiaries, but excluding the Company's PCS licenses. The PCS licenses will be held by one or more single purpose subsidiaries of the Company and, in the future if the Company is permitted to pledge its PCS licenses, they will be pledged to secure the obligations of the Company under the Bank Facility.

   The Bank Facility contains covenants customary for similar facilities and transactions, including covenants relating to the amounts of indebtedness that the Company may incur, limitations on dividends and distributions on, and redemptions and repurchases of, capital stock and other similar payments and various financial maintenance covenants. The Bank Facility also contains covenants relating to the population covered by the Company's network and number of customers, as well as customary representations, warranties, indemnities, conditions precedent to borrowing, and events of default.

   Loans under the Bank Facility are available to fund capital expenditures related to the construction of the Company's PCS network, the acquisition of related businesses, working capital needs of the Company, and customer acquisition costs. All indebtedness under the Bank Facility will constitute senior debt.

   The terms of the Bank Facility allow the Company to incur senior subordinated debt with gross proceeds of not more than $250,000,000.

   As of June 30, 2000, the Company has drawn $300,000,000 of advances under Term Loan A and Term Loan B.

Senior Subordinated Discount Notes

   On May 11, 1999, Tritel PCS, Inc. ("Tritel PCS"), a wholly-owned subsidiary of the Company, issued unsecured senior subordinated discount notes with a principal amount at maturity of $372,000,000. Such notes were issued at a discount from their principal amount at maturity for proceeds of $200.2 million. No interest will be paid on the notes prior to May 15, 2004. Thereafter, Tritel PCS will be required to pay interest semiannually at 12 3/4% per annum beginning on November 15, 2004 until maturity of the notes on May 15, 2009.

   The notes are fully unconditionally guaranteed on a joint and several basis by the Company and by Tritel Communications, Inc. and Tritel Finance, Inc., both of which are wholly-owned subsidiaries of Tritel PCS. (See Note 20.) The notes are subordinated in right of payment to amounts outstanding under the Company's Bank Facility and to any future subordinated indebtedness of Tritel PCS or the guarantors.

   The indenture governing the notes limit, among other things, the Company's ability to incur additional indebtedness, pay dividends, sell or exchange assets, repurchase its stock, or make investments.

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)

Federal Communications Commission Debt

   The Federal Communications Commission provided below market rate financing for 90% of the bid price of the C-Block PCS licenses and 80% of the bid price of the F-Block PCS licenses. Such Federal Communications Commission debt is secured by all of the Company's rights and interest in the licenses financed.

   The debt incurred in 1996 by the Company for the purchase of the C-Block PCS licenses totaled $63,890,000 (undiscounted). The debt bears interest at 7%; however, based on the Company's estimate of borrowing costs for similar debt, a rate of 10% was used to determine the debt's discounted present value of $52,700,000. As discussed in Note 4, the Company elected to disaggregate and return one-half of the broadcast spectrum of the C-block licenses. The Federal Communications Commission permitted such spectrum to be returned effective as of the original purchase. As a result, the Company reduced the discounted debt due to the Federal Communications Commission for such licenses by $27,410,000.

   F-Block licenses were granted in 1997. The debt incurred by the Company for the purchase of such licenses totaled $28,167,000 (undiscounted). The debt bears interest at 6.125%, however; based on the Company's estimate of borrowing costs for similar debt, a rate of 10% was used to determine the debt's discounted present value of $23,116,000.

   In the acquisition of Central Alabama Partnership, LP 132 on January 7, 1999, the Company assumed debt of $6,072,000 payable to the Federal Communications Commission for the licenses acquired.

   Additionally, certain licenses and the related Federal Communications Commission debt for those licenses were retained by the Predecessor Company. The discounted carrying amount of the debt for the licenses retained by the Predecessor Company was $15,889,000.

   All the scheduled interest payments on the Federal Communications Commission debt were suspended for the period from January 1997 through March 1998 by the Federal Communications Commission. Payments of such suspended interest resumed in July 1998 with the total suspended interest due in eight quarterly payments through April 30, 2000. The Company is required to make quarterly principal and interest payments on the Federal Communications Commission debt.

Notes Payable

   At December 31, 1998, the Company had $22,100,000 payable under a $28,500,000 loan agreement with a supplier. The loan agreement was secured by a pledge of the membership equity interests of certain members of Predecessor Company management and the interest rate was 9%. Amounts outstanding under this loan agreement were repaid in January 1999.

   At December 31, 1998, the Predecessor Company had a $1,000,000 line of credit with a commercial bank, that expired July 27, 1999 bearing interest at the bank's prime rate of interest plus 1% at December 31, 1998. The amount outstanding on the line of credit was $305,000 at December 31, 1998. This line of credit related specifically to licenses that were retained by the Predecessor Company. Amounts outstanding under this loan agreement were repaid in January 1999.

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)

Notes Payable to Related Party

   In March 1997, the Predecessor Company entered into a loan agreement for a $5,700,000 long-term note payable to Southern Farm Bureau Life Insurance Company ("SFBLIC"). SFBLIC was a member of Mercury Southern, LLC, which was a member of the Predecessor Company. This note was secured by a pledge of the membership equity interests of certain members of Predecessor Company management and interest accrued annually at 10% on the anniversary date of the note. At December 31, 1998, the balance of the note was $6,270,000 as a result of the capitalization of the first year's interest. The indebtedness under the note was convertible into equity at the face amount at any time at the option of SFBLIC, subject to Federal Communications Commission equity ownership limitations applicable to entrepreneurial block license holders. The Predecessor Company and SFBLIC subsequently negotiated a revised arrangement under which the amount due of $6,270,000 plus accrued interest of $476,000 was not paid but instead was converted into $8,976,000 of members' equity in the Predecessor Company on January 7, 1999. The $2,230,000 preferred return to the investor was accounted for as a financing cost during the year ended December 31, 1999. The interest accrued at the contractual rate was capitalized during the accrual period.

   As of December 31, 1999, the following is a schedule of future minimum principal payments of the Company's long-term debt due within five years and thereafter:

                                                               December 31, 1999
                                                               -----------------
                                                                  (dollars in
                                                                  thousands)
   December 31, 2000..........................................     $     923
   December 31, 2001..........................................         1,004
   December 31, 2002..........................................         5,567
   December 31, 2003..........................................        23,548
   December 31, 2004..........................................        30,483
   Thereafter.................................................       657,950
                                                                   ---------
                                                                     719,475
   Less unamortized discount..................................      (160,836)
                                                                   ---------
   Total......................................................     $ 558,639
                                                                   =========

(9) INTEREST RATE SWAP AGREEMENTS

   As of December 31, 1999 and June 30, 2000, the Company was a party to interest rate swap agreements with a total notional amount of $200 million. The agreements establish a fixed effective rate of 9.05% on $200.0 million of the current balance outstanding under the Bank Facility through the earlier of March 31, 2002 or the date on which the Company achieves operating cash flow breakeven.

(10) REDEEMABLE PREFERRED STOCK

Series A Preferred Stock

   The series A preferred stock, with respect to dividend rights and rights on liquidation, dissolution or winding up, ranks on a parity basis with the series B preferred stock, and ranks senior to series C preferred stock, series D preferred stock and common stock. The holders of series A preferred stock are entitled to receive cumulative quarterly cash dividends at the annual rate of 10% multiplied by the liquidation preference,

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)

which is equal to $1,000 per share plus declared but unpaid dividends. Tritel may elect to defer payment of any such dividends until the date on which the 42nd quarterly dividend payment is due, at which time, and not earlier, all deferred payments must be made. Except as required by law or in certain circumstances, the holders of the series A preferred stock do not have any voting rights. The series A preferred stock is redeemable, in whole but not in part, at the option of Tritel on or after January 15, 2009 and at the option of the holders of the series A preferred stock on or after January 15, 2019. Additionally, on or after January 15, 2007, AT&T Wireless, and qualified transferees, have the right to convert each share of series A preferred stock into shares of class A common stock. The number of shares the holder will receive upon conversion will be the liquidation preference per share divided by the market price of class A common stock times the number of shares of series A preferred stock to be converted.

   The Company issued 90,668 shares of series A preferred stock with a stated value of $90,668,000 to AT&T Wireless on January 7, 1999.

Series B Preferred Stock

   The series B preferred stock ranks on a parity basis with the series A preferred stock and is identical in all respects to the series A preferred stock, except:

  . the series B preferred stock is redeemable at any time at the option of Tritel,

  . the series B preferred stock is not convertible into shares of any other security issued by Tritel, and

  . the series B preferred stock may be issued by Tritel pursuant to an exchange event as defined in the Restated Certification of Incorporation.

   No series B preferred stock has been issued by the Company.

(11) STOCKHOLDERS' EQUITY

   The Predecessor Companies were organized as limited liability corporations
(LLC) and as such had no outstanding stock. Owners (members) actually held a membership interest in the LLC. As a result, the investment of those members in the Predecessor Companies is reflected as contributed capital--Predecessor Company in the accompanying balance sheet.

   On January 7, 1999, the Company issued stock to the Predecessor Company as well as other parties as described herein.

Preferred Stock

   Following is a summary of the preferred stock of the Company:

   3,100,000 shares of authorized preferred stock, par value $.01 per share (the "preferred stock"), 1,100,000 of which have been designated as follows:

  . 200,000 shares designated "Series A Convertible Preferred Stock" (the "series A preferred stock"), 10% redeemable convertible, $1,000 stated and liquidation value (See Note 10);

  . 300,000 shares designated "Series B Preferred Stock" (the "series B preferred stock"), 10% cumulative, $1,000 stated and liquidation value (See Note 10);

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)

  . 500,000 shares designated "Series C Convertible Preferred Stock" (the "series C preferred stock"), 6.5% cumulative convertible, $1,000 stated and liquidation value; and

  . 100,000 shares designated "Series D Convertible Preferred Stock" (the "series D preferred stock"), 6.5% cumulative convertible, $1,000 stated and liquidation value.

 Series C Preferred Stock

   Series C preferred stock (1) ranks junior to the series A preferred stock and the series B preferred stock with respect to dividend rights and rights on liquidation, dissolution or winding up, (2) ranks junior to the series D preferred stock with respect to rights on a statutory liquidation, (3) ranks on a parity basis with the series D preferred stock with respect to rights on liquidation, dissolution or winding up, except a statutory liquidation, (4) ranks on a parity basis with series D preferred stock and common stock with respect to dividend rights, and
(5) ranks senior to the common stock and any other series or class of the Company's common or preferred stock, now or hereafter authorized, other than series A preferred stock, series B preferred stock or series D preferred stock, with respect to rights on liquidation, dissolution and winding up.

   Holders of series C preferred stock are entitled to dividends in cash or property when, as and if declared by the Board of Directors of Tritel. Upon any liquidation, dissolution or winding up of Tritel, holders of series C preferred stock are entitled to receive, after payment to any stock ranking senior to the series C preferred stock, a liquidation preference equal to (1) the quotient of the aggregate paid-in-capital of all series C preferred stock held by a stockholder divided by the total number of shares of series C preferred stock held by that stockholder plus (2) declared but unpaid dividends on the series C preferred stock, if any, plus (3) an amount equal to interest on the invested amount at the rate of 6 1/2% per annum, compounded quarterly. The holders of the series C preferred stock have the right at any time to convert each share of series C preferred stock, and upon the initial public offering in December 1999, each share of series C preferred stock automatically converted into shares of class A common stock of and class D common stock. The number of shares the holder received upon conversion was determined by dividing the aforementioned liquidation preference by the conversion price in effect at the time of $2.50. On all matters to be submitted to the stockholders of Tritel, the holders of series C preferred stock shall have the right to vote on an as-converted basis as a single class with the holders of the common stock. Additionally, the affirmative vote of the holders of a majority of the series C preferred stock is required to approve certain matters. The series C preferred stock is not redeemable.

   The Company issued 18,262 shares of series C preferred stock with a stated value of $18,262,000 to the Predecessor Company on January 7, 1999 in exchange for certain of its assets, liabilities and continuing operations. The stock was recorded at the historical cost of the assets and liabilities acquired from the Predecessor Company since, for accounting purposes, this transaction was accounted for as a reorganization of the Predecessor Company into a C corporation and a name change to Tritel.

   The Company also issued 14,130 shares of series C preferred stock with a stated value of $14,130,000 to the Predecessor Company on January 7, 1999 in exchange for cash of $14,130,000. In the same transaction, the Company also issued 149,239 shares of series C preferred stock with a stated value of $149,239,000 to investors on January 7, 1999 in exchange for cash. The stock was recorded at its stated value and the costs associated with this transaction have been offset against equity.

   Additionally, the Company issued 2,602 shares of series C preferred stock with a stated value of $2,602,000 to Central Alabama Partnership, LP 132 on January 7, 1999 in exchange for its net assets. The stock was recorded at its stated value and the assets and liabilities were recorded at estimated fair values.

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)


   All of the series C preferred stock outstanding converted into 73,349,620 shares of class A and 4,962,804 shares of class D common stock upon the closing of the initial public offering on December 13, 1999.

 Series D Preferred Stock

   The series D preferred stock (1) ranks junior to the series A preferred stock and the series B preferred stock with respect to dividend rights and rights on liquidation, dissolution or winding up, (2) ranks senior to the series C preferred stock with respect to rights on a statutory liquidation, (3) ranks on a parity basis with series C preferred stock with respect to rights on liquidation, dissolution and winding up, except a statutory liquidation, (4) ranks on a parity basis with series C preferred stock and common stock with respect to dividend rights, and (5) ranks senior to the common stock and any other series or class of Tritel's common or preferred stock, now or hereafter authorized, other than series A preferred stock, series B preferred stock or series C preferred stock, with respect to rights on liquidation, dissolution and winding up. Subject to the preceding sentence, the series D preferred stock is identical in all respects to the series C preferred stock, except:

  . the series D preferred stock is convertible into an equivalent number of shares of series C preferred stock at any time. This stock is then convertible to common stock at the conversion rate of the original series C preferred stock set forth on the date of the initial public offering, or 18,463,121 shares of class A common stock and 1,249,207 shares of class D common stock;

  . the liquidation preference for series D preferred stock equals $1,000 per share plus declared but unpaid dividends plus an amount equal to interest on $1,000 at the rate of 6 1/2% per annum, compounded quarterly, from the date of issuance of such share to and including the date of the payment;

  . the holders of series D preferred stock do not have any voting rights, other than those required by law or in certain circumstances; and

  . shares of series D preferred stock are not automatically convertible upon an initial public offering of the Company's stock.

   The Company issued 46,374 shares of series D preferred stock with a stated value of $46,374,000 to AT&T Wireless on January 7, 1999.

Common Stock

   Following is a summary of the common stock of the Company:

  . 1,016,000,009 shares of common stock, par value $.01 per share (the "common stock "), which have been designated as follows:

  . 500,000,000 shares designated "Class A Voting Common Stock" (the "class A common stock"),

  . 500,000,000 shares designated "Class B Non-Voting Common Stock" (the "class B common stock"),

  . 4,000,000 shares designated "Class C Common Stock" (the "class C common stock "),

  . 12,000,000 shares designated "Class D Common Stock" (the "class D common stock ") and

  . nine shares designated "Voting Preference Common Stock" (the "voting preference common stock ")

   The common stock of Tritel is divided into two groups, the "non-tracked common stock," which is comprised of the class A common stock, the class B common stock and the voting preference common stock, and the "tracked common stock," which is comprised of the class C common stock and class D common stock.

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)

Each share of common stock is identical, and entitles the holder thereof to the same rights, powers and privileges of stockholders under Delaware law, except:

  . dividends on the tracked common stock track the assets and liabilities of Tritel C/F Holding Corp., a subsidiary of Tritel;

  . rights on liquidation, dissolution or winding up of Tritel of the tracked common stock track the assets and liabilities of Tritel C/F Holding Corp.;

  . the class A common stock, together with the series C preferred stock, has 4,990,000 votes, the class B common stock has no votes, the class C common stock has no votes, the class D common stock has no votes and the voting preference common stock has 5,010,000 votes, except that in any matter requiring a separate class vote of any class of common stock or a separate vote of two or more classes of common stock voting together as a single class, for the purposes of such a class vote, each share of common stock of such classes will be entitled to one vote per share;

  . in the event the Federal Communications Commission indicates that the class A common stock and the voting preference stock (1) may be voted as a single class on all matters, (2) may be treated as a single class for all quorum requirements and (3) may have one vote per share, then, absent action by the Board of Directors and upon an affirmative vote of 66 2/3% or more of the class A common stock, Tritel must seek consent from the Federal Communications Commission to permit the class A common stock and the voting preference common stock to vote and act as a single class in the manner described above;

  . the holders of shares of class B common stock shall be entitled to vote as a separate class on any amendment, repeal or modification of any provision of the restated certificate of incorporation that adversely affects the powers, preferences or special rights of the holders of the class B common stock;

  . each share of class B common stock may be converted, at any time at the holder's option, into one share of class A common stock;

  . each share of class A common stock may be converted, at any time at the holder's option, into one share of class B common stock; and

  . in the event the Federal Communications Commission indicates that it will permit the conversion of tracked common stock into either class A common stock or class B common stock, then, absent action by the Board of Directors and upon an affirmative vote of 66 2/3% or more of the class A common stock, such conversion will be allowed by Tritel at the option of the holders of the tracked common stock.


   As of December 31, 1999, the Company has issued 10,981,932 shares of class A common stock, 1,380,448 shares of class C common stock and 6 shares of voting preference common stock to certain members of management of the Company. The class A and class C common stock issued to management are restricted shares subject to repurchase agreements which require the holders to sell to the Company at a $0.01 repurchase price per share, the number of shares that would be equal to $2.50 per share on specified "Trigger Dates" including a change of control, termination of employment, or the seventh anniversary of the agreement. On the "Trigger Date," the holders must sell to the Company the number of shares necessary, based on the then current fair value of the stock based on the average closing price for the most recent ten trading days, to reduce the number of shares of stock held by an amount equal to the number of shares then held by the holder times $2.50 per share (in essence, requiring the holders to pay $2.50 per share for their shares of stock). Also, in the event the Company does not meet certain performance measurements, certain members of management will be required to sell to the Company a fixed number of shares at $0.01 per share.

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)


   Based on the terms of the repurchase agreement, this plan is being accounted for as a variable stock plan. Accordingly, the Company will record Stock-based Compensation Expense over the vesting period for the difference between the quoted market price of the Company's stock at each measurement date and the current fair value of the stock to be repurchased from the individuals. Subsequent to year end, the Board of Directors approved a plan to modify these awards to remove the provision that requires management to surrender a portion of their shares. This modification, which was completed during the second quarter of 2000, established the measurement date upon which the value of the awards were fixed. Based on the market price of Tritel's common stock at the measurement date, Tritel will record additional non-cash compensation expense related to these shares for the period from 2000 to 2004 of approximately $74.5 million. In addition, Tritel will record a maximum of $26.0 million in cash compensation expense during the period from 2000 to 2004 to reimburse the participants for the tax consequences of the modification of these awards.

   In conjunction with the Company's agreement with Mr. Sullivan (see Note 17), the Company agreed to repurchase 1,276,000 shares of the officer's stock at $0.01 per share and allow the officer to become fully vested in his remaining
1.8 million shares without restriction or repurchase rights. As a result, the Company recorded $4.5 million as compensation expense and additional paid in capital. Such amount represents the fair value of the stock at the time of the agreement without restrictions or repurchase rights.

(12) STOCK OPTION PLANS

   In January 1999, the Company adopted a stock option plan for employees and a stock option plan for non-employee directors.

   Tritel's 1999 Stock Option Plan (the "Stock Option Plan") authorizes the grant of certain tax-advantaged stock options, nonqualified stock options and stock appreciation rights for the purchase of an aggregate of up to 10,462,400 shares of common stock of Tritel. The Stock Option Plan benefits qualified officers, employee directors and other key employees of, and consultants to, Tritel and its subsidiaries in order to attract and retain those persons and to provide those persons with appropriate incentives. The Stock Option Plan also allows grants or sales of common stock to those persons. The maximum term of any stock option to be granted under the Stock Option Plan is ten years. Grants of options under the Stock Option Plan are determined by the Board of Directors or a compensation committee designated by the Board.

   The exercise price of incentive stock options under the Stock Option Plan must not be less than the fair market value of the common stock on the grant date and the exercise price of all other options must not be less that 75% of such fair market value. The Stock Option Plan will terminate in 2009 unless extended by amendment.

   As of December 31, 1999, 4,585,028 restricted shares and 2,081,422 stock options with an average exercise price of $18.05 were granted under the Stock Option Plan. The restricted stock is subject to the repurchase agreements as discussed in Note 11. The restricted shares will vest in varying percentages, up to 80% vesting, over five years. The remaining 20% will vest if the Company meets certain performance benchmarks for development and construction of its wireless PCS network. Stock options generally vest 25% on each of the first four anniversaries of the date of the grant. A portion of the stock options granted to employees in connection with the initial public offering vest 25% on the thirty-first day after grant and 25% on each of the first three anniversaries of the date of the grant. The stock options outstanding as of December 31, 1999 vest 100% upon a change of control.

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)

   Tritel's 1999 Stock Option Plan for Non-employee Directors (the "Non-employee Directors Plan") authorizes the grant of certain nonqualified stock options for the purchase of an aggregate of up to 100,000 shares of common stock of Tritel. The Non-employee Directors Plan benefits non-employee directors of Tritel in order to attract and retain those persons and to provide those persons with appropriate incentives. The maximum term of any stock option to be granted under the Non-employee Directors Plan is ten years. Grants of options under the Non-employee Directors are determined by the Board of Directors.

   The exercise price of nonqualified stock options granted under the Non-employee Directors Plan must not be less than the fair market value of the common stock on the grant date. The Non-employee Directors Plan will terminate in 2009 unless extended by amendment.

   As of December 31, 1999, 45,000 options with an exercise price of $18 per share were outstanding under the Non-employee Directors Plan. These options vest 20% on the date of grant and an additional 20% on each of the first four anniversaries of the date of the grant and fully vest upon a change of control.

   The Company has adopted the disclosure only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation has been recognized for the stock options. If compensation cost had been determined based on the fair value at grant date for awards in 1999 in accordance with SFAS No. 123, the Company's net loss and net loss per share would have increased to the pro forma amounts indicated below (dollars in thousands):

Net loss--As reported.................................................. $247,454
Net loss--Pro forma....................................................  250,608
Net loss per share--As reported........................................    33.25
Net loss per share--Pro forma..........................................    33.66

   The fair value of each option on the date of grant is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions:

Expected life........................................................... 5 Years
Risk-free interest rate.................................................   6.16%
Expected volatility.....................................................     56%
Dividend yield..........................................................      0%

   The weighted average fair value of options granted during 1999 was $8.52 per share. At December 31, 1999, 9,000 options were exercisable.

   The following table summarizes information about stock options outstanding at December 31, 1999:

   Exercise                  Number of Options                                  Remaining
    Price                       Outstanding                                  Contractual Life
   --------                  -----------------                               ----------------
   $18.00                        2,119,572                                       10 years
    31.69                            6,850                                       10 years

(13) FAIR VALUE OF FINANCIAL INSTRUMENTS

   The following disclosure of the estimated fair value of financial instruments is made pursuant to SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." Fair value estimates are subject to inherent

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)


limitations. Estimates of fair value are made at a specific point in time, based on relevant market information and information about the financial instrument. The estimated fair values of financial instruments are not necessarily indicative of amounts the Company might realize in actual market transactions. Estimates of fair value are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. The carrying amounts at December 31, 1998 and 1999 for cash and cash equivalents, accounts receivable, notes receivable, accounts payable, accrued liabilities, notes payable, and variable rate long-term debt are reasonable estimates of their fair values. The carrying amount of fixed-rate long-term debt is believed to approximate fair value because such debt was discounted to reflect market interest rate at inception and such discount is believed to be approximate for valuation of this debt.

(14) RELATED PARTY TRANSACTIONS

   On January 7, 1999, the Company entered into a secured promissory note agreement under which it agreed to lend up to $2,500,000 to the Predecessor Company. Interest on advances under the loan agreement is 10% per year. The interest will compound annually and interest and principal are due at maturity of the note. The note is secured by the Predecessor Company's ownership interest in the Company. Any proceeds from the sales of licenses by the Predecessor Company, net of the repayment of any Federal Communications Commission debt, are required to be applied to the note balance. If the note has not been repaid within five years, it will be repaid through a reduction of the Predecessor Company's interest in the Company based on a valuation of the Company's stock at that time. The balance of this note at December 31, 1999 was approximately $2.3 million.

(15)ASSETS AND LIABILITIES RETAINED BY PREDECESSOR COMPANY

   Certain assets and liabilities, with carrying amounts of $22,070,000 and $17,367,000, respectively, principally for certain Federal Communications Commission licenses and related Federal Communications Commission debt, which were retained by the Predecessor Company have been reflected in these financial statements as a distribution to the Predecessor Company. The Predecessor Company is holding such assets and liabilities but is not currently developing the PCS markets. Of the assets retained by the Predecessor Company, Tritel was granted an option to acquire certain PCS licenses for approximately 1.2 million shares of class A common stock. During May 1999, Tritel notified the Predecessor Company of its intent to exercise this option. Such licenses will be transferred to Tritel after approval by the Federal Communications Commission. Tritel has committed to sell to AT&T Wireless or its designee such licenses.

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)



(16) LEASES

   The Company leases office space, equipment, and co-location tower space under noncancelable operating leases. Expense under operating leases was $3,000, $334,000 and $7.2 million for 1997, 1998 and 1999, respectively.
Management expects that in the normal course of business these leases will be renewed or replaced by similar leases. The leases extend through 2008.

   Future minimum lease payments under these leases at December 31, 1999 are as follows:

                                                                       (dollars
                                                                          in
                                                                      thousands)
                                                                      ----------
   2000..............................................................  $13,940
   2001..............................................................   13,846
   2002..............................................................   13,731
   2003..............................................................   13,239
   2004..............................................................    8,955
   Thereafter........................................................    8,881
                                                                       -------
     Total...........................................................  $72,592
                                                                       =======

(17) COMMITMENTS AND CONTINGENCIES

   Effective September 1, 1999, Tritel, Inc. and Jerry M. Sullivan entered into an agreement to redefine Mr. Sullivan's relationship with Tritel, Inc. and its subsidiaries. Mr. Sullivan has resigned as an officer and a director of Tritel, Inc. and all of its subsidiaries. Mr. Sullivan will retain the title Executive Vice President of Tritel, Inc. through December 31, 2001; however, under the agreement, he is not permitted to represent the Company nor will he perform any functions for Tritel, Inc. As part of the agreement, Mr. Sullivan will also receive an annual salary of $225,000 and an annual bonus of $112,500 through December 31, 2002. Mr. Sullivan became fully vested in 1,800,000 shares of class A common stock and returned all other shares held by him, including his voting preference common stock to Tritel, Inc. Accordingly, the Company has recorded $5.8 million in additional compensation expense during 1999. The $5.8 million was determined pursuant to the settlement of Mr. Sullivan's employment relationship with the Company, and includes $4.5 million for the grant of additional stock rights, $225,000 annual salary and $112,500 annual bonus through December 31, 2002, and other related amounts.

   Mr. Sullivan had served as Director, Executive Vice President and Chief Operating Officer of Tritel, Inc. since 1993. The foregoing agreements supersede the employment relationship between Tritel, Inc. and Mr. Sullivan defined by the Management Agreement and Mr. Sullivan's employment agreement.

   In December 1998, the Company entered into an acquisition agreement with an equipment vendor whereby the Company agreed to purchase a minimum of $300,000,000 of equipment, software and certain engineering services over a five-year period in connection with the construction of its wireless telecommunications network. The Company agreed that the equipment vendor would be the exclusive provider of such equipment during the term of the agreement. As part of this agreement, the vendor advanced $15,000,000 to the Company at the closing of the transactions described herein. The $15,000,000 deferred credit is accounted for as a reduction in the cost of the equipment as the equipment is purchased.

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)

(18) QUARTERLY FINANCIAL DATA (UNAUDITED)

   Selected unaudited quarterly financial data is as follows:

                                             For the Quarters Ended
                         ---------------------------------------------------------------------
                           March 31         June 30        September 30        December 31
                         --------------  --------------  -----------------  ------------------
                         1998    1999    1998    1999     1998      1999     1998      1999
                         -----  -------  -----  -------  -------  --------  -------  ---------
                                  (dollars in thousands except per share data)
Revenues................ $ --   $   --   $ --   $   --   $   --   $    179  $   --   $   6,580
Operating loss..........  (763)  (7,471)  (997)  (9,877)  (1,390)  (21,229)  (4,536)  (226,911)
Loss before
 extraordinary item.....  (743)  (6,247)  (990)  (6,655)  (1,398)  (15,855)  (5,200)  (218,698)
Net loss................  (743)  (6,247)  (990)  (6,655)  (3,812)  (15,855)  (5,200)  (218,698)
Net loss per common
 share..................        $ (2.80)        $ (2.94)          $  (7.41)          $   (9.20)


(19) SUPPLEMENTAL CASH FLOW INFORMATION

                                                                    Six Months
                                         Years Ended December 31, Ended June 30,
                                         ------------------------ --------------
                                          1997    1998     1999    1999   2000
                                         ------- ------- -------- ------ -------
                                                                   (unaudited)
                                                 (dollars in thousands)
Cash paid for interest, net of amounts
 capitalized............................ $   --  $   --  $ 14,362 $5,104 $16,711
Significant non-cash investing and
 financing activities:
  Long-term debt incurred to obtain
   Federal Communications Commission
   licenses, net of discount............  23,116     --       --     --      --
  Capitalized interest and discount on
   debt.................................   6,799   7,614   10,062    455   2,301
  Deposits applied to purchase of
   Federal Communications Commission
   licenses.............................   5,000     --       --     --      --
  Capital expenditures included in
   accounts payable.....................     --    5,762   81,913    --   80,469
  Election of Federal Communications
   Commission disaggregation option for
   return of spectrum:
    Reduction in Federal Communications
     Commission licensing costs.........     --   35,442      --     --      --
    Reduction in accrued interest
     payable and long-term debt.........     --   33,028      --     --      --
Preferred stock issued in exchange for
 assets and liabilities.................     --      --   156,837    --      --

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)


(20)CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

   The following condensed consolidating financial statements as of December 31, 1999 and June 30, 2000 and for the year ended December 31, 1999 and for the six months ended June 30, 1999 and 2000, are presented for Tritel, Tritel PCS, those subsidiaries of Tritel PCS who serve as guarantors and those subsidiaries who do not serve as guarantors of the senior subordinated discount notes.

                     Condensed Consolidating Balance Sheet
                            As of December 31, 1999

                                    Tritel
                          Tritel,    PCS,    Guarantor   NonGuarantor              Consolidated
                            Inc.     Inc.   Subsidiaries Subsidiaries Eliminations Tritel, Inc.
                          -------- -------- ------------ ------------ ------------ ------------
                                                 (dollars in thousands)
Current assets:
  Cash and cash
   equivalents..........  $    --  $613,999   $ (4,730)    $    --     $     --     $  609,269
  Other current assets..     2,462    1,407     17,426          --           --         21,295
  Intercompany
   receivables..........     1,799  210,673        --           --      (212,472)          --
                          -------- --------   --------     --------    ---------    ----------
    Total current
     assets.............     4,261  826,079     12,696          --      (212,472)      630,564
Restricted cash.........       --     6,594        --           --           --          6,594
Property and equipment,
 net....................       --       --     262,343          --           --        262,343
Licenses and other
 intangibles............    59,508      --         --       201,946          --        261,454
Investment in
 subsidiaries...........   445,301   73,286        --           --      (518,587)          --
Other long term assets..       --    62,633         82          --       (27,308)       35,407
                          -------- --------   --------     --------    ---------    ----------
    Total assets........  $509,070 $968,592   $275,121     $201,946    $(758,367)   $1,196,362
                          ======== ========   ========     ========    =========    ==========
Current liabilities:
  Accounts payable,
   accrued expenses and
   other current
   liabilities..........  $     29 $  1,240   $111,257     $  1,721    $     --     $  114,247
  Intercompany
   payables.............       --       --     196,950       15,522     (212,472)          --
                          -------- --------   --------     --------    ---------    ----------
    Total current
     liabilities........        29    1,240    308,207       17,243     (212,472)      114,247
Non-current liabilities:
  Long-term debt........       --   516,734     27,121       40,982      (27,121)      557,716
  Deferred income taxes
   and other............    22,009    5,318    (20,024)      30,251         (187)       37,367
                          -------- --------   --------     --------    ---------    ----------
    Total liabilities...    22,038  523,292    315,304       88,476     (239,780)      709,330
Series A redeemable
 convertible preferred
 stock..................    99,586      --         --           --           --         99,586
                          -------- --------   --------     --------    ---------    ----------
Stockholders' equity
 (deficit)..............   387,446  445,300    (40,183)     113,470     (518,587)      387,446
                          -------- --------   --------     --------    ---------    ----------
    Total liabilities
     and equity.........  $509,070 $968,592   $275,121     $201,946    $(758,367)   $1,196,362
                          ======== ========   ========     ========    =========    ==========

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)


                     Condensed Consolidating Balance Sheet
                              As of June 30, 2000

                                       Tritel PCS,  Guarantor   NonGuarantor              Consolidated
                          Tritel, Inc.    Inc.     Subsidiaries Subsidiaries Eliminations Tritel, Inc.
                          ------------ ----------- ------------ ------------ ------------ ------------
                                                     (Dollars in thousands)
                                                          (unaudited)
Current assets:
  Cash and cash
   equivalents..........    $    --     $358,085     $ (7,512)    $    --     $     --     $  350,573
  Other current assets..       3,756       2,000       39,055          --           --         44,811
  Intercompany
   receivables..........         --      449,808          --           --      (449,808)          --
                            --------    --------     --------     --------    ---------    ----------
    Total current
     assets.............       3,756     809,893       31,543          --      (449,808)      395,384
Restricted cash.........         --        5,487          --           --           --          5,487
Property and equipment,
 net....................         --          --       415,651          --           --        415,651
Licenses and other
 intangibles............      56,646         --           --       202,894          --        259,540
Investment in
 subsidiaries...........     348,281     (12,476)         --           --      (335,805)          --
Other long term assets..         --       75,976          410          --       (42,697)       33,689
                            --------    --------     --------     --------    ---------    ----------
    Total assets........    $408,683    $878,880     $447,604     $202,894    $(828,310)   $1,109,751
                            ========    ========     ========     ========    =========    ==========
Current liabilities:
  Accounts payable,
   accrued expenses and
   other current
   liabilities..........    $  2,010    $  1,003     $111,355     $  1,580    $     --     $  115,948
  Intercompany
   payables.............         177         --       432,417       17,214     (449,808)          --
                            --------    --------     --------     --------    ---------    ----------
    Total current
     liabilities........       2,187       1,003      543,772       18,794     (449,808)      115,948
Non-current liabilities:
  Long-term debt........         --      530,497       42,409       40,967      (42,409)      571,464
  Deferred income taxes
   and other
   liabilities..........      22,013        (901)     (13,213)      30,245         (288)       37,856
                            --------    --------     --------     --------    ---------    ----------
    Total liabilities...      24,200     530,599      572,968       90,006     (492,505)      725,268
                            --------    --------     --------     --------    ---------    ----------
Series A redeemable
 convertible preferred
 stock..................     104,119         --           --           --           --        104,119
                            --------    --------     --------     --------    ---------    ----------
Stockholders' equity
 (deficit)..............     280,364     348,281     (125,364)     112,888     (335,805)      280,364
                            --------    --------     --------     --------    ---------    ----------
    Total liabilities
     and equity.........    $408,683    $878,880     $447,604     $202,984    $(828,310)   $1,109,751
                            ========    ========     ========     ========    =========    ==========

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)


                Condensed Consolidating Statement of Operations
                      For the Year Ended December 31, 1999

                                       Tritel    Guarantor   NonGuarantor              Consolidated
                         Tritel, Inc. PCS, Inc. Subsidiaries Subsidiaries Eliminations Tritel, Inc.
                         ------------ --------- ------------ ------------ ------------ ------------
                                                   (dollars in thousands)
Revenues................  $     --     $   --     $  7,974      $1,038      $(2,253)    $   6,759
                          ---------    -------    --------      ------      -------     ---------
Operating Expenses:
  Cost of services and
   equipment............        --         --        6,966         --           --          6,966
  Technical operations..        --         --       18,459         --           --         18,459
  General and
   administrative.......         56         45      25,065           2       (2,253)       22,915
  Sales and marketing...        --         --       20,404         --           --         20,404
  Stock-based
   compensation.........    190,664        --          --          --           --        190,664
  Depreciation and
   amortization.........      5,620        --        6,621         598          --         12,839
                          ---------    -------    --------      ------      -------     ---------
    Total operating
     expenses...........    196,340         45      77,515         600       (2,253)      272,247
                          ---------    -------    --------      ------      -------     ---------
Operating loss..........   (196,340)       (45)    (69,541)        438          --       (265,488)
Interest income.........        170     16,553         255         --          (187)       16,791
Financing cost..........        --         --       (2,230)        --           --         (2,230)
Interest expense........        --     (24,924)       (233)        --           187       (24,970)
                          ---------    -------    --------      ------      -------     ---------
Income (loss) before
 income taxes...........   (196,170)    (8,416)    (71,749)        438          --       (275,897)
Income tax benefit
 (expense)..............      2,051      3,135      23,420        (163)         --         28,443
                          ---------    -------    --------      ------      -------     ---------
Net loss................  $(194,119)   $(5,281)   $(48,329)     $  275      $   --      $(247,454)
                          =========    =======    ========      ======      =======     =========

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)


                Condensed Consolidating Statement of Operations
                     For the Six-Months Ended June 30, 1999

                                    Tritel
                         Tritel,     PCS,     Guarantor   NonGuarantor              Consolidated
                           Inc.      Inc.    Subsidiaries Subsidiaries Eliminations Tritel, Inc.
                         --------  --------  ------------ ------------ ------------ ------------
                                                (Dollars in thousands)
                                                      (unaudited)
Revenues................ $    --   $    --     $    --       $  --       $   --      $     --
                         --------  --------    --------      ------      -------     ---------
Operating Expenses
  Cost of services and
   equipment............      --        --          --          --           --            --
  Technical operations..      --        --        3,946         --           --          3,946
  General and
   administrative.......        2        44       7,156           2          --          7,204
  Sales and marketing...      --        --        2,724         --           --          2,724
  Depreciation and
   amortization.........    2,829       --          645         --           --          3,474
                         --------  --------    --------      ------      -------     ---------
    Total operating ex-
     penses.............    2,831        44      14,471           2          --         17,348
  Operating loss........   (2,831)      (44)    (14,471)         (2)         --        (17,348)
  Interest income.......       77     5,174          81         --           --          5,332
  Financing cost........      --        --       (2,230)        --           --         (2,230)
  Interest expense......             (5,104)        --          --           --         (5,104)
                         --------  --------    --------      ------      -------     ---------
  Income (loss) before
   income taxes.........   (2,754)       26     (16,620)         (2)         --        (19,350)
Income tax benefit
 (expense)..............      954       (10)      5,504         --           --          6,448
                         --------  --------    --------      ------      -------     ---------
  Net loss.............. $ (1,800) $     16    $(11,116)     $   (2)     $   --      $ (12,902)
                         ========  ========    ========      ======      =======     =========

                Condensed Consolidating Statement of Operations
                     For the Six-Months Ended June 30, 2000

                                    Tritel
                         Tritel,     PCS,     Guarantor   NonGuarantor              Consolidated
                           Inc.      Inc.    Subsidiaries Subsidiaries Eliminations Tritel, Inc.
                         --------  --------  ------------ ------------ ------------ ------------
                                                (Dollars in thousands)
                                                      (unaudited)
Revenues................ $    --   $    --     $ 41,307      $3,459      $(3,459)    $  41,307
                         --------  --------    --------      ------      -------     ---------
Operating Expenses
  Cost of services and
   equipment............      --        --       29,111         --           --         29,111
  Technical operations..      --        --       21,987         --           --         21,987
  General and
   administrative.......    3,050       --       26,834         --        (3,459)       26,425
  Sales and marketing...      --        --       28,603         --           --         28,603
  Stock-based
   compensation.........   62,111       --          --          --           --         62,111
  Depreciation and
   amortization.........    2,861       --       20,171       1,843          --         24,875
                         --------  --------    --------      ------      -------     ---------
    Total operating
     expenses...........   68,022       --      126,706       1,843       (3,459)      193,112
                         --------  --------    --------      ------      -------     ---------
  Operating income
   (loss)...............  (68,022)      --      (85,399)      1,616          --       (151,805)
  Interest income.......      152    16,831         342         --        (1,433)       15,892
  Interest expense......      --    (28,199)     (1,447)     (2,203)       1,433       (30,416)
                         --------  --------    --------      ------      -------     ---------
  Income (loss) before
   income taxes.........  (67,870)  (11,368)    (86,504)       (587)         --       (166,329)
Income tax benefit......       (4)      112         962           6          --          1,076
                         --------  --------    --------      ------      -------     ---------
Net loss................ $(67,874) $(11,256)   $(85,542)     $ (581)     $   --      $(165,253)
                         ========  ========    ========      ======      =======     =========

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)

                Condensed Consolidating Statement of Cash Flows
                      For the Year Ended December 31, 1999

                                       Tritel PCS,  Guarantor   NonGuarantor             Consolidated
                          Tritel, Inc.    Inc.     Subsidiaries Subsidiaries Elimination Tritel, Inc.
                          ------------ ----------- ------------ ------------ ----------- ------------
                                                    (dollars in thousands)
Net cash provided by
 (used in) operating
 activities.............   $  (3,648)   $   3,554   $ (50,981)    $   --        $ --      $ (51,075)
                           ---------    ---------   ---------     -------       -----     ---------
Cash flows from
 investing activities:
  Capital expenditures..         --           --     (172,448)        --          --       (172,448)
  Advance under notes
   receivable...........         --        (7,500)        (50)        --          --         (7,550)
  Investment in
   subsidiaries.........    (376,718)     376,718         --          --          --            --
  Capitalized interest
   on debt..............         --           --       (3,863)     (9,760)        --        (13,623)
  Decrease in other
   assets...............        (325)      (6,883)        --          --          --         (7,208)
                           ---------    ---------   ---------     -------       -----     ---------
Net cash provided by
 (used in) investing
 activities:............    (377,043)     362,335    (176,361)     (9,760)        --       (200,829)
                           ---------    ---------   ---------     -------       -----     ---------
Cash flows from
 financing activities:
  Proceeds from long
   term debt............         --       500,240         --          --          --        500,240
  Repayments of notes
   payable..............     (22,100)         --          --          --          --        (22,100)
  Payment of debt
   issuance costs and
   other deferred
   charges..............      (8,507)     (30,202)        --          --          --        (38,709)
  Intercompany
   receivable/payable...       4,556     (236,928)    222,612       9,760         --            --
  Proceeds from vendor
   discount.............         --        15,000         --          --          --         15,000
  Issuance of preferred
   stock................     163,370          --          --          --          --        163,370
  Issuance of common
   stock, net...........     242,526          --          --          --          --        242,526
                           ---------    ---------   ---------     -------       -----     ---------
Net cash provided by
 financing activities:..     379,845      248,110     222,612       9,760         --        860,327
                           ---------    ---------   ---------     -------       -----     ---------
Net increase (decrease)
 in restricted cash,
 cash and cash
 equivalents............        (846)     613,999      (4,730)        --          --        608,423
Cash and cash
 equivalents at
 beginning of period....         846          --          --          --          --            846
                           ---------    ---------   ---------     -------       -----     ---------
Cash and cash
 equivalents at End of
 period.................   $     --     $ 613,999   $  (4,730)    $   --        $ --      $ 609,269
                           =========    =========   =========     =======       =====     =========

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)

                Condensed Consolidating Statement of Cash Flows
                     For the Six Months Ended June 30, 1999

                                    Tritel
                          Tritel,    PCS,     Guarantor   NonGuarantor             Consolidated
                           Inc.      Inc.    Subsidiaries Subsidiaries Elimination Tritel, Inc
                          -------  --------  ------------ ------------ ----------- ------------
                                                (dollars in thousands)
                                                      (unaudited)
Net cash provided by
 (used in) operating
 activities.............  $   (94) $    880    $(14,946)     $ (256)      $--        $(14,416)
                          -------  --------    --------      ------       ----       --------
Cash flows from
 investing activities:
  Capital expenditures..      --        --      (44,687)        --         --         (44,687)
  Advance under notes
   receivable...........      --     (7,500)        (50)        --         --          (7,550)
  Investment in
   subsidiaries           (69,386)   69,386
  Increase in restricted
   cash.................      --     (7,957)        --          --         --          (7,957)
  Capitalized interest
   on debt..............      --        --       (4,271)     (1,625)       --          (5,896)
  Other                      (325)      --          --          --         --            (325)
                          -------  --------    --------      ------       ----       --------
Net cash provided by
 (used in) investing
 activities:              (69,711)   53,929     (49,008)     (1,625)       --         (66,415)
                          -------  --------    --------      ------       ----       --------
Cash flows from
 financing activities:
  Proceeds from long
   term debt............      --    400,240         --          --         --         400,240
  Repayments of notes
   payable..............  (22,100)      --          --          --         --         (22,100)
  Payment of debt
   issuance costs and
   other deferred
   charges..............  (22,198)  (14,275)        --          --         --         (36,473)
  Intercompany
   receivable/payable...      480   (70,044)     67,683       1,881        --             --
  Proceeds from vendor
   discount.............      --     15,000         --          --         --          15,000
  Issuance of preferred
   stock................  113,623       --          --          --         --         113,623
                          -------  --------    --------      ------       ----       --------
Net cash provided by
 financing activities:     69,805   330,921      67,683       1,881        --         470,290
                          -------  --------    --------      ------       ----       --------
Net increase in cash and
 cash equivalents.......      --    385,730       3,729         --         --         389,459
Cash and cash
 equivalents at
 beginning of period....      --        --          846         --         --             846
                          -------  --------    --------      ------       ----       --------
Cash and cash
 equivalents at end of
 period.................  $   --   $385,730    $  4,575      $  --        $--        $390,305
                          =======  ========    ========      ======       ====       ========

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)

                Condensed Consolidating Statement of Cash Flows
                     For the Six-Months Ended June 30, 2000

                          Tritel,   Tritel     Guarantor   NonGuarantor              Consolidated
                           Inc.    PCS, Inc.  Subsidiaries Subsidiaries Eliminations Tritel, Inc.
                          -------  ---------  ------------ ------------ ------------ ------------
                                                 (dollars in thousands)
                                                       (unaudited)
Net cash provided by
 (used in)
 operating activities...  $(2,209) $   1,379    $(84,188)    $   --        $  --      $ (85,018)
                          -------  ---------    --------     -------       ------     ---------
Cash flows from
 investing activities:
  Capital expenditures..      --         --     (171,798)        --           --       (171,798)
  Capitalized interest
   on debt..............      --         --       (1,533)     (1,272)         --         (2,805)
  Decrease in restricted
   cash.................      --       1,107         --          --           --          1,107
  Other.................      --         --         (129)        --           --           (129)
                          -------  ---------    --------     -------       ------     ---------
Net cash provided by
 (used in)
 investing activities:        --       1,107    (173,460)     (1,272)         --       (173,625)
                          -------  ---------    --------     -------       ------     ---------
Cash flows from
 financing activities:
  Repayment of long term
   debt.................      --         --          --         (449)         --           (449)
  Payment of debt
   issuance costs
   and other deferred
   charges..............      --        (198)        --          --           --           (198)
  Intercompany
   receivable/payable...    1,615   (258,202)    254,866       1,721          --            --
  Payment of stock
   issuance costs.......     (195)       --          --          --           --           (195)
  Proceeds from exercise
   of
   stock options........      789        --          --          --           --            789
                          -------  ---------    --------     -------       ------     ---------
Net cash provided by
 (used in)
 financing activities:      2,209   (258,400)    254,866       1,272          --            (53)
                          -------  ---------    --------     -------       ------     ---------
Net decrease in cash and
 cash equivalents.......      --    (255,914)     (2,782)        --           --       (258,696)
Cash and cash
 equivalents at
 beginning of period....      --     613,999      (4,730)        --           --        609,269
                          -------  ---------    --------     -------       ------     ---------
Cash and cash
 equivalents at end of
 period.................  $   --   $ 358,085    $ (7,512)    $   --        $  --      $ 350,573
                          =======  =========    ========     =======       ======     =========

   The condensed combining financial statements for 1998 of Tritel, Inc. and the Predecessor Companies have been provided below to comply with the current requirement to show consolidating data for guarantors and non-guarantors for all periods presented. While Tritel, Inc. and its subsidiaries were formed during 1998, their only activities in 1998 were the acquisition of property and equipment approximating $1.5 million and losses totaling $32,000. The assets of the Predecessor Companies and the assets acquired from AT&T Wireless and Central Alabama were transferred to Tritel, Inc. and its subsidiaries during 1999. Therefore, the following statements do not correspond with the current corporate structure and do not show data by guarantor and non-guarantor relationship to the senior subordinated discount notes.

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)

                            Combining Balance Sheet
                            As of December 31, 1998

                                     Predecessor
                                      Companies  Tritel  Eliminations Combined
                                     ----------- ------  ------------ --------
                                              (dollars in thousands)
               ASSETS
Current assets:
  Cash and cash equivalents.........  $    845   $    1    $   --     $    846
  Due from affiliates...............     1,817      --      (1,576)        241
  Other current assets..............       719      --         --          719
                                      --------   ------    -------    --------
    Total current assets............     3,381        1     (1,576)      1,806
                                      --------   ------    -------    --------
Property and equipment, net.........    12,263    1,553        --       13,816
Federal Communications Commission
 licensing costs....................    71,466      --         --       71,466
Other assets........................     1,933      --         --        1,933
                                      --------   ------    -------    --------
    Total assets....................  $ 89,043   $1,554    $(1,576)   $ 89,021
                                      ========   ======    =======    ========
  LIABILITIES AND MEMBERS' EQUITY
              (DEFICIT)
Current liabilities:
  Notes payable.....................  $ 22,405   $  --     $   --     $ 22,405
  Due to affiliates.................       --     1,576     (1,576)        --
  Accounts payable and accrued ex-
   penses...........................    10,496       10        --       10,506
                                      --------   ------    -------    --------
  Total current liabilities.........    32,901    1,586     (1,576)     32,911
                                      --------   ------    -------    --------
Non-current liabilities:
  Long-term debt....................    51,599      --         --       51,599
  Note payable to related party.....     6,270      --         --        6,270
  Other liabilities.................       224      --         --          224
                                      --------   ------    -------    --------
    Total non-current liabilities...    58,093      --         --       58,093
                                      --------   ------    -------    --------
    Total liabilities...............    90,994    1,586     (1,576)     91,004
Contributed capital, net............    13,497      --         --       13,497
Deficit accumulated during
 development stage..................   (15,448)     (32)       --      (15,480)
                                      --------   ------    -------    --------
    Total members' equity
     (deficit)......................    (1,951)     (32)       --       (1,983)
                                      --------   ------    -------    --------
    Total liabilities and members'
     equity (deficit)...............  $ 89,043   $1,554    $(1,576)   $ 89,021
                                      ========   ======    =======    ========

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)


                       Combining Statement of Operations
                      For the Year Ended December 31, 1998

                                                  Predecessor
                                                   Companies  Tritel   Combined
                                                  ----------- -------  --------
                                                     (dollars in thousands)
Revenues........................................   $     --   $   --   $    --
                                                   ---------  -------  --------
Operating expenses:
  Technical operations..........................       1,918       21     1,939
  General and administrative....................       4,937       10     4,947
  Sales and marketing...........................         451        1       452
  Depreciation and amortization.................         348      --        348
                                                   ---------  -------  --------
                                                       7,654       32     7,686
                                                   ---------  -------  --------
Operating loss..................................      (7,654)     (32)   (7,686)
Interest income.................................          77      --         77
Interest expense................................        (722)     --       (722)
                                                   ---------  -------  --------
Loss before extraordinary item..................      (8,299)     (32)   (8,331)
Loss on return of spectrum......................      (2,414)     --     (2,414)
                                                   ---------  -------  --------
Net loss........................................   $ (10,713) $   (32) $(10,745)
                                                   =========  =======  ========

                       Combining Statement of Cash Flows
                      For the Year Ended December 31, 1998

                                                  Predecessor
                                                   Companies  Tritel   Combined
                                                  ----------- -------  --------
                                                     (dollars in thousands)
Net cash used in operating activities...........   $ (10,039) $ 1,543  $ (8,496)
                                                   ---------  -------  --------
Cash flows from investing activities:
  Purchase of property and equipment............      (4,428)  (1,542)   (5,970)
  Capitalized interest on debt used to obtain
   Federal Communications Commission licenses...      (2,905)     --     (2,905)
                                                   ---------  -------  --------
Net cash used in investing activities...........      (7,333)  (1,542)   (8,875)
                                                   ---------  -------  --------
Cash flows from financing activities:
  Proceeds from notes payable to others.........      38,705      --     38,705
  Repayments of notes payable to others.........     (21,300)     --    (21,300)
  Payment of debt issuance costs and other
   deferred charges.............................        (951)     --       (951)
                                                   ---------  -------  --------
Net cash provided by financing activities.......      16,454      --     16,454
                                                   ---------  -------  --------
Net increase (decrease) in cash and cash
 equivalents....................................        (918)       1      (917)
Cash and cash equivalents at beginning of year..       1,763      --      1,763
                                                   ---------  -------  --------
Cash and cash equivalents at end of year........   $     845  $     1  $    846
                                                   =========  =======  ========

   Tritel, Inc. was formed during 1998. Therefore, the 1997 combining financial information is identical to the Consolidated Financial Statements.

                         TRITEL, INC. AND SUBSIDIARIES

         (All information subsequent to December 31, 1999 is unaudited)



(21) SUBSEQUENT EVENT

   On February 28, 2000, the Company announced an agreement to merge with TeleCorp PCS, Inc., headquartered in Arlington, Virginia. This merger is expected to take place during the second half of 2000 and is a tax-free exchange of stock with Tritel shareholders receiving 0.76 shares of the new entity's stock in exchange for each of their Tritel shares. The exchange ratio is fixed regardless of future stock price movement. This transaction is expected to be accounted for as a purchase business combination.

   On the closing of the merger, AT&T will extend its initial five-year brand sharing agreement for an additional two years.

                               TELECORP PCS, INC.

   Description of Unaudited Pro Forma Condensed Combined Financial Statements

   The following unaudited pro forma condensed combined financial statements combine the historical consolidated balance sheets and consolidated statements of operations of TeleCorp PCS, Inc. (the Company), Tritel, Indus and Airadigm. These unaudited pro forma financial statements give effect to the merger with Tritel, referred to as the Merger, the contribution from AT&T, the acquisition of the common and preferred stock of Indus, the acquisition of additional wireless properties and assets from Airadigm, referred to as the Contribution, the exchange with AT&T which includes the acquisition of PCS licenses from ABC Wireless and Polycell, referred to as the Exchange, the offering of Senior Subordinated Notes and pro forma inter-company eliminations.

   This information was derived from the audited consolidated financial statements of the Company and Tritel as of and for the year ended December 31, 1999, the unaudited consolidated financial statements of the Company and Tritel as of and for the six months ended June 30, 2000, and from the unaudited financial statements of Indus and Airadigm as of December 31, 1999 and June 30, 2000 and for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively. The Company's financial information is only a summary and should be read in conjunction with the historical consolidated financial statements and related notes of the Company elsewhere in this document. Tritel's financial information is only a summary and should be read in conjunction with their historical financial statements and related notes as filed on Form 10-K and Form 10-Q with the Securities and Exchange Commission on March 30, 2000 and August 11, 2000, respectively.

   The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 and for the six months ended June 30, 2000 assumes each of the transactions was effected on January 1, 1999. The unaudited pro forma condensed combined balance sheet as of June 30, 2000, gives effect to each transaction as if it had occurred on June 30, 2000. The accounting policies of the Company, Tritel, Indus and Airadigm are substantially comparable. Certain reclassifications have been made to Tritel's, Indus' and Airadigm's historical presentation to conform to the Company's presentation. These reclassifications do not materially impact Tritel's, Indus', or Airadigm's operations or financial position for the period presented.

   The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only. The companies may have performed differently had they always been combined. The unaudited pro forma condensed combined financial statements do not purport to be indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

                              TELECORP PCS, INC.

             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                 June 30, 2000
                               ($ in thousands)
                                  (unaudited)

                                                       Contribution and Exchange
                                                    --------------------------------
                                                                          Pro forma
                    TeleCorp   Offering  Subtotal     Indus    Airadigm  Adjustments            Subtotal
                   ----------  -------- ----------  ---------- --------  -----------           ----------
                                (Note                           (Note
                   (Note 1a.)    6.)                (Note 1c.)   1d.)     (Note 3.)
Assets
 Current assets:
 Cash and cash
 equivalents.....  $  28,223   $437,000 $  465,223   $    548  $  1,170   $ (20,656) 3d.(i)    $  446,285
 Accounts
 receivable,
 net.............     36,514        --      36,514        --        647         --                 37,161
 Other current
 assets..........     26,948     13,000     39,948        660       745      (1,405) 3d.(ii)       39,948
                   ---------   -------- ----------   --------  --------   ---------            ----------
 Total current
 assets..........     91,685    450,000    541,685      1,208     2,562     (22,061)              523,394
 Property and
 equipment, net..    531,034        --     531,034        962    39,386    (102,954) 3d.(iii)     468,428
 PCS licenses and
 microwave
 relocation
 costs, net......    277,275        --     277,275     69,883    78,288     631,927  3d.(iv)    1,057,373
 Intangible
 assets, net.....     34,330        --      34,330        --        --      294,133  3d.(v)       328,463
 Other assets....     32,273        --      32,273      1,123       --       (1,123) 3d.(vi)       32,273
 Goodwill........        --         --         --         --        --          --                    --
                   ---------   -------- ----------   --------  --------   ---------            ----------
 Total assets....  $ 966,597   $450,000 $1,416,597   $ 73,176  $120,236   $ 799,922            $2,409,931
                   =========   ======== ==========   ========  ========   =========            ==========
Liabilities,
mandatorily
redeemable
preferred stock
and stockholders'
equity (deficit)
 Current
 liabilities:
 Accounts payable
 and accrued
 liabilities.....  $ 117,530   $    --  $  117,530   $    496  $  8,106   $  (8,106) 3d.(vii)  $  118,026
 Other current
 liabilities.....     26,145        --      26,145     14,772    32,583     (32,583) 3d.(viii)     40,917
 Current portion
 of long-term
 debt............      1,415        --       1,415        --      6,232       4,053  3d.(ix)       11,700
                   ---------   -------- ----------   --------  --------   ---------            ----------
 Total current
 liabilities.....    145,090        --     145,090     15,268    46,921     (36,636)              170,643
 Long-term debt..    728,129    450,000  1,178,129     91,759   157,618    (110,928) 3d.(x)     1,316,578
 Microwave
 relocation
 obligation......      8,128        --       8,128        --        --          --                  8,128
 Other long term
 liabilities.....      9,538        --       9,538      1,643     2,708      97,982  3d.(xi)      111,871
                   ---------   -------- ----------   --------  --------   ---------            ----------
 Total
 liabilities.....    890,885    450,000  1,340,885    108,670   207,247     (49,582)            1,607,220
                   ---------   -------- ----------   --------  --------   ---------            ----------
 Mandatorily
 redeemable
 preferred stock,
 net.............    279,128        --     279,128        --        --          --                279,128
                   ---------   -------- ----------   --------  --------   ---------            ----------
 Stockholders'
 equity (deficit)
 Preferred
 stock...........        149        --         149        450       --         (450) 3d.(xii)         149
 Common stock,
 net of
 subscriptions
 receivable......    313,806        --     313,806     25,426    10,011     338,370  3d.(xiii)    687,613
 Deferred
 compensation....    (32,999)       --     (32,999)       --        --          --                (32,999)
 Accumulated
 deficit.........   (484,372)       --    (484,372)   (61,370)  (97,022)    511,584  3d.(xiv)    (131,180)
                   ---------   -------- ----------   --------  --------   ---------            ----------
 Total
 stockholders'
 equity
 (deficit).......   (203,416)       --    (203,416)   (35,494)  (87,011)    849,504               523,583
                   ---------   -------- ----------   --------  --------   ---------            ----------
 Total
 liabilities,
 mandatorily
 redeemable
 preferred stock
 and
 stockholders'
 equity
 (deficit).......  $ 966,597   $450,000 $1,416,597   $ 73,176  $120,236   $ 799,922            $2,409,931
                   =========   ======== ==========   ========  ========   =========            ==========
                           Merger
                   ---------------------------------
                                Pro forma
                     Tritel    Adjustments             Total
                   ----------- --------------------- -----------
                   (Note 1b.)   (Note 2.)
Assets
 Current assets:
 Cash and cash
 equivalents.....  $  350,573  $  (38,000) 2r.(i)    $  758,858
 Accounts
 receivable,
 net.............      18,044         --                 55,205
 Other current
 assets..........      26,767         --                 66,715
                   ----------- --------------------- -----------
 Total current
 assets..........     395,384     (38,000)              880,778
 Property and
 equipment, net..     415,651         --                884,079
 PCS licenses and
 microwave
 relocation
 costs, net......     202,894   2,739,306  2r.(ii)    3,999,573
 Intangible
 assets, net.....      56,646     426,154  2r.(iii)     811,263
 Other assets....      39,176     (26,010) 2m.           45,439
 Goodwill........         --    2,296,139  2o         2,296,139
                   ----------- --------------------- -----------
 Total assets....  $1,109,751  $5,397,589            $8,917,271
                   =========== ===================== ===========
Liabilities,
mandatorily
redeemable
preferred stock
and stockholders'
equity (deficit)
 Current
 liabilities:
 Accounts payable
 and accrued
 liabilities.....  $  114,974  $      --             $  233,000
 Other current
 liabilities.....         --          --                 40,917
 Current portion
 of long-term
 debt............         974         --                 12,674
                   ----------- --------------------- -----------
 Total current
 liabilities.....     115,948         --                286,591
 Long-term debt..     571,464      16,160  2i         1,904,202
 Microwave
 relocation
 obligation......         --          --                  8,128
 Other long term
 liabilities.....      37,856   1,025,418  2r.(iv)    1,175,145
                   ----------- --------------------- -----------
 Total
 liabilities.....     725,268   1,041,578             3,374,066
                   ----------- --------------------- -----------
 Mandatorily
 redeemable
 preferred stock,
 net.............     104,119      (2,705) 2r.(v)       380,542
                   ----------- --------------------- -----------
 Stockholders'
 equity (deficit)
 Preferred
 stock...........      46,374     670,176  2r.(vi)      716,699
 Common stock,
 net of
 subscriptions
 receivable......     749,503   3,218,027  2r.(vii)   4,655,143
 Deferred
 compensation....     (74,450)     29,450 2r.(viii)     (77,999)
 Accumulated
 deficit.........    (441,063)    441,063  1b.         (131,180)
                   ----------- --------------------- -----------
 Total
 stockholders'
 equity
 (deficit).......     280,364   4,358,716             5,162,663
                   ----------- --------------------- -----------
 Total
 liabilities,
 mandatorily
 redeemable
 preferred stock
 and
 stockholders'
 equity
 (deficit).......  $1,109,751  $5,397,589            $8,917,271
                   =========== ===================== ===========

   The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

                              TELECORP PCS, INC.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    For the six months ended June 30, 2000
                    ($ in thousands, except per share data)
                                  (unaudited)

                                                          Contribution and Exchange
                                                      ---------------------------------
                                                                             Pro forma
                     TeleCorp    Offering  Subtotal     Indus     Airadigm  Adjustments          Subtotal
                   ------------  --------  ---------  ---------- ---------- -----------          ---------
                    (Note 1a.)   (Note 6)             (Note 1c.) (Note 1d.)  (Note 3)
Revenue:
 Service.........  $     88,056  $    --   $  88,056   $   --     $  3,733   $ (7,804) 3a.(vii)  $  83,985
 Roaming.........        26,151       --      26,151       --          --      (4,654) 3a.(vii)     21,497
 Equipment.......        13,250       --      13,250       --          783     (1,783) 3a.(vii)     12,250
                   ------------  --------  ---------   -------    --------   --------            ---------
 Total revenue...       127,457       --     127,457       --        4,516    (14,241)             117,732
                   ------------  --------  ---------   -------    --------   --------            ---------
Operating
expenses:
 Cost of
 revenue.........        40,433       --      40,433       --        2,291     (5,320) 3a.(vii)     37,404
 Operations and
 development.....        25,535       --      25,535     1,348         --      (4,311) 3a.(vii)     22,572
 Selling and
 marketing.......        74,766       --      74,766       119         663     (5,504) 3a.(vii)     70,044
 General and
 administrative..        74,347       --      74,347       373       6,346     (2,050) 3a.(vii)     79,016
 Depreciation and
 amortization....        50,383       --      50,383       947       4,788     (1,030) 3c.(i)       55,088
                   ------------  --------  ---------   -------    --------   --------            ---------
 Total operating
 expenses........       265,464       --     265,464     2,787      14,088    (18,215)             264,124
                   ------------  --------  ---------   -------    --------   --------            ---------
Operating loss...      (138,007)      --    (138,007)   (2,787)     (9,572)     3,974             (146,392)
Other income
(expense):
Interest
expense..........       (34,263)  (24,557)   (58,820)   (4,474)     (6,584)    (1,344) 3c.(ii)     (71,222)
Interest income
and other........         3,897       --       3,897        12      (3,745)       --                   164
                   ------------  --------  ---------   -------    --------   --------            ---------
Loss before
income taxes.....      (168,373)  (24,557)  (192,930)   (7,249)    (19,901)     2,630             (217,450)
Income tax
benefit..........           --        --         --        --          --         --                   --
                   ------------  --------  ---------   -------    --------   --------            ---------
Net loss.........      (168,373)  (24,557)  (192,930)   (7,249)    (19,901)     2,630             (217,450)
Accretion of
mandatorily
redeemable
preferred stock..       (15,889)      --     (15,889)      --          --         --               (15,889)
                   ------------  --------  ---------   -------    --------   --------            ---------
Net loss
attributable to
common
stockholders.....  $   (184,262) $(24,557) $(208,819)  $(7,249)   $(19,901)  $  2,630            $(233,339)
                   ============  ========  =========   =======    ========   ========            =========
Net loss
attributable to
common equity per
share
outstanding--
basic and
diluted..........  $      (1.84)
                   ============
Weighted average
common equity
shares
outstanding--
basic and
diluted..........   100,414,647
                   ============
Pro forma net
loss attributable
to common equity
per share--basic
and diluted......
Pro forma
weighted average
common equity
shares
outstanding--
basic and
diluted..........
                            Merger
                   -----------------------------    Inter-
                                   Pro forma       Company
                      Tritel      Adjustments    Eliminations    Total
                   -------------- -------------- ------------ -------------
                    (Note 1b.)     (Note 2)        (Note 4)
Revenue:
 Service.........  $     21,435    $     --         $  --     $    105,420
 Roaming.........        15,240          --           (797)         35,940
 Equipment.......         4,632          --            --           16,882
                   -------------- -------------- ------------ -------------
 Total revenue...        41,307          --           (797)        158,242
                   -------------- -------------- ------------ -------------
Operating
expenses:
 Cost of
 revenue.........        29,111          --           (797)         65,718
 Operations and
 development.....        27,712          --            --           50,284
 Selling and
 marketing.......        32,014          --            --          102,058
 General and
 administrative..        79,401       11,250 2n.       --          169,667
 Depreciation and
 amortization....        24,875      119,701 2q.       --          199,664
                   -------------- -------------- ------------ -------------
 Total operating
 expenses........       193,113      130,951          (797)        587,391
                   -------------- -------------- ------------ -------------
Operating loss...      (151,806)    (130,951)          --         (429,149)
Other income
(expense):
Interest
expense..........       (30,416)         516 2i.       --         (101,122)
Interest income
and other........        15,892          --            --           16,056
                   -------------- -------------- ------------ -------------
Loss before
income taxes.....      (166,330)    (130,435)          --         (514,215)
Income tax
benefit..........         1,076          --            --            1,076
                   -------------- -------------- ------------ -------------
Net loss.........      (165,254)    (130,435)          --         (513,139)
Accretion of
mandatorily
redeemable
preferred stock..        (4,533)         --            --          (20,422)
                   -------------- -------------- ------------ -------------
Net loss
attributable to
common
stockholders.....  $   (169,787)   $(130,435)       $  --     $   (533,561)
                   ============== ============== ============ =============
Net loss
attributable to
common equity per
share
outstanding--
basic and
diluted..........  $      (1.43)
                   ==============
Weighted average
common equity
shares
outstanding--
basic and
diluted..........   118,451,248
                   ==============
Pro forma net
loss attributable
to common equity
per share--basic
and diluted......                                   Note 5    $      (2.79)
                                                              =============
Pro forma
weighted average
common equity
shares
outstanding--
basic and
diluted..........                                   Note 5     191,059,489
                                                              =============

   The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

                              TELECORP PCS, INC.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                     For the year ended December 31, 1999
                    ($ in thousands, except per share data)
                                  (unaudited)

                                                        Contribution and Exchange
                                                     --------------------------------
                                                                           Pro forma
                     TeleCorp   Offering  Subtotal     Indus    Airadigm  Adjustments         Subtotal
                    ----------  --------  ---------  ---------- --------  -----------         ---------
                                                                 (Note
                    (Note 1a.)  (Note 6)             (Note 1c.)   1d)      (Note 3)
 Revenue:
 Service..........  $   41,319  $    --   $  41,319   $    339  $  6,000    $(2,978) 3a.(vii) $  44,680
 Roaming..........      29,010       --      29,010        --         --     (5,887) 3a.(vii)    23,123
 Equipment........      17,353       --      17,353        108     1,701     (1,749) 3a.(vii)    17,413
                    ----------  --------  ---------   --------  --------    -------           ---------
  Total revenue...      87,682       --      87,682        447     7,701    (10,614)             85,216
                    ----------  --------  ---------   --------  --------    -------           ---------
 Operating
 expenses:
 Cost of
 revenue..........      39,259       --      39,259        905     5,073     (3,855) 3a.(vii)    41,382
 Operations and
 development......      35,979       --      35,979        --         --     (7,573) 3a.(vii)    28,406
 Selling and
 marketing........      71,180       --      71,180      7,569     1,556     (5,581) 3a.(vii)    74,724
 General and
 administrative...      92,585       --      92,585        --     11,909     (1,905) 3a.(vii)   102,589
 Depreciation and
 amortization.....      55,110       --      55,110      4,061    10,253      4,301  3b.(i)      73,725
 Restructuring
 charges..........         --        --         --      32,000       --         --               32,000
                    ----------  --------  ---------   --------  --------    -------           ---------
  Total operating
  expenses........     294,113       --     294,113     44,535    28,791    (14,613)            352,826
                    ----------  --------  ---------   --------  --------    -------           ---------
 Operating loss...    (206,431)      --    (206,431)   (44,088)  (21,090)     3,999            (267,610)
 Other income
 (expense):
 Interest
 expense..........     (51,313)  (49,113)  (100,426)    (5,944) (12,583)     (2,668) 3b.(ii)   (121,621)
 Interest income
 and other........       6,748       --       6,748        109       666        --                7,523
                    ----------  --------  ---------   --------  --------    -------           ---------
 Loss before
 income taxes.....    (250,996)  (49,113)  (300,109)   (49,923)  (33,007)     1,331            (381,708)
 Income tax
 benefit..........         --        --         --         533       --         --                  533
                    ----------  --------  ---------   --------  --------    -------           ---------
 Net loss.........    (250,996)  (49,113)  (300,109)   (49,390)  (33,007)     1,331            (381,175)
 Accretion of
 mandatorily
 redeemable
 preferred stock..     (24,124)      --     (24,124)       --        --         --              (24,124)
                    ----------  --------  ---------   --------  --------    -------           ---------
 Net loss
 attributable to
 common
 stockholders.....  $ (275,120) $(49,113) $(324,233)  $(49,390) $(33,007)   $ 1,331           $(405,299)
                    ==========  ========  =========   ========  ========    =======           =========
 Net loss
 attributable to
 common equity per
 share
 outstanding--
 basic and
 diluted..........  $    (3.58)
                    ==========
 Weighted average
 common equity
 shares
 outstanding--
 basic and
 diluted..........  76,895,391
                    ==========
 Pro forma net
 loss attributable
 to common equity
 per share--basic
 and diluted......
 Pro forma
 weighted average
 common equity
 shares
 outstanding--
 basic and
 diluted..........
                            Merger
                    --------------------------
                                                  Inter-
                                 Pro forma       Company
                      Tritel    Adjustments    Eliminations    Total
                    ----------- -------------- ------------ ------------
                    (Note 1b.)   (Note 2)        (Note 4)
 Revenue:
 Service..........  $   1,186    $     --         $  --     $    45,866
 Roaming..........      3,421          --         (2,000)        24,544
 Equipment........      2,152          --            --          19,565
                    ----------- -------------- ------------ ------------
  Total revenue...      6,759          --         (2,000)        89,975
                    ----------- -------------- ------------ ------------
 Operating
 expenses:
 Cost of
 revenue..........      6,966          --         (2,000)        46,348
 Operations and
 development......     29,113          --            --          57,519
 Selling and
 marketing........     32,790          --            --         107,514
 General and
 administrative...    190,539       22,500 2n.       --         315,628
 Depreciation and
 amortization.....     12,839      164,862 2p.       --         251,426
 Restructuring
 charges..........        --           --            --          32,000
                    ----------- -------------- ------------ ------------
  Total operating
  expenses........    272,247      187,362        (2,000)       810,435
                    ----------- -------------- ------------ ------------
 Operating loss...   (265,488)    (187,362)          --        (720,460)
 Other income
 (expense):
 Interest
 expense..........    (27,200)         712 2i.       --        (148,109)
 Interest income
 and other........     16,791          --            --          24,314
                    ----------- -------------- ------------ ------------
 Loss before
 income taxes.....   (275,897)    (186,650)          --        (844,255)
 Income tax
 benefit..........     28,443          --            --          28,976
                    ----------- -------------- ------------ ------------
 Net loss.........   (247,454)    (186,650)          --        (815,279)
 Accretion of
 mandatorily
 redeemable
 preferred stock..     (8,918)         --            --         (33,042)
                    ----------- -------------- ------------ ------------
 Net loss
 attributable to
 common
 stockholders.....  $(256,372)   $(186,650)       $  --     $  (848,321)
                    =========== ============== ============ ============
 Net loss
 attributable to
 common equity per
 share
 outstanding--
 basic and
 diluted..........  $  (33.25)
                    ===========
 Weighted average
 common equity
 shares
 outstanding--
 basic and
 diluted..........  7,710,649
                    ===========
 Pro forma net
 loss attributable
 to common equity
 per share--basic
 and diluted......                                Note 5    $     (5.06)
                                                            ============
 Pro forma
 weighted average
 common equity
 shares
 outstanding--
 basic and
 diluted..........                                Note 5    167,540,233
                                                            ============

   The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

                               TELECORP PCS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS

                   ($'s in thousands, except per share data)

1. Historical Financial Information

1a. Represents the historical consolidated balance sheet and consolidated statement of operations of TeleCorp.

1b. Represents the historical consolidated balance sheet and consolidated statement of operations of Tritel adjusted for certain reclassifications that have been made to conform to TeleCorp's financial statement presentation. These reclassifications do not materially impact Tritel's results of operations or financial position.

1c. Represents the historical balance sheet and statement of operations of Indus adjusted for certain reclassifications that have been made to conform to TeleCorp's financial statement presentation. These reclassifications do not materially impact Indus' results of operations or financial position.

1d. Represents the historical balance sheet and statement of operations of Airadigm adjusted for certain reclassifications that have been made to conform to TeleCorp's financial statement presentation. These reclassifications do not materially impact Airadigm's results of operations or financial position.

2. Merger

   On February 28, 2000, TeleCorp agreed to merge with Tritel through a merger of each of TeleCorp and Tritel into a newly formed subsidiary of TeleCorp-Tritel Holding Company "Holding Company". The merger will result in the exchange of 100% of the outstanding common and preferred stock of TeleCorp and Tritel for common and preferred stock of Holding Company. The new entity will be controlled by TeleCorp's voting preference common stockholders, and TeleCorp and Tritel will become subsidiaries of Holding Company.

   The Merger will be accounted for using the purchase method of accounting. The purchase price for Tritel will be determined based on the fair value of the shares issued to the former shareholders of Tritel plus cash, the fair value associated with the conversion of outstanding Tritel stock options, liabilities assumed, and merger related costs. The fair value of the shares issued will be determined based on the market price of TeleCorp's Class A common stock, which is publicly traded, and, for those shares that do not have a readily available market price, through valuation by an investment banking firm. The purchase price for this transaction will be allocated to the assets acquired based on their estimated fair values as determined by a valuation services company. The excess of the purchase price over the assets acquired will be recorded as goodwill and amortized over 20 years.

   The proposed merger has been unanimously approved by TeleCorp's and Tritel's board of directors, with three of TeleCorp's directors abstaining. In addition, shareholders with greater than 50% of the voting power of each company have agreed to vote in favor of the merger. The Merger is subject to regulatory approval and other conditions and is expected to close in the last quarter of 2000.

    The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations have been adjusted for the Merger which includes Holding Company's acquisition of Tritel in exchange for stock in Holding Company. The Merger will result in an allocation of the purchase price to the tangible and intangible assets and liabilities of Tritel. Such allocation reflects the estimated fair value of the assets and liabilities acquired by Holding Company based upon information available at the date of the preparation of the accompanying unaudited pro forma condensed combined financial statements. Such allocations will be adjusted upon the final determination of such fair values. Management is not aware of any circumstance that would cause the final purchase price allocation to be significantly different from that which is reflected in the accompanying pro forma condensed combined balance sheet. However,

                               TELECORP PCS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED FINANCIAL STATEMENTS--(Continued)
                     ($ in thousands except per share data)

actual valuations and allocation may differ from those reflected herein. The aggregate purchase price was calculated as follows:

Tritel common shares outstanding--Note 2a......................... 107,005,121
Tritel common stock exchange ratio per share--Note 2b.............        0.76
Equivalent Holding Company trading common shares..................  81,323,891
Tritel conversion price--Note 2c.................................. $     47.84
                                                                   -----------
Subtotal(1)....................................................... $ 3,890,535
                                                                   -----------
Tritel non-trading common shares outstanding--Note 2d.............      63,432
Tritel common stock exchange ratio per share--Note 2b.............        0.76
Equivalent Holding Company non-trading common shares..............      48,208
Tritel conversion price--Note 2f.................................. $     31.10
                                                                   -----------
Subtotal(2)....................................................... $     1,499
                                                                   -----------
Tritel Series A convertible preferred stock outstanding...........      90,668
Tritel Series A convertible preferred stock exchange ratio per
 share--Note 2e...................................................        1.00
Equivalent Holding Company convertible preferred shares...........      90,668
Tritel conversion price--Note 2f.................................. $  1,118.53
                                                                   -----------
Subtotal(3)....................................................... $   101,415
                                                                   -----------
Tritel Series D preferred stock--Note 2g.(4)...................... $   716,550
                                                                   -----------
Fair value of Tritel shares exchanged for Holding Company shares
 (items (1) through (4)).......................................... $ 4,709,999
Cash consideration--Note 2h.(i)...................................      10,000
Fair value of liabilities of Tritel at June 30, 2000--Note 2i.....     741,428
Option conversion costs--Note 2j..................................      75,496
Put right--Note 2h.(ii)...........................................      10,000
Merger related costs--Note 2k.....................................      28,000
Assumed deferred tax liability--Note 2l...........................   1,015,418
                                                                   -----------
Total consideration............................................... $ 6,590,341
Less: Fair value of assets acquired:
Fair value of tangible assets of Tritel--Note 2m.................. $   824,202
Fair value of PCS licenses--Note 2m...............................   2,942,200
Fair value of AT&T operating agreements--Note 2m..................     409,200
Fair value of other intangibles--Note 2m..........................      73,600
Deferred compensation--Note 2n....................................      45,000
                                                                   -----------
Goodwill--Note 2o................................................. $ 2,296,139
                                                                   -----------

2a. Tritel common shares outstanding used for purposes of this pro forma presentation are as of February 28, 2000, the date of the announcement. The common shares outstanding of Tritel for purposes of this pro forma include all shares that will be converted into Holding Company trading Class A common shares as follows:

   Tritel Class A voting common stock...............................  97,798,181
   Tritel Class B non voting common stock...........................   2,927,120
   Tritel Class C voting/non voting common stock (i)................   1,366,644
   Tritel Class D voting/non voting common stock (ii)...............   4,913,176
                                                                     -----------
   Total Tritel common shares outstanding........................... 107,005,121
                                                                     ===========

                               TELECORP PCS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED FINANCIAL STATEMENTS--(Continued)
                                ($ in thousands)

     (i) The terms of the Merger agreement provide that all of the outstanding shares of Tritel Class C common stock will be converted into Holding Company Class A common stock and Holding Company Class E common stock at a ratio of 1.00 to 0.7524 and 1.00 to 0.0076, respectively. Note that only the Tritel Class C common shares converted to Holding Company Class A common stock are included in this chart as they are considered Holding Company trading common shares. The Tritel Class C common stock converted into Holding Company Class E common stock are included in the chart below (2d.) as Holding Company non-trading common stock.

     (ii) The terms of the Merger agreement provide that all of the outstanding shares of Tritel Class D common stock will be converted into Holding Company Class A common stock and Holding Company Class F common stock at a ratio of 1.00 to 0.7524 and 1.00 to 0.0076, respectively. Note that only the Tritel Class D common shares converted to Holding Company Class A common stock are included in this chart as they are considered Holding Company non-trading common shares. The Tritel Class D common stock converted into Holding Company Class F common stock are included in the chart below (2d.) as Holding Company non- trading common stock.

2b. The terms of the Merger agreement provide that the Tritel exchange ratio for shares of Holding Company common stock shall be 1.00 to 0.76.

2c. The conversion price is based on TeleCorp's Class A public trading securities two days before, the day of and two days after the date of the announcement.

2d. Tritel non-trading common shares outstanding used for purposes of this pro forma presentation are as of February 28, 2000, the date of the announcement. The non-trading common shares outstanding of Tritel for purposes of this pro forma presentation include all shares that will be converted into Holding Company non-trading common shares and consist of the following:

   Tritel Class C voting/nonvoting common stock (i)....................  13,804
   Tritel Class D voting/nonvoting common stock (ii)...................  49,628
                                                                        -------
   Total Tritel non-trading common stock outstanding...................  63,432
                                                                        =======

     (i) The terms of the Merger agreement provide that all of the outstanding shares of Tritel Class C common stock will be converted into Holding Company Class A common stock and Holding Company Class E common stock at a ratio of 1.00 to 0.7524 and 1.00 to 0.0076, respectively. Note that only the Tritel Class C common shares converted to Holding Company Class E common stock are included in this chart as they are considered Holding Company non-trading common shares.

     (ii) The terms of the Merger agreement provide that all of the outstanding shares of Tritel Class D common stock will be converted into Holding Company Class A common stock and Holding Company Class F common stock at a ratio of 1.00 to 0.7524 and 1.00 to 0.0076, respectively. Tritel Class D common shares converted to Holding Company Class F common stock are included in this chart as they are considered Holding Company non-trading common shares.

2e. The terms of the Merger provide that all of the outstanding Series A convertible preferred shares of Tritel will be converted into Series B convertible preferred shares of Holding Company at the exchange rate of 1.00 to 1.00.

2f. The conversion price is based on an independent valuation performed by an investment banker.

                               TELECORP PCS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED FINANCIAL STATEMENTS--(Continued)
                     ($ in thousands except per share data)

2g. The terms of the agreement provide that all of the outstanding Series D preferred shares of Tritel will be converted into Series G preferred shares of Holding Company at the exchange ratio of 1.00 to 0.76. Based on the Holding Company stockholders agreement, each share of Series G preferred stock can be immediately converted into 14,971,876 shares of Holding Company Class A common stock and 9,494 shares of Holding Company Class F common stock. For purposes of this pro forma presentation the Tritel Series D preferred stock has been valued based on the number of Holding Company Class A common shares and Holding Company Class F common shares into which the shares will be ultimately converted.

                             Holding Company   Holding Company   Total value of
Tritel Series D preferred    Class A trading Class F non-trading Tritel Series D
stock                         common stock      common stock     preferred stock
-------------------------    --------------- ------------------- ---------------
46,374 shares:
  Pro forma shares
   converted................    14,971,876          9,494
  Tritel conversion price
   (note 2c and note 2f)....   $     47.84         $31.10
                               -----------         ------           --------
                               $   716,255         $  295           $716,550
                               ===========         ======           ========

2h. Tritel voting preference common stock

     (i) The terms of the Merger provide that all of the outstanding shares of Tritel voting preference common stock owned by E. B. Martin, Jr. shall be converted into and become exchangeable for an aggregate amount of $10,000 in cash.

     (ii) The terms of the Merger provide that all of the outstanding shares of Tritel voting preference common stock owned by William M. Mounger, II shall be converted to 3 shares of Holding Company voting preference common stock. Furthermore, Mr. Mounger received a put right (the "Put Right") to sell his 3 shares of Holding Company voting preference common stock for $10,000 at any time after the first anniversary of the closing of the Merger.

2i. Represents the fair value of Tritel debt, increasing Tritel's historic balance by $16,160 using TeleCorp's incremental borrowing rate of 11.1% at February 28, 2000, the date of the announcement. A reduction of interest expense of $712 was recorded as an adjustment to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 to reflect the interest expense related to the incremental debt as if the Merger had occurred on January 1, 1999. A reduction of interest expense of $516 was recorded as an adjustment to the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2000 to reflect the interest expense related to the incremental debt as if the Merger had occurred on January 1, 1999.

2j. Represents the fair value, based on a Black-Scholes valuation, associated with the conversion of outstanding Tritel stock options to equivalent stock options of Holding Company at the time of the agreement based on the number of Tritel stock options outstanding and the closing market price of TeleCorp as of February 28, 2000, the date of the announcement. At the closing of the Merger, each outstanding and unexercised option to purchase shares of Tritel's common stock will be converted into an option to purchase shares of Holding Company common stock. The estimated fair value of these options has been recorded as additional purchase price.

                               TELECORP PCS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED FINANCIAL STATEMENTS--(Continued)
                                ($ in thousands)


2k. Anticipated costs of the transactions to Holding Company have been included as additional purchase price and are:

   Investment banking fees............................................. $18,000
   Legal, accounting and printing fees.................................   8,000
   Other costs.........................................................   2,000
                                                                        -------
   Total transaction cost.............................................. $28,000
                                                                        =======

2l. A deferred tax liability has been recorded for the differences between the estimated fair value and tax bases of the Tritel assets acquired and liabilities assumed. The Merger is being accounted for using the purchase method while for tax purposes, the merger is a tax free business combination. The effective tax rate reflects TeleCorp's composite federal and state income tax rate (net of federal tax benefit). The deferred tax liability has been calculated as follows:

                                                           Tax     Temporary
                                              Fair value  Basis    Difference
                                              ---------- --------  ----------
   Property and equipment.................... $  415,651 $404,147  $   11,504
   PCS licenses..............................  2,942,200   90,280   2,851,920
   Identifiable intangible assets............    482,800   26,262     456,538
   Long-term debt............................  (571,464) (547,266)    (24,198)
   Deferred compensation.....................     45,000      --       45,000
   Net operating losses......................        --   170,183    (170,183)
                                              ---------- --------  ----------
     Total................................... $3,314,187 $143,606  $3,170,581
                                              ========== ========
   Effective tax rate........................                              38%
                                                                   ----------
   Net deferred tax liability................                      $1,204,821
   Tritel historical net deferred tax
    liability................................                         (25,199)
   Reversal of TeleCorp historical valuation
    allowance................................                        (164,204)
                                                                   ----------
   Net deferred tax liability related to
    merger...................................                      $1,015,418
                                                                   ==========

2m. The fair value (based on an independent valuation performed by a valuation services company) of Tritel's PCS licenses, AT&T operating agreements and other intangible and tangible assets received by Holding Company as part of the Merger are as follows:

   PCS licenses...................................................... $2,942,200
   AT&T operating agreements.........................................    409,200
   Other assets......................................................    824,202
   Subscriber list...................................................     73,600
                                                                      ----------
   Total fair value of assets acquired by Holding Company............ $4,249,202
                                                                      ==========

   PCS licenses being acquired have an estimated fair value of $2,942,200. As Tritel did not commence service in its BTAs until September 1999, a pro forma adjustment has been made to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 to record four months of amortization expense totaling $22,835 on these licenses. A pro forma adjustment has been made to the unaudited pro forma condensed combined statement of operations for the three months ended June 30, 2000 to record six months of amortization expense totaling $34,238 on these licenses.

                               TELECORP PCS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED FINANCIAL STATEMENTS--(Continued)
                                ($ in thousands)

   Other assets being acquired have an estimated fair value of $824,202. The components of this balance are the historical balances at June 30, 2000 of Tritel's tangible assets as follows:

      Cash and cash equivalents....................................... $350,573
      Accounts receivable, net .......................................   14,325
      Inventory.......................................................   20,512
      Other current assets............................................    9,975
      Restricted cash.................................................    5,487
      Property and equipment..........................................  415,651
      Notes receivable................................................    7,550
      Other assets, long term.........................................      129
                                                                       --------
                                                                       $824,202
                                                                       ========

   TeleCorp's management believes these historical balances at June 30, 2000 approximate fair value. Furthermore, Tritel's historical balance of deferred financing costs of $26,010 are presented as a pro forma adjustment to reflect its pro forma fair value of $0.

   AT&T operating agreements (Network Membership License, Exclusivity, and Roaming) being acquired have an estimated fair value of $409,200. The summary of the characteristics of the AT&T operating agreements historically held by Tritel and obtained by Holding Company is included in Note 4a. The amortization of the Network Membership License Agreement will occur over its term of five years. A pro forma adjustment of $15,400 is included as amortization expense in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 to reflect the effect of the Merger as if it had occurred on January 1, 1999. A pro forma adjustment of $7,700 is included as amortization expense in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2000 to reflect the effect of the Merger as if it had occurred on January 1, 1999. The amortization of the Exclusivity and Roaming Agreements will commence once PCS service is provided in the related BTAs. As Tritel did not commence service in these BTAs until September 1999, amortization expense has been recorded on the Exclusivity and Roaming agreements in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 for four months totaling $7,440. Amortization expense has been recorded on the Exclusivity and Roaming agreements in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2000 for six months totaling $11,160.

   Subscriber list held by Tritel has an estimated fair value of $73,600. The subscriber list has an estimated life of four years. As Tritel did not commence service in its BTAs until September 1999, amortization expense has been recorded on the subscriber list in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 for four months totaling $6,133. Amortization expense has been recorded on the subscriber list in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2000 for six months totaling $9,200.

2n. Represents unvested restricted stock awards granted by Holding Company in exchange for restricted stock awards held by certain employees of Tritel which have been included in the purchase price. However, since service is required subsequent to the consummation date of the merger in order to vest the replacement restricted stock awards, $45,000 of the intrinsic value of the unvested awards has been allocated to deferred compensation to be recognized over a two year period. For the year ended December 31, 1999 and the six months ended June 30, 2000, $22,500 and $11,250, of compensation has been recorded respectively.

                               TELECORP PCS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED FINANCIAL STATEMENTS--(Continued)
                                ($ in thousands)


2o. Goodwill

   The goodwill associated with the Merger of $2,296,139 is recorded as a pro forma adjustment to the unaudited pro forma combined condensed balance sheet as of June 30, 2000. Amortization of goodwill over a twenty year period results in a pro forma adjustment of $57,403 in the unaudited pro forma condensed combined statement of operation for the six months ended June 30, 2000 as if the Merger occurred on January 1, 1999. Amortization of the December 31, 1999 goodwill of $2,261,073 results in a pro forma adjustment of $113,054 in the unaudited pro forma condensed combined statement of operation for the year ended December 31, 1999 as if the merger occurred on January 1, 1999.

2p. Summary of Merger adjustments to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999.

   The following table sets forth the depreciation and amortization pro forma adjustment as presented on the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 related to the Merger:

   Pro forma merger adjustment to amortization expense
    Amortization of:
     PCS licenses.......................................... Note 2m. $ 22,835
     Network Membership License agreement.................. Note 2m.   15,400
     Exclusivity and Roaming agreements.................... Note 2m.    7,440
     Subscriber list....................................... Note 2m.    6,133
     Goodwill.............................................. Note 2o.  113,054
                                                                     --------
                                                                     $164,862
                                                                     ========

2q. Summary of Merger adjustments to the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2000.

   The following table sets forth the depreciation and amortization pro forma adjustment as presented on the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2000 related to the Merger:

   Pro forma merger adjustment to amortization expense:
     PCS licenses.......................................... Note 2m. $ 34,238
     Network Membership License agreement.................. Note 2m.    7,700
     Exclusivity and Roaming agreements.................... Note 2m.   11,160
     Subscriber list....................................... Note 2m.    9,200
     Goodwill.............................................. Note 2o.   57,403
                                                                     --------
                                                                     $119,701
                                                                     ========

                               TELECORP PCS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED FINANCIAL STATEMENTS--(Continued)
                                ($ in thousands)


2r. Summary of Merger adjustments to the unaudited pro forma condensed combined balance sheet at June 30, 2000.

   The following tables set forth the summary of pro forma adjustments as presented on the unaudited pro forma condensed combined balance sheet at June 30, 2000 related to the Merger:

   (i) Cash

   Pro forma Merger adjustment to cash
     Cash consideration.......................          Note 2h.(i) $  (10,000)
     Transaction related costs................            Note 2k.     (28,000)
                                                                    ----------
                                                                    $  (38,000)
                                                                    ==========

   (ii) PCS licenses

   Pro forma Merger adjustment to PCS licenses
     Fair value...............................            Note 2m.  $2,942,200
     Historic cost of Tritel..................            Note 1b.    (202,894)
                                                                    ----------
                                                                    $2,739,306
                                                                    ==========

   (iii) Intangible assets

   Pro forma Merger adjustment to intangible
    assets
     Fair value--AT&T operating agreements....            Note 2m.  $  409,200
     Subscriber list..........................            Note 2m.      73,600
     Historic cost of Tritel..................            Note 1b.     (56,646)
                                                                    ----------
                                                                    $  426,154
                                                                    ==========

   (iv) Other long term payables

   Pro forma Merger adjustment to other long
    term payables
     Deferred tax liability...................            Note 2l.  $1,015,418
     William M. Mounger II put right..........        Note 2h.(ii)      10,000
                                                                    ----------
                                                                    $1,025,418
                                                                    ==========

   (v) Redeemable preferred stock

   Pro forma Merger adjustment to redeemable
    preferred stock
     Fair value--redeemable preferred stock...  Note 2 subtotal(3)  $  101,415
     Historic cost of Tritel..................            Note 1b.    (104,120)
                                                                    ----------
                                                                    $   (2,705)
                                                                    ==========

   (vi) Preferred stock

   Pro forma Merger adjustment to preferred
    stock
     Fair value--preferred stock..............            Note 2g.  $  716,550
     Historic cost of Tritel..................            Note 1b.     (46,374)
                                                                    ----------
                                                                    $  670,176
                                                                    ==========

   (vii) Common stock

   Pro forma Merger adjustment to common stock
    Fair value--common stock..................  Note 2 subtotal(1)  $3,890,535
    Fair value--common stock..................  Note 2 subtotal(2)       1,499
    Fair value--option conversion cost........            Note 2j.      75,496
    Historic cost of Tritel...................            Note 1b.    (749,503)
                                                                    ----------
                                                                    $3,218,027
                                                                    ==========

                               TELECORP PCS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED FINANCIAL STATEMENTS--(Continued)
                                ($ in thousands)


   (viii) Deferred compensation

   Pro forma Merger adjustment to deferred compensation
    Fair value.............................................. Note 2n. $(45,000)
    Historic cost of Tritel................................. Note 1b.   74,450
                                                                      --------
                                                                      $ 29,450
                                                                      ========

3. Contribution and Exchange

   In connection with the Merger, AT&T has agreed to contribute certain assets and rights to Holding Company (the Contribution). The Contribution will result in Holding Company acquiring various assets in exchange for the consideration issued as follows:

   Holding Company acquires:

  . $20,000 cash from AT&T Wireless Services

  . The right to acquire all of the common and preferred stock of Indus.

  . The right to acquire additional wireless properties and assets from Airadigm.

  . The two year extension and expansion of the AT&T network membership license agreement to cover all people in Holding Company's markets.

   Consideration issued:

  . 9,272,740 shares of Class A common stock of Holding Company formed from the Tritel merger to AT&T Wireless Services.

   Separately, AT&T Wireless and TeleCorp entered into an Asset Exchange Agreement pursuant to which TeleCorp has agreed to exchange certain assets with AT&T Wireless, among other consideration. TeleCorp is receiving certain consideration in exchange for assets as follows:

   TeleCorp acquires:

  . $80,000 in cash from AT&T Wireless less $5,100 and $6,868 paid to Polycell and ABC Wireless, respectively, on behalf of TeleCorp by AT&T Wireless.

  . AT&T Wireless' 10 MHZ PCS licenses in the areas covering part of the Wisconsin market, in addition to adjacent licenses and AT&T Wireless 10MHZ licenses in Fort Dodge and Waterloo, Iowa.

  . PCS licenses from Polycell.

  . PCS licenses from ABC Wireless.

   Consideration issued:

  . TeleCorp's New England market segment to AT&T Wireless.

   Further, AT&T has agreed to extend the term of the roaming agreement and to expand the geographic coverage of the AT&T operating agreements with TeleCorp to include the new markets, either through amending TeleCorp's existing agreements or by entering into new agreements with Holding Company on substantially the same terms as TeleCorp's existing agreements. In addition, TeleCorp has granted AT&T Wireless a "right of first refusal" with respect to certain markets transferred by AT&T Wireless Services or AT&T Wireless triggered in the event of a sale of Holding Company to a third party.

                               TELECORP PCS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED FINANCIAL STATEMENTS--(Continued)
                                ($ in thousands)


   These unaudited pro forma combined condensed financial statements are presented as if TeleCorp exercised its rights to purchase Indus and Airadigm. As such, the following incremental consideration will be given by TeleCorp in exercising the right to purchase Indus and Airadigm:

  . $34,688 in cash to the shareholders of Indus.

  . An assumption of Indus' debt and other liabilities of $100,518.

  . $74,000 in cash to Airadigm.

  . An assumption of Airadigm's debt and other liabilities of $65,127.

   The Contribution and Exchange from AT&T will be accounted for as an asset purchase and disposition and recorded at fair value. The purchase price will be determined based on cash paid, the fair value of the Class A common stock issued, and the fair value of the assets relinquished. The purchase price will be proportionately allocated to the noncurrent assets acquired based on their estimated fair values. A gain is recognized as the difference between the fair value of the New England assets disposed and their net book value.

   For purposes of these unaudited pro forma combined condensed financial statements, Holding Company exercised its rights to purchase Indus and Airadigm based on incremental cash paid and liabilities assumed based on their estimated fair values. These transactions will be accounted for as asset purchases. The purchase price will be allocated to the assets acquired based on their estimated fair values.

3a. Cost Basis of Assets Received and Gain on Disposal of New England
Operations

   The cost basis of assets received is based on the fair value of the assets relinquished:

   Fair value of Holding Company consideration issued
   Holding Company Class A common stock given to AT&T (i).......... $  373,807
   Fair value of the TeleCorp New England assets transferred to
    AT&T (ii)......................................................    434,900
   Cash paid to Indus (iii)........................................     34,688
   Assumption of Indus' debt and other liabilities (iv)............    100,518
   Cash paid to Airadigm (v).......................................     74,000
   Assumption of Airadigm's debt and other liabilities (vi)........     65,127
   Cash paid to ABC Wireless.......................................      6,868
   Cash paid to Polycell...........................................      5,100
   Assumption of deferred tax liability............................    100,690
                                                                    ----------
     Total fair value.............................................. $1,195,698
                                                                    ==========

   A gain is recognized as the difference between the fair value of the assets relinquished related to TeleCorp New England assets transferred to AT&T and those assets' net book value.

   Fair value of the New England assets transferred to AT&T (ii).... $434,900
   Net book value of the New England assets transferred to AT&T
    (vii)...........................................................  (81,708)
                                                                     --------
   Gain on disposal of New England assets (viii).................... $353,192
                                                                     ========

   The contribution and the exchange represent the purchase of assets and the disposition of a business. This transaction is accounted for at fair value for book purposes. For tax purposes, these transactions are primarily tax-free and recorded at historical cost. Therefore, this represents an asset purchase whereby the fair value of acquired assets differs from the tax basis of the assets resulting in an adjustment to the carrying amount of the acquired assets and a deferred tax liability of $100,690.

                               TELECORP PCS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED FINANCIAL STATEMENTS--(Continued)
                                ($ in thousands)


   The purchase price will be allocated to the assets acquired based on their estimated fair values. The following table sets forth the fair values of the assets received:

   Fair value of assets Holding Company received
   Cash from AT&T..................................................  $  100,000
   Cash from historic financial statements of Indus (Note 1c.).....         548
   Cash from historic financial statements of Airadigm (Note 1d.)..       1,170
   Accounts receivable from historic financial statements of
    Airadigm (Note 1d.)............................................         647
   PCS licenses from AT&T (ix).....................................     191,554
   AT&T network membership license agreement extension (x).........     165,000
   AT&T operating agreements (xi)..................................     118,400
   PCS license from ABC Wireless, at cost (xii)....................       6,868
   PCS licenses from Polycell, at cost (xii).......................       5,100
   PCS licenses from Airadigm (xiii)...............................     330,000
   PCS licenses from Indus (xiv)...................................     225,200
                                                                     ----------
     Total fair value of assets received...........................  $1,144,487
                                                                     ==========

   The difference of the fair value of the assets acquired as compared to the consideration is allocated to increase proportionately the values assigned to non-current assets in determining their cost basis. The following table sets forth the difference of fair value of assets received as compared to the cost and related increase to non-current assets.

   Total fair value of consideration issued........................  $1,195,698
   Total fair value of assets Holding Company received.............   1,144,487
                                                                     ----------
   Difference......................................................  $   51,211
                                                                     ==========
   Proportionate allocation increasing the fair value of noncurrent assets received
   PCS licenses from AT&T (ix).....................................  $    9,522
   AT&T network membership license agreement extension (x).........       8,203
   AT&T operating agreements (xi)..................................       5,886
   PCS license from ABC Wireless, at cost (xii)....................         --
   PCS licenses from Polycell, at cost (xii).......................         --
   PCS licenses from Airadigm (xiii)...............................      16,405
   PCS licenses from Indus (xiv)...................................      11,195
                                                                     ----------
     Increase in fair value of non-current assets..................  $   51,211
                                                                     ==========
   Basis of assets Holding Company received
   Cash (from AT&T and historic basis of Indus and Airadigm).......  $  101,718
   Accounts receivable (historical basis of Airadigm)..............         647
   PCS licenses from AT&T (ix).....................................     201,076
   AT&T network membership license agreement extension (x).........     173,203
   AT&T operating agreements (xi)..................................     124,286
   PCS license from ABC Wireless, at cost (xii)....................       6,868
   PCS licenses from Polycell, at cost (xii).......................       5,100
   PCS license from Airadigm (xiii)................................     346,405
   PCS licenses from Indus (xiv)...................................     236,395
                                                                     ----------
     Total basis of assets Holding Company received................  $1,195,698
                                                                     ==========

                               TELECORP PCS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED FINANCIAL STATEMENTS--(Continued)
                     ($ in thousands except per share data)


   The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations have been adjusted for the Contribution and Exchange.

   (i) Holding Company class A common stock given to AT&T

   Holding Company will issue 9,272,740 shares of class A common stock with a fair value of $373,807 as determined by TeleCorp's class A public trading securities on June 30, 2000 which were priced at $40.3125 per share. As this is an asset purchase, the fair value of the stock issued will be measured upon close.

   (ii) Fair value of the TeleCorp New England assets transferred to AT&T

   Holding Company will issue to AT&T the New England market segment with a fair value of $434,900 as determined by an independent appraiser. The table below sets forth the components of the value as appraised:

PCS licenses.......................................................... $333,800
Property and equipment................................................   79,000
Subscriber list.......................................................   22,100
                                                                       --------
                                                                       $434,900
                                                                       ========

   (iii) Cash paid to Indus

   For the purposes of the unaudited pro forma condensed combined financial statements, we assume the right to purchase Indus was exercised. Of the cash consideration to Indus, $4,000 may be paid as common stock at the option of Indus. For the purpose of the pro forma combined financial statements it was assumed this consideration was paid in cash.

   (iv) Assumption of Indus' debt and other liabilities

   For the purposes of the unaudited pro forma condensed combined financial statements, we assume the right to purchase Indus was exercised. The fair value of Indus long term debt is $83,607, net of a discount of $8,152 using TeleCorp's incremental borrowing rate of 11.1% at February 28, 2000. The fair value of other liabilities assumed by Holding Company from Indus totaled $16,911. Interest expense of $1,237 and $628 was recorded as an adjustment to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively, to reflect the amortization of the debt discount as if the Contribution and Exchange had occurred on January 1, 1999.

   (v) Cash paid to Airadigm

   For the purposes of the unaudited pro forma condensed combined financial statements, we assume the right to purchase Airadigm was exercised.

   (vi) Assumption of Airadigm's debt and other liabilities

   For the purposes of the unaudited pro forma condensed combined financial statements, we assume the right to purchase Airadigm was exercised. In consideration to Airadigm for assets received as part of the Contribution, Holding Company will pay Airadigm cash and assume long term debt of $54,842, net a discount of $9,432 and current liabilities with a fair value of approximately $10,285. Interest expense of $1,431 and $716 was recorded as an adjustment to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively, to reflect the amortization of the debt discount as if the Contribution and Exchange had occurred on January 1, 1999.

                               TELECORP PCS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED FINANCIAL STATEMENTS--(Continued)
                                ($ in thousands)


   (vii) Net book value of the New England assets transferred to AT&T

   The following table sets forth the historical carrying cost of New England's assets at June 30, 2000

   PCS licenses........................................................ $15,746
   Property and equipment..............................................  62,606
   AT&T operating agreements...........................................   3,356
                                                                        -------
                                                                        $81,708
                                                                        =======

 Property and equipment

   Property and equipment consist of the wireless network, computer equipment, internal use software, furniture, fixtures, office equipment and leasehold improvements related to the Holding Company's New England market. The net book value of the assets recorded in TeleCorp's historical financial statements as of June 30, 2000 was reduced as a pro forma adjustment to reflect the disposition as if it had occurred on March 31, 2000. The related depreciation expense incurred by TeleCorp and recorded in TeleCorp's historical financial statements for the year ended December 31, 1999 and the six months ended June 30, 2000 was reduced as a pro forma adjustment to reflect the disposition as if it had occurred on January 1, 1999.

 PCS licenses

   The four PCS licenses conveyed to AT&T are 20 megahertz (MHz) PCS licenses in Manchester, NH, Worcester, Rockingham and, Stafford County and Hyannis, MA. These licenses are currently being amortized over a 40 year life. The net book value of the licenses recorded in TeleCorp's historical balance sheet as of June 30, 2000 was reduced as a pro forma adjustment to reflect the disposition as if it had occurred on June 30, 2000. The related amortization incurred by TeleCorp was reduced in the statements of operations for the year ended December 31, 1999 and the six months ended June 30, 2000 to reflect the disposition as if it had occurred on January 1, 1999.

 AT&T operating agreements

   In January 1998, TeleCorp entered into a Securities Purchase Agreement with AT&T Wireless and TWR Cellular, Inc. whereby TeleCorp, in exchange for securities and cash, received licenses and operating agreements from AT&T. The total value of the operating agreements was allocated to each of TeleCorp's regions based on POP's.

   In connection with this Exchange, as a pro forma adjustment, we removed the net book value of each of the agreements from Holding Company's balance sheet and removed $6,766 and $470 from the Holding Company's statements of operations for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively.

 Historical results of operations of New England BTAs

   Services, roaming, and equipment revenues of $2,978, $5,887 and $1,749, respectively, for the year ended December 31, 1999 recorded in TeleCorp's historical financial statements have been eliminated as pro forma adjustments to reflect the disposition of the BTAs underlying assets as if it had occurred on January 1, 1999.

   Cost of revenue, operations and development expense, selling and marketing, general and administration expenses, and depreciation and amortization of $3,855, $7,573, $5,581, $1,905 and $6,766 respectively, for the

                               TELECORP PCS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED FINANCIAL STATEMENTS--(Continued)
                                ($ in thousands)

year ended December 31, 1999 recorded in TeleCorp's historical financial statements have been eliminated as pro forma adjustments to reflect the disposition of the BTAs underlying assets as if it had occurred on January 1, 1999.

   Services, roaming, and equipment revenues of $7,804, $4,654 and $1,783, respectively, for the six months ended June 30, 2000 recorded in TeleCorp's historical financial statements have been eliminated as pro forma adjustments to reflect the disposition of the BTAs underlying assets as if it had occurred on January 1, 1999.

   Cost of revenue, operations and development expense, selling and marketing, general and administration expenses, and depreciation and amortization of $5,320, $4,311, $5,504, $2,050 and $6,289 respectively, for the six months ended June 30, 2000 recorded in TeleCorp's historical financial statements have been eliminated as pro forma adjustments to reflect the disposition of the BTAs underlying assets as if it had occurred on January 1, 1999.

     (viii) Gain on disposal of New England operations

     The gain on the disposal of New England assets of $353,192 is presented in the unaudited pro forma condensed combined balance sheet as if the transaction had occurred on June 30, 2000. The gain is not included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 or the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2000 as if the transaction had occurred on January 1, 1999 due to its non-recurring nature.

     (ix) PCS licenses from AT&T

     Holding Company acquired PCS licenses from AT&T; 14 D-Block 10 MHz and one E-Block 10 MHz located in Wisconsin, Michigan and Iowa that have a total fair value of $191,554. As part of the proportionate increase in the fair value due to the difference of consideration given, PCS licenses from AT&T were increased $9,522. The cost basis of the PCS licenses from AT&T are recorded in the unaudited pro forma condensed combined balance sheet at $201,076.

     As Holding Company is not planning to commence service in these BTAs within the twelve months following the February 28, 2000 announcement, amortization expenses has not been recorded on these licenses in either of the unaudited pro forma condensed combined statements of operations.

     (x) AT&T network membership license agreement extension

     Holding Company acquired a two year extension of its network membership license agreement with AT&T (discussed elsewhere in this offering memorandum) with a fair value of $165,000. As part of the proportionate increase in the fair value due to the difference of consideration given the AT&T network membership license extension was increased $8,203. The cost basis of the AT&T network membership license extension agreement are recorded in the unaudited pro forma condensed combined balance sheet at $173,203.

     Holding Company will begin amortization of the extension of the network membership license agreement upon expiration of its existing network membership license agreement over its extension term of two years. As the current network membership license agreement will not expire within one year of the February 28, 2000 announcement, no pro forma amortization expense was included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999 or the six months ended June 30, 2000 to reflect the effect of the Contribution and Exchange as if it had occurred on January 1, 1999.

     (xi) AT&T operating agreements

     Holding Company acquired operating agreements with AT&T (discussed elsewhere in this prospectus) with a fair value $118,400. These operating agreements are the same agreements held by

                               TELECORP PCS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED FINANCIAL STATEMENTS--(Continued)
                                ($ in thousands)

  Holding Company for TeleCorp and Tritel extended to include the BTAs associated with the PCS licenses of Airadigm, Indus, Polycell, ABC Wireless and the licenses obtained from AT&T. As part of the proportionate increase in the fair value due to the difference of consideration given the AT&T operating agreements were increased $5,886. The cost basis of the AT&T operating agreements are recorded in the unaudited pro forma condensed combined balance sheet at $124,286.

     The cost basis of these agreements are as follows:

     Network membership license....................................... $ 52,591
     Exclusivity......................................................   36,950
     Roaming..........................................................   34,745
                                                                       --------
                                                                       $124,286
                                                                       ========

     Holding Company's accounting policy will be to begin amortization of the network membership license agreement upon close of the transaction over the remainder of its term of five years. A pro forma adjustment of $11,067 and $5,259 is included as amortization expense in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively to reflect the effect of the transactions as if they had occurred on January 1, 1999.

     Holding Company will commence amortization of the Exclusivity and Roaming Agreements once PCS service is provided in the related BTAs. As Holding Company is not projecting to commence service in theses BTAs within the twelve months after the February 28, 2000 announcement, no amortization expense has been recorded on these agreements in either of the unaudited pro forma condensed combined statements of operations.

     (xii) PCS licenses from ABC Wireless and Polycell

     Holding Company obtained PCS licenses from ABC Wireless, a related party controlled by shareholders who also control TeleCorp. Holding Company paid ABC Wireless cash of $6,868 for these licenses (paid by AT&T on behalf of Holding Company). Holding Company obtained PCS licenses from Polycell through rights obtained by ABC Wireless, a related party controlled by shareholders who also control TeleCorp. Holding Company paid Polycell cash of $5,100 for these licenses (paid by AT&T on behalf of Holding Company). The amounts paid on behalf of Holding Company by AT&T reduce the cash consideration received by Holding Company from AT&T.

     The licenses obtained from ABC Wireless were recorded on the unaudited pro forma condensed combined balance sheet at the historic cost of ABC Wireless which also equaled the cash consideration of $6,868. Furthermore, the licenses obtained from Polycell were recorded on the unaudited pro forma condensed combined balance sheet at a value equal to the cash consideration paid of $5,100. As these licenses are recorded at cost, they were not increased by the difference of fair value of consideration given.

     As Holding Company is not projecting to commence service in these BTAs within the twelve months following the February 28, 2000 announcement, no amortization expense has been recorded on these licenses in either of the unaudited pro forma condensed combined statements of operations.

     (xiii) PCS licenses from Airadigm

     For the purposes of the unaudited pro forma condensed combined financial statements, we assume the right to purchase Airadigm was exercised.

     Holding Company acquired PCS licenses from Airadigm that have a total fair value of $330,000. As part of the proportionate increase in the fair value due to the difference of consideration given, PCS

                               TELECORP PCS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED FINANCIAL STATEMENTS--(Continued)
                                ($ in thousands)

  licenses from Airadigm were increased $16,405. The cost basis of the PCS licenses from Airadigm are recorded in the unaudited pro forma condensed combined balance sheet at $346,405.

     As Holding Company is not planning to commence service in these BTAs within the twelve months following the February 28, 2000 announcement, amortization expense has not been recorded on these licenses in the unaudited pro forma condensed combined statement of operations.

     (xiv) PCS licenses from Indus

     For the purposes of the unaudited pro forma condensed combined financial statements, we assume the right to purchase Indus was exercised.

     Holding Company acquired PCS licenses from Indus that have a total fair value of $225,200. As part of the proportionate increase in the fair value due to the difference of consideration given, PCS licenses from Indus were increased $11,195. The cost basis of the PCS licenses from Indus are recorded in the unaudited pro forma condensed combined balance sheet at $236,395.

     As Holding Company is not planning to commence service in these BTAs within the twelve months following the February 28, 2000 announcement, amortization expense has not been recorded on these licenses in either of the unaudited pro forma condensed combined statements of operations.

3b. Summary of Contribution and Exchange adjustments to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999.

   The following table sets forth the summary of the (i) depreciation and amortization and (ii) interest expense pro forma adjustments as presented on the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 related to the Contribution and Exchange.

   (i) Depreciation and amortization

     Pro forma adjustment to amortization of:
       New England historical results................... Note 3a.(vii) $(6,766)
       Operating agreements............................. Note 3a.(xi)   11,067
                                                                       -------
                                                                       $ 4,301
                                                                       =======

   (ii) Interest expense

     Pro forma adjustment to interest expense
       Incremental interest related to Indus debt....... Note 3a.(iv)  $ 1,237
       Incremental interest related to Airadigm debt.... Note 3a.(vi)    1,431
                                                                       -------
                                                                       $ 2,668
                                                                       =======

3c. Summary of Contribution and Exchange adjustments to the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2000.

   The following table sets forth the summary of the (i) depreciation and amortization and (ii) interest expense pro forma adjustments as presented on the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2000 related to the Contribution and Exchange.

   (i) Depreciation and amortization

     Pro forma adjustment to amortization of:
       New England historical results................... Note 3a.(vii) $(6,289)
       Operating agreements............................. Note 3a.(xi)    5,259
                                                                       -------
                                                                       $(1,030)
                                                                       =======

                               TELECORP PCS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED FINANCIAL STATEMENTS--(Continued)
                                ($ in thousands)


   (ii) Interest expense

     Pro forma adjustment to interest expense
       Incremental interest related to Indus debt.......... Note 3a.(iv) $  628
       Incremental interest related to Airadigm debt....... Note 3a.(vi)    716
                                                                         ------
                                                                         $1,344
                                                                         ======

3d. Summary of Contribution and Exchange adjustments to the unaudited pro forma condensed combined balance sheet.

   The following tables set forth the summary of pro forma adjustments as presented on the unaudited Pro forma condensed combined balance sheet related to the Contribution and Exchange.

   (i) Cash

     Pro forma adjustment to cash
       Cash from AT&T................................  Note 3a.      $ 100,000
       Cash to ABC Wireless..........................  Note 3a.(xii)    (6,868)
       Cash to Polycell..............................  Note 3a.(xii)    (5,100)
       Cash to Indus.................................  Note 3a.(iii)   (34,688)
       Cash to Airadigm..............................  Note 3a.(v)     (74,000)
                                                                     ---------
                                                                     $ (20,656)
                                                                     =========

   (ii) Other current assets

     Pro forma adjustment to other current assets
       Fair value of other current assets received as
        consideration................................                $     --
       Historic cost of Indus' other current assets..  Note 1c.           (660)
       Historic cost of Airadigm's other current
        assets.......................................  Note 1d.           (745)
                                                                     ---------
                                                                     $  (1,405)
                                                                     =========

   (iii) Property and equipment

     Pro forma adjustment to property and equipment
       Fair value received as consideration..........                $     --
       Historic cost of New England property and
        equipment....................................  Note 3a.(vii)   (62,606)
       Historic cost of Indus' property and
        equipment....................................  Note 1c.           (962)
       Historic cost of Airadigm's property and
        equipment....................................  Note 1d.        (39,386)
                                                                     ---------
                                                                     $(102,954)
                                                                     =========

   (iv) PCS licenses

     Pro forma adjustment to PCS licenses
       Cost basis of New England PCS licenses.......  Note 3a.(vii)  $(15,746)
       Fair value as adjusted of PCS licenses from
        AT&T........................................  Note 3a.(ix)    201,076
       Fair value as adjusted of PCS licenses from
        ABC Wireless................................  Note 3a.(xii)     6,868
       Fair value as adjusted of PCS licenses from
        Polycell....................................  Note 3a.(xii)     5,100
       Fair value as adjusted of PCS licenses
        received from Indus.........................  Note 3a.(xiv)   236,395
       Historic cost of Indus' PCS licenses.........  Note 1c.        (69,883)
       Cost basis PCS license received from
        Airadigm....................................  Note 3a.(xiii)  346,405
       Historic cost of Airadigm's PCS licenses.....  Note 1d.        (78,288)
                                                                     --------
                                                                     $631,927
                                                                     ========

                               TELECORP PCS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED FINANCIAL STATEMENTS--(Continued)
                                ($ in thousands)


   (v) Intangible assets

     Pro forma adjustment to intangible assets
       AT&T network membership license agreement
        extension....................................  Note 3a.(x)   $173,203
       AT&T operating agreements.....................  Note 3a.(xi)   124,286
       Historic cost of AT&T operating agreements in
        New England..................................  Note 3a.(vii)   (3,356)
                                                                     --------
                                                                     $294,133
                                                                     ========

   (vi) Other assets

     Pro forma adjustment to other assets
       Fair value of other assets received as
        consideration................................                $    --
       Historic cost of Indus' other assets..........  Note 1c.        (1,123)
                                                                     --------
                                                                     $ (1,123)
                                                                     ========

   (vii) Accounts payable and accrued expenses

     Pro forma adjustment to accounts payable and
      accrued liabilities
       Fair value of Airadigm accounts payable and
        accrued liabilities...........................               $     --
       Historic cost of Airadigm's accounts payable
        and accrued expenses..........................  Note 1d.        (8,106)
                                                                     ---------
                                                                     $  (8,106)
                                                                     =========

   (viii) Other current liabilities

     Pro forma adjustment to other current liabilities
       Fair value of Airadigm's other current
        liabilities...................................               $     --
       Historic cost of Airadigm's other current
        liabilities...................................  Note 1d.       (32,583)
                                                                     ---------
                                                                     $ (32,583)
                                                                     =========

   (ix) Long term debt, current portion

     Pro forma adjustment to long term debt, current
      portion
       Fair value of long term debt, current portion,
        assumed from Airadigm.........................  Note 3a.(vi) $  10,285
       Historic cost of Airadigm's long term debt,
        current portion...............................  Note 1d.        (6,232)
                                                                     ---------
                                                                     $   4,053
                                                                     =========

   (x) Long term debt

     Pro forma adjustment to long term debt
       Fair value of Indus' long term debt assumed....  Note 3a.(iv) $  83,607
       Historic cost of Indus' long term debt.........  Note 1c.       (91,759)
       Fair value of Airadigm's long term debt
        assumed.......................................  Note 3a.(vi)    54,842
       Historic cost of Airadigm's long term debt.....  Note 1d.      (157,618)
                                                                     ---------
                                                                     $(110,928)
                                                                     =========

                               TELECORP PCS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED FINANCIAL STATEMENTS--(Continued)
                                ($ in thousands)


   (xi) Other long term payables

   Pro forma adjustment to other long term payables
     Fair value of other long term payables assumed..                 $    --
     Deferred tax liability..........................  Note 3a.        100,690
     Historic cost of Airadigm's other long term
      payables.......................................  Note 1d.         (2,708)
                                                                      --------
                                                                      $ 97,982
                                                                      ========

   (xii) Preferred stock

   Pro forma adjustment to preferred stock
     Elimination of historic cost of Indus' preferred
      stock..........................................  Note 1c.       $   (450)
                                                                      --------
                                                                      $   (450)
                                                                      ========

   (xiii) Common stock

   Pro forma adjustment to common stock
     Fair value of common stock given to AT&T........  Note 3a.(i)    $373,807
     Elimination of historic cost of Indus' common
      stock..........................................  Note 1c.        (25,426)
     Elimination of historic cost of Airadigm's
      common stock...................................  Note 1d.        (10,011)
                                                                      --------
                                                                      $338,370
                                                                      ========

   (xiv) Accumulated deficit

   Pro forma adjustment to accumulated deficit on
    disposal of New England operations...............  Note 3a.(viii) $353,192
     Elimination of historic cost of Indus'
      accumulated deficit............................  Note 1c.         61,370
     Elimination of historic cost of Airadigm's
      accumulated deficit............................  Note 1d.         97,022
                                                                      --------
                                                                      $511,584
                                                                      ========

4. Inter-Company Eliminations

4a. Roaming revenue and cost of revenue of $1,000 and $1,000, respectively included on the historical consolidated statement of operations of TeleCorp for the year ended December 31, 1999 relate to amounts earned and expensed by Tritel during 1999. As such, roaming revenue and cost of revenue of $1,000 and $1,000 included on the historical consolidated statement of operations for the year ended December 31, 1999 of Tritel relates to amounts earned and expensed directly with TeleCorp. The pro forma inter-company eliminations adjustment of revenue and cost of revenue for the year ended December 31, 1999 of $2,000 is the reduction of such balances as if the transaction occurred on January 1, 1999.

4b. Roaming revenue and cost of revenue of $238 and $559, respectively included on the historical consolidated statement of operations of TeleCorp for the six months ended June 30, 2000 of TeleCorp relate to amounts earned and expensed by Tritel during the six months ended June 30, 2000. As such, roaming revenue and cost of revenue of $238 and $559 included on the historical consolidated statement of operations of Tritel for the six months ended June 30, 2000 relates to amounts earned and expensed directly with TeleCorp. The pro forma inter-company eliminations adjustment of revenue and cost of revenue for the six months ended June 30, 2000 of $797 is the reduction of such balances as if the transaction occurred on January 1, 1999.

                               TELECORP PCS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED FINANCIAL STATEMENTS--(Continued)
                     ($ in thousands except per share data)


   No payables, receivables or inter-company investments existed between any of the companies at June 30, 2000. No inter-company eliminations were necessary for the June 30, 2000 unaudited pro forma condensed combined balance sheet.


5. Calculation of Pro Forma Net Loss Per Share

   For purposes of calculating pro forma net loss per share for the year ended December 31, 1999, all share issuances and conversions, other than TeleCorp historical weighted average common shares, have been calculated as if the Transaction and other pending transactions occurred on January 1, 1999. Additionally, for pro forma purposes, an assumption was made that all payments to Indus were satisfied in cash (Note 3a.(iv)).

   TeleCorp weighted average common shares.........  Note 1a.       76,895,391
   Conversion of Tritel common stock to Holding
    Company trading common stock...................  Note 2         81,323,891
   William M. Mounger, II voting preference stock..  Note 2h.(ii)            3
   Conversion of Tritel outstanding common stock...  Note 2             48,208
   Issuance of common stock to AT&T................  Note 3a.(i)     9,272,740
                                                                  ------------
     Total weighted average common shares..........                167,540,233
                                                                  ------------
   Holding Company pro forma net loss..............               $   (848,321)
                                                                  ------------
   Basic and diluted net loss per common share.....               $      (5.06)
                                                                  ============

   For purposes of calculating pro forma net loss per share for the six months ended June 30, 2000, all share issuances and conversions, other than TeleCorp historical weighted average common shares, have been calculated as if the Transaction and other pending transactions occurred on January 1, 1999. Additionally, for pro forma purposes, an assumption was made that all payments to Indus were satisfied in cash (Note 3a.(iv)).

   TeleCorp weighted average common shares.........  Note 1a.      100,414,647
   Conversion of Tritel common stock to Holding
    Company trading common stock...................  Note 2         81,323,891
   William M. Mounger, II voting preference stock..  Note 2h.(ii)            3
   Conversion of Tritel outstanding common stock...  Note 2             48,208
   Issuance of common stock to AT&T................  Note 3a.(i)     9,272,740
                                                                  ------------
     Total weighted average common shares..........                191,059,489
                                                                  ------------
   Holding Company pro forma net loss..............               $   (533,561)
                                                                  ------------
   Basic and diluted net loss per common share.....               $      (2.79)
                                                                  ============

6. Offering

   Adjustment to the unaudited condensed combined balance sheet reflects the receipt of $437,000 of proceeds for the sale of the Subordinated Notes from the Offering, net of pro forma deferred financing costs of estimated underwriting discounts and offering expenses of $13,000. Adjustments to interest expense, inclusive of amortization of pro forma deferred financing costs, of $49,113 and $24,557 to the unaudited condensed combined statements of operations for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively, assume the offering had occurred on January 1, 1999.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Telecorp PCS, Inc.

Date: November 13, 2000

                                                    /s/ Thomas H. Sullivan
                                          By: _________________________________
                                                    Thomas H. Sullivan
                                                Executive Vice President--
                                                  Chief Financial Officer

                                 EXHIBIT INDEX

 Exhibition   Description
 ----------   -----------
 Exhibit 2.1  Agreement and Plan of Reorganization and Contribution, dated as of February 28, 2000, as amended, among TeleCorp PCS, Inc.,
              Tritel, Inc. and AT&T Wireless Services, Inc. (incorporated by reference to Annex A, Annex B and Annex C of the joint proxy statement/prospectus forming a part of the TeleCorp PCS, Inc.
              registration statement on Form S-4 (file no. 333-36954)).
 Exhibit 23.1 Consent of PricewaterhouseCoopers LLP.
 Exhibit 23.2 Consent of KPMG LLP.
 Exhibit 99.1 Press Release of TeleCorp PCS, Inc. dated November 13, 2000
              (incorporated by reference to the TeleCorp PCS, Inc. Current
              Report on Form 8-K filed on November 13, 2000).